UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Pinnacle West Capital Corporation
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Donald E. Brandt Chairman of the Board, President and Chief Executive Officer

To Our Shareholders:

On behalf of our Board of Directors, management and employees, I invite you to participate in our 2018 Annual Meeting of Shareholders. The meeting will be held at 10:30 a.m. (MST), Wednesday, May 16, 2018. Details regarding how to attend the meeting and the business to be conducted are in the accompanying Notice of Annual Meeting and Proxy Statement.

Pinnacle West achieved another year of outstanding performance as we continued to focus on delivering on our commitments to the customers who depend on us, the communities we serve, our dedicated team members, and the shareholders who trust us with their investment. Operational performance at our primary subsidiary, Arizona Public Service Company ("APS"), an electric utility that serves approximately 1.2 million customers throughout Arizona and operates the largest nuclear power plant in the United States, was strong in 2017. Included in the Proxy Statement Summary you will see a number of our shareholder value creation and operational accomplishments. It is an impressive list, and one that I and the senior management team are proud to share with you. Here are just a few of those achievements:

•

Total shareholder value (change in market capitalization plus dividends) increased $1.1 billion in 2017, $2.8 billion over the last three years, and $5.2 billion over the last five years;

•

Our total shareholder return (stock price appreciation/depreciation plus dividends) ("TSR") for 2017 was 12.7% and 41.2%, 38.4%, and 100.7%, for the 2, 3, and 5-year periods, respectively;

•

Our share price reached a new all-time closing high, and hit new 52-week intraday-highs on 29 trading days, including a new all-time intraday high;

•

Pinnacle West increased its dividend for the 6th straight year, by 6% in 2017;

•

We continued to focus on hiring diverse candidates as well as hiring from our veteran community, and at the end of 2017 over 44% of our workforce was diverse and more than 20% of our team members were veterans;

•

We achieved top-quartile distribution reliability and had our best summer reliability in five years; and

•

We achieved a positive and collaborative outcome of our first rate review in five years, which was an important milestone for us as it allows us to continue making efficient, cost-effective investments while providing safe, reliable service for our customers.

Additional highlighted accomplishments of our Company's 2017 performance are set forth in the Proxy Statement beginning on page 2.

In addition to delivering exceptional financial performance, we continue to focus on our sustainability efforts, fostering diversity and supporting our communities. Our usage of reclaimed water is a prime example of a sustainable balance and exemplifies our focus on the water-energy nexus. Thanks in large part to the Palo Verde Generating Station, reclaimed water accounted for 72% of the water used in our generating facilities in 2017.

Our Executive Diversity Council worked diligently in 2017 to continue improving our workforce diversity. Over 48% of candidates hired in 2017 were ethnically or gender diverse. As a Company we are committed to diversity, respect and inclusion as core to our culture and essential to our success.

In 2017 we remained steadfast in our commitment to our communities. We contributed more than $9.8 million to our Arizona communities, with more than $1.4 million invested in science, technology, engineering and mathematics ("STEM") education. Our men and women pledged more than $2.4 million through our Company-sponsored charitable giving program, through which the Company provides a 50% match. This year our team members donated nearly 110,000 volunteer hours to a diverse and wide-range of organizations, including Habitat For Humanity, Treasures for Teachers, Phoenix Children's Hospital and St. Mary's Food Bank Alliance. These are only a few examples of how our men and women continuously demonstrate a commitment to excellence by living the values core to our culture. In addition, APS continued to partner with the Arizona Diamondbacks Foundation to build youth baseball fields in deserving neighborhoods. In 2017 we built our 35th field. We are proud to support efforts that unite our communities and help them thrive.

As you know, in 2016 the Board of Directors adopted a Director Retirement Policy to provide for an orderly transition of our Board members. This year the first retirement under that policy will take place. Roy Herberger will retire from the Board effective at the Annual Meeting. Over my years at Pinnacle West, I always valued Roy's counsel, wisdom and guidance. On behalf of all of us, I extend our appreciation and thanks to Roy for his many years of contributions and dedicated service to our Company and to our shareholders.

I am both privileged and proud to lead Pinnacle West. Our men and women are working to shape a better, sustainable future for our customers and our communities, and in that process, they are also building a more valuable company for our shareholders.

Thank you for the confidence you place in Pinnacle West through your investment.

Sincerely,

Kathryn L. Munro Lead Director

Dear Fellow Shareholders,

On behalf of the Board, I would like to thank you for your investment in Pinnacle West. As we approach our 2018 Annual Meeting, I would like to take this opportunity to provide you with an update on how your Board is approaching and addressing key areas of shareholder interest, particularly with respect to our governance and compensation practices.

Driving Shareholder Value Creation and Promoting a Sustainable Energy Future

As directors of Arizona's largest and longest-serving electric company, we view operational excellence as paramount to long-term value creation for our shareholders, and our long-term strategy reflects this focus. Our management team continues to drive outstanding operational execution while growing our business and leveraging technology to promote a long-term sustainable energy future. These efforts have resulted in strong returns for our shareholders: annualized total shareholder return of 18.8% since May 1, 2009, which was when Don Brandt took over as CEO. This exceeds the annualized returns of the S&P 1500 Electric Utilities Index of 11.8% and the S&P 500 Index of 16.2%. We also continue to be recognized for our safety and sustainability leadership:

•
2017 was another successful year with regard to safety, with APS remaining in the top decile for safety performance in the U.S. electric utilities industry; and

•
We earned a "Leadership" rating from CDP, a not-for-profit entity that reports on environmental performance, for climate change and water management — one of only two U.S. utilities to earn the highest rating in both categories.

Board-Driven Shareholder Engagement

Pinnacle West has an established shareholder engagement program, which was further augmented during 2017 in response to what the Board considered a disappointing level of shareholder support for our annual advisory vote on compensation. Shareholder input is very valuable to the Board's decision-making, and we wanted to ensure we had the opportunity to engage directly with our shareholders on our compensation, governance and broader Board practices. As Lead Director and member of the Human Resources Committee, I participated on behalf of the independent directors in a number of the shareholder discussions during the fall of 2017. These conversations were valuable to our Board, spurred important discussions, and have resulted in changes and disclosure enhancements that you will see detailed in this Proxy Statement.

Shareholder-Informed Compensation Program Changes

As a Board, we are committed to an executive compensation program that establishes strong pay for performance alignment and supports our ability to attract and retain a talented and proven leadership team. We seek to design compensation programs that support our long-term goals, reward achievement of long-term performance and align with the interests and feedback of our shareholders. To this end, our compensation programs have evolved with our business, including several changes made in 2016. Following shareholder discussions in 2017, we have made further changes to our program that we believe will create even greater alignment between our executives and the performance of our Company, and changes to our program and disclosures that reflect the feedback we have received from our shareholders. These changes are detailed in the Compensation Discussion and Analysis of this Proxy Statement and include:

•
Increase in the proportion of performance shares in our CEO's and Executive Vice Presidents' 2018 long-term incentive awards from 60% to 70% (reducing the percent of restricted stock units from 40% to 30% as well);

•
Revised 2018 metrics in certain key business units to better align with our priorities and emphasize top-quartile or above performance;

•
Adoption of a formal clawback policy;

•
Enhanced CD&A disclosures;

•
Additional transparency into our metric setting practices;

•
Redesigned annual incentive disclosure; and

•
Additional detail on how we select our peer group.

These structural and disclosure enhancements are directly in response to feedback we received from our shareholders.

Thoughtful and Systematic Management Succession Planning Process

As you would expect for a company with a highly skilled and long-tenured management team, the Board is very engaged in succession planning to ensure we are building a sustainable leadership pipeline. CEO and senior leadership succession planning continues to be a focus for the Board, and we have been executing on a very deliberate succession and development plan. Our current management team, under the leadership of Don Brandt, has delivered very strong performance and the Board and its Committees are actively involved in our succession plans for our top talent to ensure we are providing development opportunities that will allow for smooth leadership transitions in the future.

Robust Board Refreshment and Succession Planning Practices

The Board has established strong practices to support regular Board evaluation and refreshment. In 2016, the Board adopted a Director Retirement Policy to facilitate an orderly transition of Board members and implemented a five-year plan to refresh the Board and its leadership. This five-year plan encompasses the following:

•
Development of a matrix of our Board members' current skills and experiences;

•
Evaluation of the skills and experience leaving our Board over the next five years;

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Assessment of skills and experience needed to guide the company's future long-term plans;

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Incoming committee chairs are identified one year in advance of assuming chair leadership to ensure proper transition — with Roy Herberger's retirement, Rick Fox will take over as the Chair of the Human Resources Committee effective at the Annual Meeting.

This process helps guide the Board in its recruitment efforts.

On behalf of the Board, I want to thank our shareholders for their time and feedback. I am pleased to provide this additional window into the Board's activities in 2017 and express our commitment to running our business for the long-term value creation for our shareholders. We appreciate your support at our 2018 Annual Meeting.

Sincerely,

Notice of the 2018 Annual Meeting of Shareholders

March 29, 2018

The 2018 Annual Meeting of Shareholders (the "Annual Meeting") of Pinnacle West Capital Corporation ("Pinnacle West", "PNW", or the "Company") will be held at 10:30 a.m., Mountain Standard Time, on Wednesday, May 16, 2018. The Annual Meeting may be accessed online at www.virtualshareholdermeeting.com/PNW. The purposes of the Annual Meeting are:

(1)
To elect ten directors to serve until the 2019 Annual Meeting of Shareholders (Proposal 1);
(2)
To hold an advisory vote to approve executive compensation (Proposal 2); and
(3)
To ratify the appointment of our independent accountants for the year ending December 31, 2018 (Proposal 3).

All shareholders of record at the close of business on March 9, 2018 are entitled to notice of and to vote at the Annual Meeting. Your vote is important. Whether you plan to participate in the Annual Meeting or not, please promptly vote by telephone, over the Internet, by proxy card, or by voting instruction form.

By order of the Board of Directors,

DIANE WOOD
Corporate Secretary

Executive Offices Address:
PINNACLE WEST CAPITAL CORPORATION
Post Office Box 53999
Phoenix, Arizona 85072-3999

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Proxy Statement Summary

This summary highlights certain information contained elsewhere in this Proxy Statement. As it is only a summary, please read the complete Proxy Statement and 2017 Annual Report before you vote. The Proxy Statement and form of proxy are first being made available to shareholders on or about March 29, 2018.

Annual Meeting Time, Date and Voting Matters

Who We Are

Strategic Framework

The Core is our strategic framework. It sets forth the basis from which we operate by defining our vision, mission, critical areas of focus, and values. The framework affirms our corporate values of safety, integrity and trust, respect and inclusion, and accountability. This is the foundation from which our long term strategy is built.

For example, employees are an element of our Core and one of our greatest assets. The Core helps us focus on keeping them safe, fostering a healthy and balanced environment, supporting their development through training and mentoring and encouraging engagement. This culture not only benefits each individual employee, it also positions our Company for long-term sustainable success.

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Proxy Statement Summary

Strategic Priorities

The Core continues to serve as the foundation for all strategic and business initiatives. In turn, our performance metrics reinforce our highest priorities, including operational excellence, financial strength and leveraging economic growth, in a tangible, measurable way, and allow us to monitor and enhance our progress.

Building on that foundation, the APS Strategic Business Plan is anchored by four themes that align with industry trends shaping our future and the way we do business:

•
Consumer Engagement — Deliver value-added programs and services that derive from consumer insights and strengthen our brand for the future

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Flexible Resources — Develop new initiatives and businesses that leverage our core capabilities

•
Employees — Adopt sustainable programs to invest in our people today and in the future

•
Innovation — Integrate new technologies to enhance performance, reliability and the overall experience of our customers and employees

2017 Highlights and Achievements

Shareholder Value

Our management team has delivered superior performance:

Financial and Operating Highlights

✓	PNW increased its dividend for the 6th consecutive year, by 6%;
✓	Maintained strong credit ratings from all three rating agencies;
✓	APS spent $363 million with diverse suppliers;
✓	APS continued successful operation of the Palo Verde Generating Station, a nuclear energy facility that is the largest clean-air generator in the United States; and
✓	Achieved top quartile distribution reliability metrics for 2017, and had the best summer reliability in 5 years.

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Proxy Statement Summary

Achievements

✓	Received the Distributech Renewable Integration Project of the Year award for the Solar Partner Program;
✓	Obtained "Leadership" rating from CDP for climate change and water management – one of only two U.S. utilities that earned the highest rating in both categories;
✓	Recognized as the Corporate Advocate of the Year by the National Center for American Indian Enterprise Development; and
✓	Recognized as a Best Corporation for Veteran's Business Enterprises by the National Veteran-Owned Business Association.

Community Engagement

✓	Contributed more than $9.8 million to our Arizona communities, with more than $1.4 million invested in STEM education;
✓	Employees pledged more than $2.4 million through our Company-sponsored charitable giving program, through which the Company provides a 50% match;
✓	Built our 35th baseball field in one of our Arizona neighborhoods together with the Arizona Diamondbacks Foundation; and
✓	Employees donated nearly 110,000 volunteer hours to community organizations.

Sustainability

Our commitment to create a sustainable future for our Company and our customers will continue to light our way to success — not just today but for years to come. We continue to make progress on our five critical areas of sustainability:

Carbon Management	• 50% of our diverse energy mix is carbon-free • Plan to reduce carbon intensity by 23% over the next 15 years • MSCI Environmental Sustainability and Governance A rating (as of 10/27/17)
Energy Innovation	• More than 1,300 MW of installed solar capacity • Plan to add over 500 MW of energy storage in the next 15 years
Safety & Security	• 70% reduction in Occupational Safety and Health Administration ("OSHA") recordable injuries over the past 10 years • Remain top decile for safety performance in the U.S. electric utilities industry
Water Resources	• 14% reduction in groundwater use since 2014 • 20 billion gallons of water recycled each year to cool Palo Verde Generating Station
People	• Average employee tenure of 13 years due to strong talent strategy • More than 20% of our employees are veterans • Palo Verde hosted a nuclear Women in Leadership forum

To learn more about our sustainability efforts, please see our Corporate Responsibility Report located on our website (www.pinnaclewest.com).

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Proxy Statement Summary

Governance Practices

Our Board remains committed to maintaining strong corporate governance practices. Our practices include:

✓	A director retirement policy at age 75;
✓	Proxy access rights allowing up to 20 shareholders owning 3% of our outstanding stock for at least 3 years to nominate up to 25% of the Board;
✓	Strong ongoing shareholder engagement program that expanded in 2017, including participation of the Lead Director in several shareholder meetings;
✓	Independent Lead Director role with clearly defined and robust responsibilities;
✓	Ten of our eleven current directors are independent and the members of all of the Board Committees are independent;
✓	Annual elections of all directors (see page 5 of this Proxy Statement Summary for a list of the nominees);
✓	Robust board and management succession planning;
✓	No poison pill plan or similar anti-takeover provision in place;
✓	No supermajority provisions in our Articles of Incorporation or Bylaws;
✓	Each of our directors attended at least 90% of the Board meetings and any Board committee meeting on which he or she served; and
✓	Our directors and officers are prohibited from pledging or hedging our stock.

Shareholder Engagement

We have an established shareholder engagement program to maintain a dialogue with our shareholders throughout the year, which was further augmented during 2017 in response to what our Board considered a disappointing level of shareholder support for our annual advisory vote on compensation. Each year we strive to respond to shareholder questions in a timely manner, conduct extensive proactive outreach to investors, and evaluate the information we provide to investors in an effort to continuously improve our engagement. In 2017, we contacted the holders of approximately 50% of the shares outstanding and met with the holders of approximately 40% of the shares outstanding. Our Lead Director and member of the Human Resources Committee, Kathryn Munro, participated in a number of the shareholder discussions providing shareholders with direct access to the Board.

What our shareholders think is important to us and we want to ensure we have the opportunity to engage directly with our shareholders. We seek to maintain a transparent and productive dialogue with our shareholders by:

✓
Providing clear and timely information,

✓
Seeking and listening to feedback, and

✓
Being responsive.

A detailed discussion of this outreach and the Board's response can be found on pages 23-24 and 48-49 of this Proxy Statement.

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Proxy Statement Summary

Director Nominees, Their Skills and Experience

(1)
Directors' ages as of February 21, 2018.

(2)
Dr. Herberger is currently the Chairman of the Human Resources Committee and will be retiring effective at the Annual Meeting. Mr. Fox will take over as the Chair of the Human Resources Committee effective at the Annual Meeting.

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Proxy Statement Summary

Board Diversity	Directors' Key Skills and Experience Matrix

Succession Planning

Director succession is overseen by the Corporate Governance Committee, which regularly assesses whether the composition of the Board reflects the knowledge, skills, expertise, and diversity appropriate to serve the needs of the Company. Since 2014 three new members have joined the Board. The Board adopted a Director Retirement Policy in 2016, which is described on page 22 of this Proxy Statement, to better facilitate board refreshment and transition.

Given our need for specialized experience, we also maintain strong management succession planning practices and are focused on developing and retaining talent within our Company. Our Board's focus on attracting, developing and retaining highly skilled and experienced executives is a core consideration in structuring our executive compensation programs.

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Proxy Statement Summary

Executive Compensation Program Highlights

Our compensation program is designed to be transparent with a clear emphasis on putting pay at risk and retaining key executives. Our executive compensation philosophy centers on the core objectives of maintaining alignment with shareholder interests and retaining key management.

Our incentive program structure and metrics are designed to drive sustained value creation for shareholders, with incentive compensation tied to the Company's TSR, earnings, and the achievement of measurable and sustainable business and individual goals. See the CD&A on page 44 for further details.

Pay Element		Measurement Period	Performance Link

Base Salary	Cash

Annual	Cash	1 year	Earnings CEO: 62.5% NEOs(1): 50.0%

Incentives			Business Unit Performance CEO: 37.5% NEOs(1): 50.0%

	Performance		Relative TSR 50%

Long-Term Incentives	Shares 60%(2)	3 years	Relative Operational Performance 50%

	Restricted Stock Units 40%(2)	Vest ratably over 4 years	Stock Price

(1)
Named Executive Officers ("NEO") identified on page 44 of this Proxy Statement.

(2)
Long-term incentives award mix changed to 70% performance share awards and 30% restricted stock unit ("RSU") awards starting in 2018 for the CEO and Executive Vice Presidents.

2017 CEO Total Compensation 88% at risk	2017 Average for Other NEOs' Total Compensation 67% at risk

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Proxy Statement — General Information

Time, Date and Place

The Company's 2018 Annual Meeting of Shareholders ("Annual Meeting") will be held at 10:30 a.m., Mountain Standard Time, on Wednesday, May 16, 2018. The Annual Meeting will not be held at a physical location, but will instead be held virtually, where shareholders will participate by accessing a website using the Internet. The Annual Meeting will be accessed at www.virtualshareholdermeeting.com/PNW. To participate in the Annual Meeting, you will need the 16-digit control number included on the proxy card, the Internet Notice or the voting instruction form. Online check-in will begin at 10:15 a.m. Mountain Standard Time, and you should allow ample time for the online check-in proceedings. We will have technicians standing by ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call: 855-449-0991. An audio broadcast of the Annual Meeting will be available by telephone toll-free at 877-328-2502 (domestic) or 412-317-5419 (international). Upon dialing in, you will need to provide your 16-digit control number.

We continue to believe that the virtual-only format, which we used for the first time last year, is in the best interests of our shareholders, given the time and expense of an in-person meeting compared to the shareholder participation at those meetings. The number of non-employee shareholders actually attending our Annual Meetings of Shareholders has significantly dwindled. For the past five in-person meetings, only about 30 shareholders attended each of the meetings. The meetings, on average, lasted less than 45 minutes, including the formal business portion of the meeting, the remarks by the CEO, a video highlighting the Company's performance, and the question and answer period. A virtual meeting allows all of our shareholders, regardless of location, the ability to participate in the Annual Meeting.

Our virtual meeting will be governed by our Rules of Conduct, which we use for both in-person and virtual meetings. Shareholders at the virtual-only meeting will have the same rights as at an in-person meeting, including the rights to vote and ask questions through the virtual meeting platform.

Notice of Internet Availability

Unless you elected to receive printed copies of the proxy materials in prior years, you will receive a Notice of Internet Availability of Proxy Materials by mail, or if you so elected, by electronic mail (the "Internet Notice"). The Internet Notice will tell you how to access and review the proxy materials. If you received an Internet Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions included on the Internet Notice.

The Internet Notice is first being sent to shareholders on or about March 29, 2018. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to shareholders on or about March 29, 2018.

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Proxy Statement — General Information

Record Date; Shareholders Entitled to Vote

All shareholders at the close of business on March 9, 2018 (the "Record Date") are entitled to vote at the meeting. Each holder of outstanding Company common stock is entitled to one vote per share held as of the record date on all matters on which shareholders are entitled to vote, except for the election of directors, in which case "cumulative" voting applies (see "Vote Required — Election of directors"). At the close of business on the Record Date, there were 111,928,566 shares of common stock outstanding.

Voting

Vote prior to the Annual Meeting by Internet. The website address for Internet voting is on the proxy card, the Internet Notice and the voting instruction form. Internet voting is available 24 hours a day.

Vote prior to the Annual Meeting by telephone. The toll-free number for telephone voting is on the proxy card, the Internet Notice and the voting instruction form. Telephone voting is available 24 hours a day.
Vote prior to the Annual Meeting by scanning the QR code. The QR code is on the proxy card, the Internet Notice and the voting instruction form, and is available 24 hours a day.

Vote prior to the Annual Meeting by mail. You may vote by mail by promptly marking, signing, dating, and mailing your proxy card or voting instruction form (a postage-paid envelope is provided for mailing in the United States).

Vote during the Annual Meeting over the Internet. To participate in the Annual Meeting, you will need the 16-digit control number included on the proxy card, the Internet Notice or the voting instruction form. Shares held in your name or shares for which you are the beneficial owner but not the shareholder of record may be voted electronically during the formal business portion of the Annual Meeting. Shares held in the Pinnacle West 401(k) Plan cannot be voted during the Annual Meeting. If you hold shares in the Pinnacle West 401(k) Plan, you will need to submit your vote to the plan trustee by May 13, 2018 to vote your shares.

You may change your vote by: re-voting by telephone; re-voting by Internet; or re-voting during the formal business portion of the Annual Meeting. For shares held in your name you may change your vote by re-submitting a signed proxy card. In addition, for shares held in your name, you may also revoke a previously submitted proxy card by filing with our Corporate Secretary a written notice of revocation. For shares for which you are the beneficial owner but not the shareholder of record, you may change your vote by re-submitting a signed voting instruction form to your broker. In addition, for shares for which you are the beneficial owner but not the shareholder of record, you should contact your broker if you would like to revoke your vote.

Your vote is confidential. Only the following persons have access to your vote: election inspectors; individuals who help with the processing and counting of votes; and persons who

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Proxy Statement — General Information

need access for legal reasons. All votes will be counted by an independent inspector of elections appointed for the Annual Meeting.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists, shares that are entitled to vote but are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for purposes of determining whether there is a quorum. Shares owned by the Company are not considered outstanding or present at the meeting.

Vote Required

Election of directors.    Individuals receiving the highest number of votes will be elected. The number of votes that a shareholder may, but is not required to, cast is calculated by multiplying the number of shares of common stock owned by the shareholder, as of the Record Date, by the number of directors to be elected. Any shareholder may cumulate his or her votes by casting them for any one nominee or by distributing them among two or more nominees. Abstentions will not be counted toward a nominee's total and will have no effect on the election of directors. You may not cumulate your votes against a nominee. If you hold shares in your own name and would like to exercise your cumulative voting rights, you must do so by mail. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should follow the instructions on the voting instruction form.

Say-on-Pay vote.    The votes cast "for" must exceed the votes cast "against" to approve the advisory resolution on the compensation disclosed in this Proxy Statement of our NEOs identified on page 44 — the say-on-pay vote. This resolution is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the compensation philosophy, policies and procedures described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of this proposal. We will hold an advisory vote on say-on-pay on an annual basis until we next hold an advisory vote of shareholders on the frequency of such votes as required by law.

Ratification of the appointment of the independent accountants.    The votes cast "for" must exceed the votes cast "against" to ratify the appointment of the independent accountants for the year ending December 31, 2018. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendations

The Board recommends a vote:

✓
FOR the election of the nominated slate of directors (Proposal 1);

✓
FOR the approval, on an advisory basis, of the resolution approving the compensation of our NEOs, as disclosed in this Proxy Statement (Proposal 2); and

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Proxy Statement — General Information
✓
FOR the ratification of the appointment of D&T as the Company's independent accountants for the year ending December 31, 2018 (Proposal 3).

The Board is not aware of any other matters that will be brought before the shareholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment.

Delivery of Annual Reports and Proxy Statements to a Shared Address and Obtaining a Copy

If you and one or more shareholders share the same address, it is possible that only one Internet Notice, Annual Report or Proxy Statement was delivered to your address. Registered shareholders at the same address who wish to receive separate copies of the Internet Notice, the Annual Report or Proxy Statement may:

•
Call the Company's Shareholder Services Department at 1-602-250-5511;

•
Mail a request to Shareholder Services at P.O. Box 53999, Mail Station 8602, Phoenix, Arizona, 85072-3999; or

•
E-mail a request to: shareholderdept@pinnaclewest.com.

The Company will promptly deliver to you the information requested. Registered shareholders who share the same address but wish to receive one Internet Notice, Annual Report or Proxy Statement may contact the Company through the same methods listed above. Shareholders who own Company stock through a broker and who wish to receive single or separate copies of the Internet Notice, Annual Report or Proxy Statement should contact their broker.

You may access our Annual Report and Proxy Statement via the Internet. Copies of the Annual Report and Proxy Statement are available on the Company's website (www.pinnaclewest.com) and will be provided to any shareholder promptly upon request. Shareholders may request copies from Shareholder Services at the telephone number or addresses set forth above, or as described on the Internet Notice.

Shareholder Proposals or Director Nominations for the 2019 Annual Meeting

Shareholder Proposals.    To be included in the proxy materials for the 2019 Annual Meeting of Shareholders (the "2019 Annual Meeting"), any shareholder proposal intended to be presented must be received by our Corporate Secretary no later than November 29, 2018 at the following address:

Corporate Secretary
Pinnacle West Capital Corporation
400 North Fifth Street, Mail Station 8602
Phoenix, Arizona 85004

A shareholder who intends to present a proposal at the 2019 Annual Meeting, but does not wish it to be included in the 2019 proxy materials, must submit the proposal no earlier than January 16, 2019 and no later than the close of business on February 15, 2019.

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Proxy Statement — General Information

Shareholder Nominations.    Shareholder nominations for a director to the Board must be received by the Corporate Secretary at the address set forth above by November 16, 2018 ("Shareholder Nomination").

Proxy Access.    In February 2017, our Board amended the Bylaws to provide, among other things, that under certain circumstances a shareholder or group of shareholders may include director candidates that they have nominated in our annual meeting proxy statement — "proxy access." Under these provisions, a shareholder or group of up to 20 shareholders seeking to include director nominees in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years. Generally the number of qualifying shareholder-nominated candidates the Company will include in its annual meeting proxy materials will be limited to the greater of 25% of the Board or two candidates. Based on the current Board size of 11 directors, the maximum number of proxy access candidates we would be required to include in our proxy materials is two.

Nominees submitted under the proxy access provisions that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 25% maximum has been reached. If the number of shareholder-nominated candidates exceeds 25%, each nominating shareholder or group of shareholders may select one nominee for inclusion in our proxy materials until the maximum number is met. The order of selection would be determined by the amount (largest to smallest) of shares of our common stock held by each nominating shareholder or group of shareholders. Requests to include shareholder-nominated candidates under proxy access must be received by our Corporate Secretary at the address set forth above not earlier than the close of business on October 30, 2018 nor later than the close of business on November 29, 2018. The number of qualifying shareholder-nominated candidates the Company will include in its proxy materials under proxy access will be reduced on a one-for-one basis in the event the Company receives a Shareholder Nomination, but at least one qualifying shareholder-nominated proxy access nominee will be included in the proxy materials.

In all cases, shareholders and nominees must also comply with the applicable rules of the Securities and Exchange Commission ("SEC") and the applicable sections of our Bylaws relating to qualifications of nominees and nominating shareholders and disclosure requirements.

Proxy Solicitation

The Board is soliciting the enclosed proxy. The Company may solicit shareholders over the Internet, by telephone or by mail. The Company has retained D.F. King & Co., Inc. to assist in the distribution of proxy solicitation materials and the solicitation of proxies for $11,000, plus customary expenses. The costs of the solicitation will be paid by the Company. Proxies may also be solicited in person, by telephone or electronically by Company personnel who will not receive additional compensation for such solicitation. As required, the Company will reimburse brokerage houses and others for their out-of-pocket expenses in forwarding documents to beneficial owners of our stock.

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Information About Our Board and Corporate Governance

Board Meetings and Attendance

In 2017 each of our directors attended 90% of the Board meetings and any meetings of Board committees on which he or she served.	In 2017, our Board held seven meetings and each of our directors attended 90% of the Board meetings and any meetings of Board committees on which he or she served. Each director is expected to participate in the Annual Meeting. All Board members attended the 2017 Annual Meeting.

Board Committees

The Board has the following standing committees: Audit; Corporate Governance; Finance; Human Resources; and Nuclear and Operating. All of the charters of the Board's committees are publicly available on the Company's website (www.pinnaclewest.com). All of our committees conduct a formal review of their charters every other year and as often as any committee member deems necessary. In the years in which a formal review is not conducted, the Board has tasked management with reviewing the charters and recommending any changes management deems necessary or reflective of good corporate governance. The charters are also changed as needed to comply with any corresponding changes to any applicable rule or regulation.

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Information About Our Board and Corporate Governance

All of our committees are comprised of independent directors who meet the independence requirements of the New York Stock Exchange ("NYSE") rules, SEC rules, and the Company's Director Independence Standards, including any specific committee independence requirements. The duties and responsibilities of our committees are as follows:

AUDIT COMMITTEE
Number of Meetings in 2017: 6
RESPONSIBILITIES:	COMMITTEE MEMBERS:

The Audit Committee:

•

Oversees the integrity of the Company's financial statements and internal controls;

•

Appoints the independent accountants and is responsible for their qualifications, independence, performance (including resolution of disagreements between the independent accountants and management regarding financial reporting), and compensation;

•

Participates in the selection of the independent accountants' new lead engagement partner each time a mandatory rotation occurs;

•

Monitors the Company's compliance with legal and regulatory requirements;

•

Sets policies for hiring employees or former employees of the independent accountants;

•

Reviews the annual audited financial statements or quarterly financial statements, as applicable, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein;

•

Bruce J. Nordstrom, Chair

•

Denis A. Cortese

•

Richard P. Fox

•

Dale E. Klein

•

Humberto S. Lopez

•

David P. Wagener

"The audit function is critical
to sound risk and financial
management, and the
members of the Audit
Committee are committed
to carrying out fully our
duties to the Company and
our shareholders."

-Bruce Nordstrom

•

Discusses with management and the independent accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

•

Reviews the Company's draft earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•

Discusses guidelines and policies to govern the process by which risk assessment and risk management is undertaken across the Company and periodically reviews the principal risks related to the Company's financial statements, audit functions and other major financial risk exposures; and

•

Reviews management's monitoring of the Company's compliance with the Company's Code of Ethics and Business Practices.

The Board has determined that each member of the Audit Committee meets the NYSE experience requirements and that Mr. Nordstrom, the Chair of the Audit Committee, and Mr. Fox are "audit committee financial experts" under applicable SEC rules. None of the members of our Audit Committee, other than Mr. Fox, currently serve on more than three public company audit committees. Mr. Fox currently serves on the audit committees of four public companies, including Pinnacle West. Our Board has discussed with Mr. Fox the time and effort required to be devoted by Mr. Fox to his service on these committees and has affirmatively determined that such services do not impair Mr. Fox's ability to serve as an effective member of our Audit Committee.

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Information About Our Board and Corporate Governance

CORPORATE GOVERNANCE COMMITTEE
Number of Meetings in 2017: 5
RESPONSIBILITIES:	COMMITTEE MEMBERS:

The Corporate Governance Committee:

•

Reviews and assesses the Corporate Governance Guidelines;

•

Develops and recommends to the Board criteria for selecting new directors;

•

Identifies and evaluates individuals qualified to become members of the Board, consistent with the criteria for selecting new directors;

•

Recommends director nominees to the Board;

•

Recommends to the Board who should serve on each of the Board's committees;

•

Reviews the results of the Annual Meeting shareholder votes;

•

Reviews and makes recommendations to the Board regarding the selection of the CEO and CEO and senior management succession planning;

•

Reviews the Company's Code of Ethics and Business Practices for compliance with applicable law;

•

Kathryn L. Munro, Chair

•

Michael L. Gallagher

•

Roy A. Herberger, Jr.

•

Bruce J. Nordstrom

"The Corporate Governance
Committee is focused on
effective and accountable
governance practices in
order to maximize the
long-term value of the
Company for its
shareholders."

-Kathy Munro

•

Recommends a process for responding to communications to the Board by shareholders and other interested parties;

•

Reviews the independence of members of the Board and approves or ratifies certain types of related-party transactions;

•

Reviews and makes recommendations to the Board regarding shareholder proposals requested for inclusion in the Company's proxy materials;

•

Reviews and makes recommendations regarding proxy material disclosures related to the Company's corporate governance policies and practices;

•

Periodically reviews the principal risks relating to the Company's corporate governance policies and practices;

•

Oversees the Board and committee self-assessments on at least an annual basis; and

•

Reviews and assesses the Company's Political Participation Policy, and then reviews the Company's policies and practices with respect to governmental affairs strategy and political activities in accordance with the Company's Political Participation Policy.

The Corporate Governance Committee periodically reviews and recommends to the Board amendments to the Corporate Governance Guidelines and the Political Participation Policy. The Corporate Governance Guidelines and the Political Participation Policy are available on the Company's website (www.pinnaclewest.com).

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Information About Our Board and Corporate Governance

FINANCE COMMITTEE
Number of Meetings in 2017: 4
RESPONSIBILITIES:	COMMITTEE MEMBERS:

The Finance Committee:

•

Reviews the historical and projected financial performance of the Company and its subsidiaries;

•

Reviews the Company's financial condition, including sources of liquidity, cash flows and levels of indebtedness;

•

Reviews and recommends approval of corporate short-term investment and borrowing policies;

•

Reviews the Company's financing plan and recommends to the Board approval of the issuance of long-term debt, common equity and preferred securities, and the establishment of credit facilities;

•

Reviews the Company's use of guarantees and other forms of credit support;

•

Reviews and monitors the Company's dividend policies and proposed dividend actions;

•

Establishes and selects the members of the Company's Investment Management Committee to oversee the investment programs of the Company's trusts and benefit plans;

•

Humberto S. Lopez, Chair

•

Richard P. Fox

•

Kathryn L. Munro

•

Paula J. Sims

•

David P. Wagener

"The Finance Committee
plays a key role in ensuring
the financial health of the
Company by providing
oversight of the Company's
financial performance,
financing strategy and
dividend policies and
actions."

-Bert Lopez

•

Reviews and discusses with management the Company's process for allocating and managing capital;

•

Reviews and recommends approval of the Company's annual capital budget;

•

Reviews the Company's annual operations and maintenance budget and monitors throughout the year how the Company's actual spend tracks to the budget;

•

Reviews the Company's insurance programs; and

•

Periodically reviews the principal risks relating to the Company's policies and practices concerning budgeting, financing and credit exposures.

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Information About Our Board and Corporate Governance

HUMAN RESOURCES COMMITTEE
Number of Meetings in 2017: 7
RESPONSIBILITIES:	COMMITTEE MEMBERS:

The Human Resources Committee:

•

Reviews management's programs for the attraction, retention, succession, motivation and development of the Company's human resources needed to achieve corporate objectives;

•

Establishes the Company's executive compensation philosophy;

•

Recommends to the Board persons for election as officers;

•

Annually reviews the goals and performance of the officers of the Company and APS;

•

Approves corporate goals and objectives relevant to the compensation of the CEO, assesses the CEO's performance in light of these goals and objectives, and sets the CEO's compensation based on this assessment;

•

Makes recommendations to the Board with respect to non-CEO executive compensation and director compensation;

•

Acts as the "committee" under the Company's long-term incentive plans;

•

Reviews and discusses with management the Compensation Discussion and Analysis on executive compensation set forth in our proxy statements;

•

Roy A. Herberger, Jr., Chair

•

Denis A. Cortese

•

Richard P. Fox

•

Humberto S. Lopez

•

Kathryn L. Munro

"The members of the Human
Resources Committee are
committed to the
development of vigorous and
effective practices and
programs designed to attract
and retain the talent required
to achieve the Company's
goals and objectives and
drive shareholder value."

-Roy Herberger

•

Reviews the number, type, and design of the Company's pension, health, welfare and benefit plans; and

•

Periodically reviews the principal risks relating to the Company's compensation and human resources policies and practices.

Under the Human Resources Committee's charter, the Human Resources Committee may delegate authority to subcommittees, but did not do so in 2017. Additional information on the processes and procedures of the Human Resources Committee is provided under the heading "Compensation Discussion and Analysis ("CD&A")".

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Information About Our Board and Corporate Governance

NUCLEAR AND OPERATING COMMITTEE
Number of Meetings in 2017: 4
RESPONSIBILITIES:	COMMITTEE MEMBERS:

The Nuclear and Operating Committee:

•

Receives regular reports from management and monitors the overall performance of Palo Verde;

•

Reviews the results of major Palo Verde inspections and evaluations by external oversight groups, such as the Institute of Nuclear Power Operations ("INPO") and the Nuclear Regulatory Commission ("NRC");

•

Monitors overall performance of the principal non-nuclear business functions of the Company and APS, including fossil energy generation, energy transmission and delivery, customer service, fuel supply and transportation, safety, legal compliance, and any significant incidents or events;

•

Reviews regular reports from management concerning the environmental, health and safety ("EH&S") policies and practices of the Company, and monitors compliance by the Company with such policies and applicable laws and regulations;

•

Reviews APS's planning for generation resources additions and significant expansions of its bulk transmission system;

•

Periodically reviews the principal risks related to the Company's nuclear, fossil generation, transmission and distribution, and EH&S operations;

•

Michael L. Gallagher, Chair

•

Denis A. Cortese

•

Dale E. Klein

•

Bruce J. Nordstrom

•

Paula J. Sims

•

David P. Wagener

"In managing the oversight of
the Company's overall
operations, the N&O
Committee takes enormous
accountability ensuring that
operations are performed in
an efficient, safe, and secure
manner. Cyber and physical
security are key focus areas
of the committee."

-Mike Gallagher

•

Receives reports on the Company's sustainability initiatives and strategy;
and

•

Provides oversight of security policies, programs and controls for protection of cyber and physical assets.

In addition, the Nuclear and Operating Committee receives regular reports from the Off-Site Safety Review Committee (the "OSRC"). The OSRC provides independent assessments of the safe and reliable operations of Palo Verde. The OSRC is comprised of non-employee individuals with senior management experience in the nuclear industry and the Palo Verde Director of Nuclear Assurance.

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Information About Our Board and Corporate Governance

The Board's Leadership Structure

Lead Director.    Kathryn L. Munro serves as the Company's Lead Director and chairs the Corporate Governance Committee. The Lead Director performs the following duties and responsibilities as set forth in our Corporate Governance Guidelines:

•
Serves as a liaison between the Chairman of the Board (the "Chairman") and the independent directors;

•
Advises the Chairman as to an appropriate schedule of Board meetings, reviews and provides the Chairman with input regarding agendas for the Board meetings and, as appropriate or as requested, reviews and provides the Chairman with input regarding information sent to the Board;

•
Presides at all meetings at which the Chairman is not present, including executive sessions of the independent directors (which are regularly scheduled as part of each Board meeting) and calls meetings of the independent directors when necessary and appropriate;

•
Oversees the Board and Board committee self-assessment process;

•
Is available for appropriate consultation and direct communication with the Company's shareholders and other interested parties; and

•
Performs such other duties as the Board may from time to time delegate.

These duties and responsibilities do not, however, fully capture Ms. Munro's active role in serving as our Lead Director. For example, Ms. Munro has regular discussions with the CEO, other members of the senior management team and members of the Board between Board meetings on a variety of topics, and she serves as a liaison between the CEO and the independent directors. Ms. Munro focuses the Board on key issues facing our Company and on topics of interest to the Board. She takes the lead on director recruitment and has a formal annual call with each non-employee director to discuss the Board, its functions, its membership, the individual's plan with respect to his or her continuing Board service, and any other topic the individual desires to discuss with our Lead Director. Her leadership fosters a Board culture of open discussion and deliberation to support sound decision-making. She also encourages communication between management and the Board to facilitate productive working relationships.

Chairman and CEO Positions.    The Chairman is Donald E. Brandt, the Company's President and CEO. The independent directors believe that Mr. Brandt, as an experienced leader with extensive knowledge of the Company and our industry, serves as a highly effective conduit between the Board and management and that Mr. Brandt provides the vision and leadership to execute on the Company's strategy and create shareholder value. The Board believes that separating the roles of the CEO and Chairman and appointing an independent Board Chairman at this time would create an additional level of unneeded hierarchy that would only duplicate the activities already being vigorously carried out by our Lead Director.

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Information About Our Board and Corporate Governance

Succession Planning and Board Evaluations

Management Succession.    Our Board places a high priority on senior management development and succession planning. While the Corporate Governance Committee has principal responsibility for overseeing CEO and other senior management succession planning, the full Board is actively involved in reviewing our senior management succession plans that will allow for smooth and thoughtful leadership transitions in the future.

Executive succession planning and senior management development were specific areas of focus for the Corporate Governance Committee in 2017. The Corporate Governance Committee engaged in thorough and thoughtful discussions regarding the development and evaluation of current and potential senior leaders, as well as the development of executive succession plans, including succession plans for our CEO position.

Board Succession.    Our Board has developed a robust process to refresh the Board and its leadership significantly over the next several years and beyond. The process is designed to continue to provide for a well-qualified, diverse and highly independent Board, with the requisite experience and skills to provide effective oversight. This process includes the identification of the current key skills and experience possessed by our members. A matrix of current key skills and experience possessed by our Board is on page 5 of this Proxy Statement. The identification of these skills and experiences, combined with a comprehensive Board evaluation process, provide visibility into the skills and experience leaving our Board in the future and allows for the identification of additional skills, experience or expertise needed to facilitate the Company's long-term strategy. This information is taken into account when identifying director nominees during the recruitment process.

Board Evaluations.    The Corporate Governance Committee has established a thorough evaluation process wherein each Director completes a Board evaluation as well as an individual self-evaluation annually. The Board evaluation allows each Director the opportunity to examine and evaluate the Board's composition and effectiveness, competency, accountability, deliberations and administration, and each committee, as well as the opportunity to identify any skills, experience or expertise the Director believes should be represented, or more fully represented, on the Board. The individual self-evaluation asks each Director to evaluate different areas of their performance as a Director, including independence, expertise, judgment and skills. The Board assessment results are reviewed both on a one-year standalone basis and on a three-year basis in order to identify any year-over-year trends. The assessment results are initially reviewed by the Lead Director. The Lead Director then has a formal annual call with each Director to discuss the Board, its functions, its membership, the individual's plan with respect to his or her continuing Board service, and any other topic the individual desires to discuss with our Lead Director. The results of the evaluations and calls are presented to the Corporate Governance Committee and full Board each February. This process provides the Board the ability to assess the overall functioning of the Board as a whole, and identify any skills, experience or expertise needed to continue to provide effective oversight of the Company's long-term strategy.

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Information About Our Board and Corporate Governance

The Board's Role in Risk Oversight

Top risks discussed by the Board and its committees in 2017 included cybersecurity, data privacy and ownership, physical security, and utility regulation. The Board believes it is important to look at the list fresh each year as part of a diligent risk review.	Responsibility for the management of the Company's risks rests with the Company's senior management team. The Board's oversight of the Company's risk management function is designed to provide assurance that the Company's risk management processes are well adapted to and consistent with the Company's business and strategy, and are functioning as intended. The Board focuses on fostering a culture of risk awareness and risk-adjusted decision-making and ensuring that an appropriate "tone at the top" is established. The Board regularly discusses and updates a listing of areas of risk and a suggested allocation of responsibilities for such risks among the Board and the Board committees. The charter for each of our committees requires each committee to periodically review risks in their respective areas. Each committee:

•

Receives periodic presentations from management about its assigned risk areas;

•

Receives information about the effectiveness of the risk identification and mitigation measures being employed; and

•

Discusses their risk reviews with the Board at least annually.

Consistent with the requirements of the NYSE's corporate governance standards, the Audit Committee periodically reviews the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews the comprehensiveness of the Board's risk oversight activities and the Company's risk assessment process, and plays a coordinating role designed to ensure that no gaps exist in the coverage by the Board committees of risk areas.

The Executive Risk Committee is comprised of senior level officers of the Company and is chaired by the Chief Financial Officer. Among other responsibilities, this Committee is responsible for ensuring that the Board receives timely information concerning the Company's material risks and risk management processes. The Executive Risk Committee provides the Board with a list of the Company's top risks on an annual basis. The internal enterprise risk management group reports to the Vice President, Controller and Chief Accounting Officer, who reports to the Executive Vice President and Chief Financial Officer. The internal risk management group is responsible for (1) implementing a consistent risk management framework and reporting process across the Company, and (2) ensuring that the Executive Risk Committee is informed of those processes and regularly apprised of existing material risks and the emergence of additional material risks.

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Information About Our Board and Corporate Governance

Director Resignation Policies

We employ a plurality voting standard with a director resignation policy because we believe a majority voting policy is inconsistent with cumulative voting, which is mandated by the Arizona Constitution.	With respect to the election of directors, the Company's Bylaws provide that in an uncontested election, a director nominee who receives a greater number of votes cast "withheld" for his or her election than "for" such election will promptly tender his or her resignation to the Corporate Governance Committee. The Corporate Governance Committee is required to evaluate the resignation, taking into account the best interests of the Company and its shareholders, and will recommend to the Board whether to accept or reject the resignation.

Under the Company's Corporate Governance Guidelines, upon a substantial change in a director's primary business position from the position the director held when originally elected to the Board, a director is required to apprise the Corporate Governance Committee and to offer his or her resignation for consideration to the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the tendered resignation.

Director Retirement Policy

Under the Company's Corporate Governance Guidelines, an individual shall not be eligible to be nominated for election or re-election as a member of the Board of the Company or APS if, at the time of the nomination, the individual has attained the age of 75 years. This policy shall apply regardless of the source of the nomination or whether the nomination was made at a meeting of the Board of Directors, at an Annual Meeting or otherwise.

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Information About Our Board and Corporate Governance

Shareholder Engagement and Communications with the Board

Our Goal.    What our shareholders think is important to us. We seek to maintain a transparent and productive dialogue with our shareholders by:

✓
Providing clear and timely information,

✓
Seeking and listening to feedback, and

✓
Being responsive.

Our Plan.    To accomplish this goal, we have an established shareholder engagement program designed to maintain a dialogue with our shareholders, which was further augmented during 2017 in response to what the Board considered a disappointing level of shareholder support for our annual advisory vote on compensation. Each year we strive to respond to shareholder questions in a timely manner, conduct extensive proactive outreach to investors, and evaluate the information we provide to investors in an effort to continuously improve our engagement. In 2017, we contacted the holders of approximately 50% of the shares outstanding and met with the holders of approximately 40% of the shares outstanding. Our Lead Director and member of the Human Resources Committee, Kathryn Munro, participated in a number of the shareholder discussions providing shareholders with direct access to the Board.

Our Results.    We listened to our shareholders. After considering their feedback, the Board in late 2017 and early 2018 made several changes in response:

✓
Increased the proportion of performance shares in our CEO's and Executive Vice Presidents' 2018 long-term incentive awards from 60% to 70%;

✓
Clarified how our performance metrics support and align with our long-term strategy;

✓
Revised 2018 metrics in certain key business units to better align with our priorities and emphasize top-quartile and above performance;

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Information About Our Board and Corporate Governance
✓
Adopted a formal clawback policy;

✓
Enhanced CD&A disclosures;

✓
Redesigned annual incentive disclosure;

✓
Added detail on how we select our peer group;

✓
Added specific responsibility for oversight of sustainability matters to the charter of the Nuclear and Operating Committee; and

✓
Included a director key skills and experience matrix in this Proxy Statement.

Communicating with the Board.    Shareholders and other parties interested in communicating with the Board may do so by writing to the Corporate Secretary, Pinnacle West Capital Corporation, 400 North Fifth Street, Mail Station 8602, Phoenix, Arizona 85004. The Corporate Secretary will transmit such communications, as appropriate, depending on the facts and circumstances outlined in the communications. In that regard, the Corporate Secretary has discretion to exclude communications that are unrelated to the duties and responsibilities of the Board, such as commercial advertisements or other forms of solicitations, service or billing matters and complaints related to individual employment-related actions.

Codes of Ethics and APS Core Strategic Framework

To ensure the highest levels of business ethics, the Board has adopted the Code of Ethics and Business Practices, which applies to all employees, officers and directors, and the Code of Ethics for Financial Executives, both of which are described below:

Code of Ethics and Business Practices ("Code of Ethics").    Employees, directors and officers receive access to and training on the Code of Ethics when they join the Company or APS, as well as annual updates. The Code of Ethics helps ensure that employees, directors and officers of the Company and APS act with integrity and avoid any real or perceived violation of the Company's policies and applicable laws and regulations. The Company provides annual online training and examination covering the principles in the Code of Ethics. This training includes extensive discussion of the Company's values, an explanation of Company ethical standards, application of ethical standards in typical workplace scenarios, information on reporting concerns, assessment questions to measure understanding, and an agreement to abide by the Code of Ethics. All employees of the Company and APS and all of our directors complete the training.

Code of Ethics for Financial Executives.    The Company has adopted a Code of Ethics for Financial Executives, which is designed to promote honest and ethical conduct and compliance with applicable laws and regulations, particularly as related to the maintenance of financial records, the preparation of financial statements, and proper public disclosure. "Financial Executive" means the Company's CEO, Chief Financial Officer, Chief Accounting Officer, Controller, Treasurer, General Counsel, the President and Chief Operating Officer of APS, and other persons designated from time to time as a Financial Executive subject to the Code of Ethics for Financial Executives by the Chair of the Audit Committee.

Both codes are available on the Company's website (www.pinnaclewest.com).

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Information About Our Board and Corporate Governance

Core.    The Company and APS have adopted Core, which is a strategic framework that sets forth the foundation from which we operate. It defines our vision, mission, critical areas of focus, and values. APS's vision is to create a sustainable energy future for Arizona. APS's mission is to safely and efficiently deliver reliable energy to meet the changing needs of our customers. The critical areas of focus are employees, operational excellence, security, environment, customer value, community, and shareholder value. The framework affirms our corporate values of safety, integrity and trust, respect and inclusion, and accountability. Here is our Core:

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Information About Our Board and Corporate Governance

Director Qualifications and Selection of Nominees for the Board

Director Qualifications.    The Bylaws and the Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on the Board. Under the Bylaws, a director must be a shareholder of the Company. In determining whether an individual should be considered for Board membership, the Corporate Governance Committee considers the following core characteristics:

•
High Standards:  We look for directors that set high standards and expectations for themselves and others and the accomplishment of those standards and expectations.

•
Informed Judgment:  Directors should be thoughtful in their deliberations. We look for directors who demonstrate intelligence, wisdom and thoughtfulness in decision-making. Their decision-making process should include a willingness to thoroughly discuss issues, ask questions, express reservations and voice dissent.

•
Integrity and Accountability:  Directors should act with integrity. We look for directors who have integrity and strength of character in their personal and professional dealings. Our directors should be prepared to be, and are held, accountable for their decisions.

•
Time and Effort:  Directors should spend the necessary time to properly discharge their responsibilities as directors, including reviewing written materials provided to the Board or committee in advance of Board or committee meetings. Directors are expected to be present at all Board meetings, the Annual Meeting of Shareholders, and meetings of committees on which they serve. We also expect our directors to make themselves accessible to management upon request.

•
Other Commitments:  We expect our directors to monitor their other commitments to assure that these other commitments do not impact their service to our Company. Directors may not serve on more than three other boards of public companies in addition to the Pinnacle West Board without the prior approval of the Corporate Governance Committee. A director may not serve as a member of the Audit Committee if they serve on the audit committees of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee.

•
Stock Ownership:  We expect our directors to have investments in the Company's stock that align with our shareholders. Our directors are expected to comply with our Director Stock Ownership Policy.

The Corporate Governance Committee considers diversity in its selection of nominees utilizing a broad meaning to include not only factors such as race and gender, but also background, experience, skills, accomplishments, financial expertise, professional interests, and the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented. The Corporate Governance Committee considers the following qualities as well:

•
Regulatory and political knowledge is relevant to the Company as the utility industry is heavily regulated and directly affected by public policy and the actions of federal, state and local governmental agencies.

•
Nuclear expertise at the strategic level is important to the Company as we operate, Palo Verde Generating Station, a nuclear power plant and the largest power plant in the United

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Information About Our Board and Corporate Governance

  States. As we plan for our future, Palo Verde plays a large role in shaping the Company's business strategy and the future of our generation mix.

•
Understanding of the Company's business environment is a critical attribute in planning our short- and long-term business strategies. Possessing knowledge of the Company's business environment includes not only experience in the broader utility industry, but also experience with factors unique to the Southwest and Arizona, including understanding the business from the perspective of the customer.

•
Large organizational leadership of complex operations provides a broad range of skills and experience beneficial to our decision-making, including human resource management, business strategy, finance and capital allocation.

•
Public company experience, as a member of a public company board or as CEO or other senior leader, gives a director an understanding of many of the structural and business strategy challenges facing a public company. This experience provides invaluable leadership skills in auditing matters, investment strategy and corporate governance.

•
Risk oversight and management skills are essential to the Board's role in overseeing and managing the risk associated with operating in the utility industry.

Selection of Nominees for the Board.    The Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for a director position. The Corporate Governance Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and whether the Board reflects the appropriate balance of knowledge, skills, expertise, and diversity required for the Board as a whole. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance Committee may consider various potential candidates. Candidates may be considered at any point during the year and come to the attention of the Corporate Governance Committee through current Board members, professional search firms or shareholders. The Corporate Governance Committee evaluates all nominees from these sources against the same criteria.

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Proposal 1 — Election of Directors

The ten nominees for election as directors are set forth below. All nominees will be elected for a one-year term that will expire at the 2019 Annual Meeting. The directors' ages are as of February 21, 2018. All of our directors also serve as directors of APS for no additional compensation.

Donald E. Brandt	BACKGROUND

Age 63

Director since 2009

Chairman of the Board, President and CEO of the Company and APS

Mr. Brandt not only serves as our Chairman of the Board, President and CEO, he has been recognized as a leader in the industry, currently serving as Chairman of Nuclear Energy Institute ("NEI") and a Board Member of the Institute of Nuclear Power Operations ("INPO"), Nuclear Energy Insurance Limited ("NEIL") and Edison Electric Institute ("EEI"). Mr. Brandt brings the following key attributes to the Company:

•

Business strategy experience

•

CEO/senior leadership experience

•

Complex operations experience

•

Extensive knowledge of the Company's business environment

•

Government/public policy/regulatory knowledge

•

Nuclear experience

•

Utility industry experience

Mr. Brandt has been Chairman of the Board and CEO of the Company since April 2009 and President of the Company since March 2008. He has been President of APS since May 2013, Chairman of the Board of APS since April 2009, and CEO of APS since March 2008. Mr. Brandt also served as President of APS from December 2006 to January 2009. Mr. Brandt has served as an officer of the Company in the following additional capacities: March 2008 to April 2009 as Chief Operating Officer; September 2003 to March 2008 as Executive Vice President; December 2002 to September 2003 as Senior Vice President; and December 2002 to March 2008 as Chief Financial Officer.

QUALIFICATIONS

As Chairman of the Board, President and CEO of the Company and APS, Mr. Brandt has hands-on experience in leading a large, complex organization. This leadership, combined with nearly three decades of leadership experience in the utility industry, gives Mr. Brandt extensive knowledge of the factors affecting the Company's business environment and business strategy, including utility-specific financial and operational experience and public policy and regulatory knowledge. Mr. Brandt also has strategic nuclear expertise and currently serves as Chairman of NEI and as a Board Member of INPO, NEIL and EEI, all major industry organizations that provide insight into nuclear, operational, financial and policy matters of great importance to the Company.

28            |      2018 Proxy Statement

Proposal 1 — Election of Directors

Denis A. Cortese, M.D.	BACKGROUND

Age 73

Director since 2010

Committees

•

Audit

•

Human Resources

•

Nuclear and Operating

INDEPENDENT DIRECTOR

Dr. Cortese, former President and CEO of Mayo Clinic, a worldwide leader in medical care with operations located throughout the United States, brings the following key attributes to the Company:

•

Complex operations experience

•

Customer perspectives

•

Finance/capital allocation

•

Financial literacy/accounting

•

Government/public policy/regulatory

•

Human resources management/compensation

•

Risk oversight and management

Dr. Cortese is the Director of the ASU Health Care Delivery and Policy Program and a Foundation Professor in the Department of Biomedical Informatics, Ira A. Fulton School of Engineering and in the School of Health Management and Policy, W.P. Carey School of Business. He has held these positions since February 2010. Dr. Cortese has been Emeritus President and Chief Executive Officer of the Mayo Clinic (medical clinic and hospital services) since November 2009, and was President and Chief Executive Officer of the Mayo Clinic from March 2003 until his retirement in November 2009. Dr. Cortese is also a director of Cerner Corporation.

QUALIFICATIONS

As former President and Chief Executive Officer of the Mayo Clinic, a multi-state, complex hospital and medical care system, Dr. Cortese gained extensive experience in human resources management, risk oversight and risk management, customer perspectives, and leading complex organizations with multiple constituencies. He led an organization that delivers strong and efficient customer service, which parallels the Company's strategies. Through his service at Mayo, he developed experience in finance, capital allocation, accounting, and regulation, and his background in public policy development, science and technology brings valuable perspective to issues that face the Company.

2018 Proxy Statement      |           29

Proposal 1 — Election of Directors

Richard P. Fox	BACKGROUND

Age 70

Director since 2014

Committees

•

Audit

•

Finance

•

Human Resources

INDEPENDENT DIRECTOR

As a former Managing Partner of Ernst & Young, one of the "Big Four" auditing firms with multinational operations, Mr. Fox brings the following key attributes to the Company:

•

Audit expertise

•

Business strategy

•

Customer perspectives

•

Financial literacy/accounting

•

Human resources management/compensation

•

Public board service

•

Risk oversight and management

Mr. Fox has served as a consultant and independent board member since 2001 for companies in various industries. Mr. Fox previously held executive, operational and financial positions at CyberSafe Corporation ("CyberSafe"), Wall Data, Incorporated ("Wall Data") and PACCAR Inc., and is a former Managing Partner of Ernst & Young's Seattle office. Mr. Fox is also a director of Acxiom Corporation, Univar, Inc., and ServiceMaster Global Holdings. Within the past five years, Mr. Fox has served as a director of FLOW International Corporation and Pendrell Corporation.

QUALIFICATIONS

As a former Managing Partner of Ernst & Young and as former Chief Financial Officer of Wall Data and President and Chief Operating Officer of CyberSafe, Mr. Fox has a deep understanding of auditing, financial and accounting matters. Mr. Fox has also served on the boards of several companies throughout his career, including seven public companies, giving him extensive insights into business strategy, human resources management and compensation, risk oversight and risk management, and the customer perspective. His extensive board experience, including service on various audit committees and finance committees, including chairmanships, adds to the Board's depth and capabilities.

30            |      2018 Proxy Statement

Proposal 1 — Election of Directors

Michael L. Gallagher	BACKGROUND

Age 73

Director since 1999

Committees

•

Nuclear and Operating (Chair)

•

Corporate Governance

INDEPENDENT DIRECTOR

As a founding member of Gallagher & Kennedy, Mr. Gallagher built a successful law practice in Arizona. In his role as Chair of the Nuclear and Operating Committee, Mr. Gallagher has devoted significant time in becoming familiar with the Company's generation, transmission and distribution operations. Mr. Gallagher has represented the Company before the NRC and has participated on the Company's behalf in meetings of the World Organization of Nuclear Operators. Mr. Gallagher brings the following key attributes to the Company:

•

Business strategy

•

Corporate governance

•

Customer perspectives

•

Extensive knowledge of the Company's business environment

•

Finance/capital allocation

•

Human resources management/compensation

•

Risk oversight and management

Mr. Gallagher is Chairman Emeritus of Gallagher & Kennedy P.A. ("Gallagher & Kennedy") in Phoenix, Arizona (an Arizona based law firm). He has held this position since 2001. Mr. Gallagher served as President of Gallagher & Kennedy from 1978 through 2000. Mr. Gallagher is also a director of Werner Enterprises Inc. Within the past five years Mr. Gallagher served as a director of AMERCO, the parent company of U Haul International, Inc., and chaired its Independent Governance Committee. He is currently serving as a Trustee of the Peter Kiewit Foundation.

QUALIFICATIONS

Mr. Gallagher has represented a broad and diverse spectrum of corporate clients. Mr. Gallagher provides guidance and judgment gained through advising senior management and boards of directors on the varied issues regularly considered by the Board. His knowledge and experience from participating on the boards of other publicly-traded and private companies provides valuable perspective to the Company with regard to business strategy, finance/capital allocation, human resources management and compensation and risk oversight and risk management. He also has extensive experience addressing corporate governance matters, making him a good fit for the Corporate Governance Committee. Mr. Gallagher's tenure with the Company and service on the Nuclear and Operating Committee has provided him extensive knowledge of the Company and its business environment and, as a long-time resident and founder of an Arizona-based business, he is familiar with the perspectives of customers in the Central Arizona service territory of APS.

2018 Proxy Statement      |           31

Proposal 1 — Election of Directors

Dale E. Klein, Ph.D.	BACKGROUND

Age 70

Director since 2010

Committees

•

Audit

•

Nuclear and Operating

INDEPENDENT DIRECTOR

As former Chairman of the NRC, the entity that formulates policies and regulations governing nuclear reactor and materials safety, issues orders to licensees, and adjudicates legal matters brought before it, Dr. Klein brings the following key attributes to the Company:

•

CEO/senior leadership

•

Complex operations experience

•

Financial literacy/accounting

•

Government/public policy/regulatory

•

Human resources management/compensation

•

Nuclear experience

•

Utility industry experience

Dr. Klein served as Chairman of the NRC from July 2006 to May 2009, and thereafter continued as a Commissioner until March 2010. He was Assistant to the Secretary of Defense for Nuclear, Chemical and Biological Defense Programs from November 2001 to July 2006. Dr. Klein is a Professor of Mechanical Engineering at the University of Texas at Austin. He has held this position since September 1977. Dr. Klein is also Associate Vice Chancellor for Research at the University of Texas System. He has held this position since January 2011. He is also a director of Southern Company.

QUALIFICATIONS

The NRC oversees nuclear power plant operations in the United States. As the former Chairman of the NRC, Dr. Klein brings expertise in all aspects of nuclear energy regulation, operation, technology and safety. His broad national and international experience in all aspects of the nuclear utility industry, nuclear energy, government and regulation brings value to the Board, not only from the perspective of our operations at Palo Verde, but also as the Company and APS look at new opportunities in our evolving utility business. His service with the NRC, including his tenure as Chairman, gives him senior leadership experience in operating large, complex organizations, financial literacy and human resources management and compensation experience.

32            |      2018 Proxy Statement

Proposal 1 — Election of Directors

Humberto S. Lopez	BACKGROUND

Age 72

Director since 1995

Committees

•

Finance (Chair)

•

Audit

•

Human Resources

INDEPENDENT DIRECTOR

Mr. Lopez is an accomplished real estate developer throughout Arizona and brings the following key attributes to the Company:

•

Customer perspectives

•

Extensive knowledge of the Company's business environment

•

Finance/capital allocation

•

Financial literacy/accounting

•

Human resources management/compensation

•

Investment experience

•

Risk oversight and management

Mr. Lopez is Chairman of the Board of HSL Properties, Inc. (real estate development and investment), in Tucson, Arizona. He has held this position since January 2016. Mr. Lopez was President of HSL Properties, Inc. from 1975 to January 2016.

QUALIFICATIONS

In addition to management and business knowledge, Mr. Lopez brings extensive investment and real estate development expertise to the Company. His understanding of real estate and associated markets has proven to be a valuable asset to the Company due to the importance of those markets in Arizona. Mr. Lopez is also extensively familiar with the Company's business environment, including our customers' perspective and the State's historic economic cycles, which help the Company plan for future growth and energy needs. As an entrepreneur who built his own real estate development business, Mr. Lopez has gained essential knowledge and skills and experience in accounting, finance and capital allocation, human resources, and risk oversight and risk management.

2018 Proxy Statement      |           33

Proposal 1 — Election of Directors

Kathryn L. Munro	BACKGROUND

Age 69

Director since 2000

Lead Director

Committees

•

Corporate Governance (Chair)

•

Finance

•

Human Resources

INDEPENDENT DIRECTOR

As a former CEO of BofA's Southwest Banking Group, Ms. Munro brings a wealth of experience to the Company, including the following key attributes:

•

CEO/senior leadership experience

•

Corporate governance

•

Extensive knowledge of the Company's business environment

•

Human resources management/compensation

•

Investment experience

•

Public board service

•

Risk oversight and management

Ms. Munro is a principal of BridgeWest, LLC (an investment company). She has held this position since July 2003. Ms. Munro was Chairman of BridgeWest, LLC from February 1999 until July 2003. From 1996 to 1998, Ms. Munro served as Chief Executive Officer of Bank of America's ("BofA") Southwest Banking Group and was President of BofA Arizona from 1994 to 1996. Prior to that, Ms. Munro held a variety of senior positions during her 20-year career with BofA. Ms. Munro is also Chairman of the Board of Premera Blue Cross and Lead Director of Knight-Swift Transportation Holdings, Inc. ("Knight-Swift").

Ms. Munro is the Company's Lead Director.

QUALIFICATIONS

As principal of an investment company, and as former Chief Executive Officer of BofA's Southwest Banking Group and President of BofA Arizona, Ms. Munro brings business and investment acumen, financial knowledge, and leadership skills to the Company. Her extensive knowledge of the Company's business environment includes experience with the cycles in Arizona's economy, which assists a growing infrastructure company like Pinnacle West in accessing capital and meeting its financing needs. Ms. Munro is an experienced director, currently serving on the boards of Knight-Swift and Premera Blue Cross, providing her experience in human resources management and compensation, corporate governance, and risk oversight and risk management.

34            |      2018 Proxy Statement

Proposal 1 — Election of Directors

Bruce J. Nordstrom	BACKGROUND

Age 68

Director since 2000

Committees

•

Audit (Chair)

•

Corporate Governance

•

Nuclear and Operating

INDEPENDENT DIRECTOR

As the President of Nordstrom and Associates and a practicing CPA, Mr. Nordstrom brings the following key attributes to the Company:

•

Audit expertise

•

Corporate governance

•

Customer perspectives

•

Extensive knowledge of the Company's business environment

•

Financial literacy/accounting

•

Human resources management/compensation

•

Risk oversight and management

Mr. Nordstrom is President of and a certified public accountant at the firm of Nordstrom & Associates, P.C., in Flagstaff, Arizona. He has held this position since 1988.

QUALIFICATIONS

As the president of an accounting firm, Mr. Nordstrom has an extensive accounting, auditing and financial skill set, as well as familiarity with principles of risk oversight and risk management. His tenure with the Company in addition to operating an Arizona-based business has provided him with extensive knowledge of the Company's business environment. Furthermore, as an individual who built and currently heads an accounting firm in Flagstaff, Arizona, Mr. Nordstrom has obtained experience in human resources management and compensation and corporate governance as well as a familiarity with the perspectives of customers in the Northern Arizona service territory of APS.

2018 Proxy Statement      |           35

Proposal 1 — Election of Directors

Paula J. Sims	BACKGROUND

Age 56

Director since 2016

Committees

•

Finance

•

Nuclear and Operating

INDEPENDENT DIRECTOR

Ms. Sims brings hands-on experience in electric utility operations, including, generation, renewable energy, energy efficiency, fuels and energy trading, and customer service, as well as an understanding of the role of management and executive oversight, and brings the following key attributes to the Company:

•

Business strategy

•

CEO/senior leadership experience

•

Complex operations experience

•

Government/public policy/regulatory

•

Nuclear experience

•

Risk oversight and management

•

Utility industry experience

Ms. Sims is a Professor of Practice and Executive Coach at the University of North Carolina Kenan-Flagler Business School. She has held this position since May 2012. Ms. Sims was Senior Vice President of Corporate Development and Improvement at Progress Energy Inc. from July 2010 to June 2012 and Senior Vice President of Power Operations of Progress Energy from July 2007 to July 2010.

QUALIFICATIONS

Ms. Sims worked directly in the utility industry for more than 13 years. She brings extensive leadership experience to the Company in business strategy, electric utility operations, nuclear strategy, and operating in a regulated environment. In her prior roles at Progress Energy, Ms. Sims was responsible for complex business operations and strategy, including new generation, supply chain and information technology, as well as overall process and efficiency improvements. Her experience gives her extensive insight into the operational, regulatory, and risk-related matters that are of ever-increasing significance to the Company.

36            |      2018 Proxy Statement

Proposal 1 — Election of Directors

David P. Wagener	BACKGROUND

Age 63

Director since 2014

Committees

•

Audit

•

Finance

•

Nuclear and Operating

INDEPENDENT DIRECTOR

As the Managing Partner of Wagener Capital Management, Mr. Wagener is experienced at analyzing business strategies, and brings the following key attributes to the Company:

•

Business strategy

•

Finance/capital allocation

•

Financial literacy/accounting

•

Investment experience

•

Public board service

•

Risk oversight and management

•

Utility industry experience

Mr. Wagener is the Managing Partner of Wagener Capital Management, an investment and advisory firm serving utility and private equity companies. He has held this position since June 1995. Mr. Wagener previously held executive positions at Salomon Brothers and Goldman, Sachs & Co. Mr. Wagener served as a director of SunCor Development Company from January 2011 to March 2013.

QUALIFICATIONS

Mr. Wagener brings to the Board over 35 years of experience in the power/energy industry, project finance and investment banking experience, and knowledge of utility regulation. Through his financial experience and service on boards of public companies he has developed key experience in capital allocation, accounting, and risk oversight and risk management. His participation brings value to the Company and the Board as we address structural and business strategy challenges facing the utility industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF THE NOMINATED SLATE OF DIRECTORS

Current Director Not Standing for Reelection.    Dr. Roy A. Herberger, Jr. will retire from the Board effective at the Annual Meeting. The Board recognizes Dr. Herberger's distinguished service over the years and thanks Dr. Herberger for his tireless labor, devotion and service to the Company.

2018 Proxy Statement      |           37

Proposal 1 — Election of Directors

Director Independence

NYSE rules require companies whose securities are traded on the NYSE to have a majority of independent directors. These rules describe certain relationships that prevent a director from being independent and require a company's board of directors to make director independence determinations in all other circumstances. The Company's Board has also adopted Director Independence Standards to assist the Board in making independence determinations. These Director Independence Standards are available on the Company's website (www.pinnaclewest.com).

Ten of our eleven directors are independent.	Based on the Board's review, the Board has determined that one of the Company's directors is not independent and that all of the other directors are independent. The independent directors are Messrs. Fox, Gallagher, Lopez, Nordstrom, and Wagener, Drs. Cortese, Herberger and Klein, and Mses. Munro and Sims. Mr. Brandt is not independent under the NYSE rules or the Director Independence Standards because of his employment with the Company.

In accordance with the NYSE rules and the Director Independence Standards, the Board undertakes an annual review to determine which of its directors are independent. The review generally takes place in the first quarter of each year; however, directors are required to notify the Company of any changes that occur throughout the year that may impact their independence.

Dr. Cortese is independent under the tests imposed by the NYSE rules and our Director Independence Standards.
Dr. Cortese is an employee of Arizona State University ("ASU") in his capacity as the Director of the ASU Health Care Delivery and Policy Program and a Foundation Professor in the Department of Biomedical Informatics, Ira A. Fulton School of Engineering and in the School of Health Management and Policy, W.P. Carey School of Business. ASU is considered a part of the reporting entity for the State of Arizona (the "State") for financial reporting purposes and, as such, the State is the entity considered in applying the independence tests. In considering the independence of Dr. Cortese, the Board considered the fact that transactions between the State and the Company and its affiliates consist of providing electric service, the payment of various State fees, taxes, memberships, licenses, sponsorships and donations, and the payment by each party of utility-related costs. The Board determined that these matters do not impact Dr. Cortese's independence, since amounts paid to or received from the State are less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards. In addition, Dr. Cortese did not and does not benefit, financially, directly or indirectly, from ASU's business relationships with the Company, most of which consist of receiving electric service at regulated rates.

38            |      2018 Proxy Statement

Proposal 1 — Election of Directors

Mr. Fox is independent under the tests imposed by the NYSE rules and our Director Independence Standards.	Mr. Fox serves as a director of Univar, Inc. APS purchases chemicals that are used in the operation and maintenance of our power plants, primarily in controlling our water chemistry, from Univar. However, since: (a) the amounts paid to Univar were less than the dollar thresholds set forth in the NYSE rules and our Director Independence Standards and were less than one percent of the Company's and Univar's revenues for fiscal year 2017; (b) the relationship between APS and Univar pre-dates Mr. Fox joining the Board; and (c) our purchases from Univar are negotiated at arm's length, the Board determined that these transactions do not impact Mr. Fox's independence.

Mr. Gallagher is Chairman Emeritus of the law firm of Gallagher and Kennedy, P.A. The law firm did not provide any services to the Company or APS in 2017 and services that were provided to the Company and APS in 2016 and 2015 were less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards and were less than one percent of the Company's and Gallagher and Kennedy's revenues for fiscal years 2016 and 2015, respectively. With respect to all of the directors, the Board considered that many of the directors and/or businesses of which they are officers, directors, shareholders, or employees are located in APS's service territory and purchase electricity from APS at regulated rates in the normal course of business. The Board considered these relationships in determining the directors' independence, but, because the rates and charges for electricity provided by APS are fixed by the Arizona Corporation Commission (the "ACC"), and the directors satisfied the other independence criteria specified in the NYSE rules and the Director Independence Standards, the Board determined that these relationships did not impact the independence of any director. The Board also considered contributions to charitable and non-profit organizations where a director also serves as a director of such charity or organization. However, since no director is also an executive officer of such charitable or non-profit organization, the Board determined that these payments did not impact the independence of any director.

2018 Proxy Statement      |           39

Stock Matters

Ownership of Pinnacle West Stock

The following table shows the amount of Pinnacle West common stock owned by the Company's directors, the NEOs, our directors and executive officers as a group, and those persons who beneficially own more than 5% of the Company's common stock. Unless otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned.

The address of each of the listed shareholders not otherwise set forth below is P.O. Box 53999, Mail Station 8602, Phoenix, Arizona 85072-3999. Unless otherwise indicated, all information is as of March 9, 2018, the Record Date for the Annual Meeting.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED(1) (#)	PERCENT OF CLASS (%)

Directors:
Donald E. Brandt	105,291	*
Denis A. Cortese, M.D.	13,968	*
Richard P. Fox	6,522	*
Michael L. Gallagher	20,475	*
Roy A. Herberger, Jr., Ph.D.	36,859	*
Dale E. Klein, Ph.D.	15,545	*
Humberto S. Lopez	55,904	*
Kathryn L. Munro	27,776	*
Bruce J. Nordstrom	34,810	*
Paula J. Sims	2,416	*
David P. Wagener	9,221	*
Other NEOs:
Robert S. Bement	18,226	*
Randall K. Edington	37,630	*
David P. Falck	52,739	*
James R. Hatfield	41,710	*
Mark A. Schiavoni	42,888	*
All Directors and Executive Officers as a Group (23 Persons):	596,829	*
5% Beneficial Owners:(2)
BlackRock, Inc. and certain related entities(3) 40 East 52nd Street New York, NY 10055	11,354,305	10.20%
State Street Corporation and certain related entities(4) One Lincoln Street Boston, MA 02111	5,825,397	5.21%
The Vanguard Group Inc.(5) 100 Vanguard Boulevard Malvern, PA 19355	12,139,068	10.86%

*
Represents less than 1% of the outstanding common stock.

(1)
Includes: vested Supplemental RSUs (as defined on pages 82-83 of this Proxy Statement) for the NEOs; vested RSUs and stock units ("SU") payable in stock for the directors; and associated dividends payable in

40            |      2018 Proxy Statement

Stock Matters

  stock; as follows: Mr. Brandt — 28,268; Mr. Bement — 7,858; Mr. Falck — 7,858; Mr. Hatfield — 7,858; Mr. Schiavoni — 7,858; Mr. Fox — 1,474; Mr. Gallagher — 7,688; Dr. Klein — 15,445; Dr. Herberger — 4,958; and Ms. Munro — 12,145. The following shares are held jointly: Dr. Klein — 100; and Mr. Nordstrom — 33,310. The following shares are held in joint trusts: Dr. Cortese — 13,968; Mr. Edington — 37,630; Mr. Gallagher — 12,787; Mr. Hatfield — 33,852; Dr. Herberger — 15,848; Mr. Lopez — 55,904; Ms. Munro — 13,986; and Mr. Wagener — 9,221.

(2)
The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes 3-5.

(3)
BlackRock, Inc. Schedule 13G/A filing, dated January 19, 2018, relating to a parent holding company and certain affiliates, reports beneficial ownership as of December 31, 2017 of 11,354,305 shares, with sole voting power as to 10,249,504 shares and sole dispositive power as to 11,354,305 shares. The Company maintains normal commercial relationships with BlackRock, Inc. and its subsidiaries. The Company does not consider these relationships to be material.

(4)
State Street Corporation Schedule 13G filing, dated February 14, 2018, relating to a parent holding company and certain affiliates, reports beneficial ownership as of December 31, 2017 of 5,825,397 shares, with shared voting and dispositive power. The Company maintains normal commercial relationships with State Street Corporation and its subsidiaries. The Company does not consider these relationships to be material.

(5)
The Vanguard Group, Inc. Schedule 13G/A, dated February 9, 2018, reports beneficial ownership as of December 31, 2017 of 12,139,068 shares with shared voting power as to 51,289 shares, sole voting power as to 168,940 shares, shared dispositive power as to 201,540 shares, and sole dispositive power as to 11,937,528 shares; Vanguard Fiduciary Trust Company as beneficial owner of 120,713 shares; and Vanguard Investments Australia, Ltd., as beneficial owner of 128,516 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes of ownership with the SEC. Based solely on the Company's review of these reports, the Company believes that its directors, executive officers, and greater than 10% beneficial owners complied with their respective Section 16(a) reporting requirements for fiscal year 2017 on a timely basis.

2018 Proxy Statement      |           41

Related Party Transactions

The Corporate Governance Committee is responsible for reviewing and approving all transactions with any related party, which consists of any of our directors, director nominees, executive officers, shareholders owning more than 5% of the Company's common stock and, with respect to each of them, their immediate family members and certain entities in which they are an officer or a shareholder, partner, member or other participant who, directly or indirectly, has a substantial ownership interest in or otherwise substantially controls or shares control of such entity (a "Related Party"). This obligation is set forth in writing in our Statement of Policy Regarding Related Party Transactions (the "Policy").

To identify Related Party Transactions, as defined in the Policy, each year the Company requires our directors and officers to complete director and officer questionnaires identifying any transactions with the Company in which a Related Party has an interest. We review Related Party Transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with our interests. The Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to notify the Company's management. In addition, the Policy specifically provides that any Related Party Transaction must be approved or ratified by the Corporate Governance Committee. A "Related Party Transaction" is any transaction or a series of similar transactions in which the Company or any of its subsidiaries is or was a participant, where the amount involved exceeds $120,000 in the aggregate, and in which any Related Party has a direct or indirect material interest, other than:

•
Transactions in which rates or charges are fixed in conformity with law or governmental authority (such as APS rates approved by the ACC);

•
Transactions in which the rates or charges are determined by competitive bid; or

•
The payment of compensation by the Company to the executive officers, directors, or nominees for directors.

Based on the Policy, SEC rules, and our review, we had no Related Party Transactions in 2017.

42            |      2018 Proxy Statement

Human Resources Committee Report

The Human Resources Committee submitted the following report:

The Human Resources Committee is composed of non-employee directors, each of whom is independent as defined by NYSE rules and the Company's Director Independence Standards.

In accordance with SEC rules, the Human Resources Committee discussed and reviewed the Compensation Discussion and Analysis with management and, based on those discussions and review, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

HUMAN RESOURCES COMMITTEE CHAIR Roy A. Herberger, Jr., Ph.D.	HUMAN RESOURCES COMMITTEE MEMBERS Denis A. Cortese, M.D. Richard P. Fox Humberto S. Lopez Kathryn L. Munro

2018 Proxy Statement      |           43

Executive Compensation

Compensation Discussion and Analysis ("CD&A")

Named Executive Officers

Our NEOs for 2017 were:

Donald E. Brandt Chairman of the Board, President and Chief Executive Officer of PNW and APS

James R. Hatfield Executive Vice President and Chief Financial Officer of PNW and APS

Robert S. Bement Executive Vice President and Chief Nuclear Officer of Palo Verde Generating Station, APS

Randall K. Edington Former Executive Vice President and Advisor to the Chief Executive Officer of APS(1)

David P. Falck Executive Vice President, Law, PNW

Mark A. Schiavoni Executive Vice President and Chief Operating Officer of APS

(1)
Mr. Edington retired on March 22, 2017

44            |      2018 Proxy Statement

Executive Compensation

Executive Summary

Business Overview

Pinnacle West is an electric utility holding company based in Phoenix, Arizona, one of the fastest growing metropolitan areas in the United States. Through our principal subsidiary, APS, we provide retail electricity service to approximately 1.2 million customers in 11 of Arizona's 15 counties.

APS is a vertically-integrated, regulated utility company that maintains full operational control of several power plants, including Palo Verde Generating Station, a nuclear power plant and the country's largest power producer of any kind for more than 25 years.

Plants for which APS has full operational control and responsibility include:

(1)
Net generation rating

Palo Verde is a significant source of our energy supply and while we share ownership of this plant with six other utilities, APS retains full day-to-day operational responsibility. This responsibility includes regulatory responsibility to the NRC. The size of Palo Verde and the complexity of running a nuclear plant of this magnitude requires a highly specialized and experienced management team.

Between our CEO and our Executive Vice Presidents, we have more than 200 combined years of experience in the energy industry, including relevant specialized nuclear experience. This highly skilled team has driven strong performance and value creation for our shareholders. Given our need for specialized experience within our organization, we maintain strong succession planning practices and are focused on developing and retaining talent within our Company. Our Board's focus on attracting, developing and retaining highly skilled and experienced executives is a core consideration in structuring our executive compensation programs.

2018 Proxy Statement      |           45

Executive Compensation

Building Shareholder Value Through Operational Excellence and a Sustainable Energy Future

As Arizona's largest and longest-serving electric company, we're proud of our heritage and performance. We also recognize the implications of new technologies and growing customer expectations, which are leading to changes at our Company and in our industry. Our strategy for building long-term value is driven by our core operational excellence and financial strength while also capitalizing on technology advances that promote a sustainable energy future:

Executing on our financial and operational objectives	Ensuring a sustainable energy future

• Sustaining our operational excellence • Maintaining our financial strength • Leveraging economic growth	• Integrating technology to modernize the grid • Taking steps to address rate design

2017 Rate Review Order.    As an Arizona-based regulated electric utility company, APS periodically submits requests to the ACC for a comprehensive review of our electricity rates. Approval of a rate adjustment enables us to generate revenue with which we fund improvements in our operations and investments that benefit our customers. In June 2016, we initiated our first rate review in five years, and in August 2017, after working with the ACC Staff and key stakeholders, we received approval for our comprehensive rate review. This approval allows for a 3% increase in overall revenues, as well as additional funds for our AZ Sun II rooftop solar program, a refund of surplus of energy efficiency program funds to customers, increased funding for programs assisting limited-income customers, and other key investments in Arizona's energy future. This was an important milestone for us as it allows us to continue making efficient, cost-effective investments while providing safe, reliable service for our customers.

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Track Record of Delivering Results

Our management team has maintained a focus on our core business of operating and investing in a vertically-integrated electric utility. Under the leadership of the senior officer team, since 2009 Palo Verde Generating Station has become one of the top performing nuclear power plants in the U.S., and we have seen strong, sustained gains in shareholder returns and significant improvements in our credit rating.

Performance Transformation

(1)
TSR reflects dividend-adjusted share price between the periods of April 30, 2002-April 30, 2009 and April 30, 2009-December 31, 2017.

During 2017 we continued to deliver strong performance and hit key milestones:

•
Total shareholder value increased $1.1 billion in 2017, $2.8 billion over the last three years, and $5.2 billion over the last five years;

•
Our TSR for 2017 was 12.7%; since May 1, 2009, Pinnacle West has delivered an annualized TSR of 18.8%, exceeding the annualized returns of the S&P 1500 Electric Utilities Index of 11.8% and the S&P 500 Index of 16.2%;

•
Pinnacle West increased its dividend for the 6th straight year, by 6% in 2017;

•
2017 was another successful year for APS with regard to safety, remaining in the top decile for safety performance in the U.S. electric utilities industry; and

•
Pinnacle West obtained a "Leadership" rating from CDP for climate change and water management — one of only two U.S. utilities to earn the highest rating in both categories.

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Shareholder Engagement and Board Responsiveness

2017 Shareholder Engagement.    We have an established shareholder outreach program to maintain a dialogue with our shareholders, and feedback from our shareholders informs our Human Resources Committee's (for purposes of this CD&A, the "Committee") actions. We were disappointed with the level of shareholder support for the 2017 say-on-pay vote, and during the fall following our 2017 Annual Meeting:

•
We specifically sought direct feedback on our compensation program from shareholders;

•
Our Lead Director and Human Resources Committee member, Kathy Munro, participated in a number of the meetings with our shareholders to receive their direct feedback and share it with the Board; and

•
We contacted the holders of approximately 50% of shares outstanding and met with the holders of approximately 40% of shares outstanding, including many of our largest institutional shareholders as well as smaller holders to collect a range of perspectives.

2017 Board Responsiveness.    As in prior years, the feedback received from shareholders during this outreach was an important input into the Committee's and Board's review process. While many of the investors that we spoke to believed our compensation structure was well-aligned with performance, we received valuable feedback about how we could improve the program and make it more transparent.

Following thoughtful discussion of shareholder feedback and a review of the compensation program, the Committee made several changes that it believes align with feedback received and further support our commitment to pay-for-performance.

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2017 Shareholder Feedback and Changes Made in Response

Shareholder Feedback Themes	Human Resources Committee Actions

We can provide better and simpler disclosure	• Streamlined our compensation-related disclosure • Provided additional disclosure around our goal setting processes and Committee decisions

Investors are highly focused on the performance-based aspects of our program

•

Increased the proportion of performance shares in our CEO's and Executive Vice Presidents' 2018 long-term incentive awards from 60% to 70%

•

Revised 2018 metrics in certain key business units to better align with our priorities and emphasize top quartile performance and/or improve on historical trends

•

Earnings goals set for 2018 reflect the August 2017 approval of our comprehensive rate review and represent meaningful year-over-year increases

•

Adopted a formal clawback policy covering short- and long-term incentive awards

•

Clarified how our performance metrics support and align with our business strategy (pages 54-56)

Questions about retention awards to our CEO

•

Provided additional disclosure regarding the 2017 CEO Performance-Contingent Award made to our CEO in 2017, including a more detailed discussion of the rationale for the award and the specific goals that must be achieved for payout to occur (page 65)

•

Provided additional information regarding our succession planning process and how our limited use of performance-contingent awards supports Pinnacle West's continued success (pages 20 and 65)

These changes follow several prior changes to our program in recent years as we seek to align our compensation structure with the evolution of our business and the feedback from our shareholders. Recent changes include:

•
The Committee limited its use of discretion to adjust the CEO's annual incentive awards solely to the occurrence of unanticipated events beginning in 2015;

•
We formally introduced detailed business unit metrics to the CEO's incentive plan to tie the incentive directly to overall operational performance and financial results beginning in 2015;

•
We increased the stock ownership guideline for the CEO to 5x base salary starting in 2016; and

•
We increased the proportion of our annual long-term equity awards allocated to performance-based measures from 55% to 60% beginning in 2016.

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2017 Compensation Design

For 2017, the Company's core executive compensation program consisted of the following key components:

Pay Element		Measurement Period	Performance Link	Description

Base Salary	Cash	Salary is based on experience, performance and responsibilities and is benchmarked to a peer group and market survey data to align with competitive levels.

Annual			Earnings CEO: 62.5% NEOs: 50.0%	Universal measure of business financial performance; encourages achievement of bottom-line earnings growth goals.

Incentives	Cash	1 year	Business Unit Performance(1) CEO: 37.5% NEOs: 50.0%	Pre-established operational business unit performance goals that include safety, customer satisfaction and operational quality and efficiency metrics.

	Performance		Relative TSR 50%	Relative measures incentivize sustained

Long-Term Incentives	Shares 60%(2)	3 years	Relative Operational Performance(3) 50%	shareholder value creation and strong performance on operational benchmarks.

	Restricted Stock Units 40%(2)	Vest ratably over 4 years	Stock Price	Encourages retention; value dependent upon share price appreciation and four-year vesting to encourage retention.

Benefits	We provide benefits, including pension and deferred compensation programs, change of control agreements and limited perquisites, designed to attract and retain our executive talent.

(1)
Based on the following business units, as applicable: Corporate Resources (Communications, Finance/Accounting, Human Resources, Information Technology, Legal, Public Policy, Resource Management, Supply Chain, Sustainability), Palo Verde, Customer Service, Fossil Generation, and Transmission and Distribution. For additional details regarding our goal-setting process and the specific business unit goals for 2017, please refer to pages 54 and 59.

(2)
Long-term incentives award mix changed to 70% performance share awards and 30% RSU awards starting in 2018 for the CEO and Executive Vice Presidents.

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(3)
Based on the following benchmarks: Customer reliability, customer-to-employee improvement ratio, OSHA all-incident injury rate, nuclear generation capacity factors, coal generation capacity factors; all of which are based on comparisons to companies selected by independent, objective data providers. For additional details regarding our goal-setting process and the specific relative long-term operational goals for 2017 performance share awards, please refer to page 63.

Pay at Risk.    The Company believes that a significant portion of each NEO's total compensation opportunity should reflect both upside potential and downside risk.

The charts below illustrate the strong emphasis that we place on performance-based, shareholder-aligned incentive compensation:

2017 CEO Total Compensation 88% at risk	2017 Average for Other NEOs' Total Compensation 67% at risk

Key 2017 Compensation Decisions

For the year ended December 31, 2017, the Committee approved the following compensation decisions for our NEOs:

•
2017 Base Salary Adjustments.  For fiscal 2017, the Committee increased Mr. Brandt's salary by 3%; Messrs. Hatfield, Bement, Falck and Schiavoni received base salary increases of between 3.2%-4.4%.

•
2017 Annual Incentive Award.  Our 2017 annual incentive performance goals were set within the context of the business and economic circumstances known at that time. As a regulated utility, we are generally unable to adjust our base retail prices outside of a rate case. As such, in years in which we do not expect a retail rate adjustment, changes in our revenues over the previous year would depend largely on factors beyond our control, such as customer growth, weather and customer usage patterns.

  Consistent with this methodology, we set the APS 2017 earnings target at $453 million for 2017, essentially flat to 2016 actual earnings of $452 million. Likewise, we set Pinnacle's 2017 target earnings range such that its projected midpoint was $440 million, again essentially flat to Pinnacle's 2016 actual earnings of $442 million. In both cases the earnings goals were set while the decision regarding our comprehensive rate review was still pending. Because we had no visibility to how the rate adjustment would ultimately conclude in mid-2017, the earnings targets excluded any potential impact of a rate adjustment.

  Earnings for APS and Pinnacle West for incentive plan purposes were 7% and 8% above the 2017 targets, respectively as shown on pages 57 and 58. The improvement in 2017

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  earnings was driven in part by effective cost controls and higher revenues. To be consistent with the exclusion of rate adjustment revenues in setting the earnings targets, actual results were adjusted to also exclude the impact of 4.5 months' worth of additional revenues from our rate adjustment, which became effective August 19, 2017. Actual results were further adjusted as permitted by the 2017 Incentive Plans to reflect unusual or non-recurring matters, primarily the impact of a reduction in deferred taxes due to the implementation of the Tax Cuts and Jobs Act of 2017 (the "2017 Tax Act"), which became effective December 2017.

  As noted above on page 49, our 2018 goals reflect the approval of our 2017 rate adjustment and thus a meaningful year-over-year increase in the target.

•
2017 CEO Performance-Contingent Award.  As previously disclosed in advance of our 2017 Annual Meeting, in March 2017 the Committee granted the CEO a two-year, performance-based cash award ("2017 CEO Performance-Contingent Award"). This award is designed to incent Mr. Brandt, a retirement eligible CEO, to remain in his current role while further emphasizing the Board's succession planning priorities. Given the specialized skill sets required of the senior management team in our industry and our Company, a major priority of the CEO is to ensure that the Company's succession strategy and workforce development pipeline is sufficiently robust and continues to be effective. The Committee believed that this award was critical to retaining a retirement-eligible CEO for what was perceived to be a multiple-year succession planning period. The 2017 CEO Performance-Contingent Award is subject to clearly-defined performance goals. The performance goals, as detailed further on page 65, are structured to incentivize continued financial performance while ensuring that succession- and development-related milestones are met. As discussed further below, for Mr. Brandt to fully realize this award, return on equity, earnings, and succession and development hurdles must be achieved in 2017 and 2018.

Compensation Governance

Our executive compensation program is overseen by the Committee. Through ongoing shareholder engagement and regular assessment of our compensation governance practices, we seek to continue to improve our compensation governance:

Compensation Governance

Shareholder feedback informs compensation program design
Substantial proportion of target compensation is at risk (88% for the CEO and 67% for other NEOs)
Performance shares are 100% tied to relative performance (50% on relative TSR and 50% on relative operational metrics) and require 90th percentile performance for maximum payouts
No excise tax gross-up provisions in new or materially amended Change of Control Agreements with our NEOs
Anti-hedging and anti-pledging policy
Stock ownership guidelines for all NEOs (all NEOs' actual ownership levels exceed guidelines)

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Our Philosophy and Objectives

Our compensation program is designed to be transparent with a clear emphasis on putting pay at risk and retaining key executives. Our executive compensation philosophy incorporates the following core principles and objectives:

•
Alignment with Shareholder Interests.  We structure our annual cash and long-term equity incentive compensation to put pay at risk and reward business performance. Payouts under these plans are tied predominantly to the Company's total return to shareholders, earnings, and the achievement of measurable and sustainable business and individual goals, so that executives' interests are tied to the success of the Company and are aligned with those of our shareholders.

•
Key Management Retention.  We structure our program to provide compensation at levels necessary to attract, engage and retain an experienced management team who have the skill sets and industry experience to succeed in our complex operating and regulatory environment, including operating the Palo Verde Generating Station, and who can provide consistently strong operating and financial results.

Executive Compensation Components

Base Salary

Base salaries are set at competitive levels to attract and retain qualified, experienced executives. Salary levels are based on experience, performance and responsibilities, and benchmarked to a peer group and market survey data to align with competitive levels. The Committee reviews competitive salary information and individual salaries for executive officers on an annual basis. In considering individual salaries, the Committee reviews the scope of job responsibilities, individual contributions, business performance, retention concerns, and current compensation compared to market practices. In setting base salaries, the Committee also considers that base salary is used as the basis for calculating annual incentive awards.

In December of 2016, the Committee, based on the considerations set forth above, made the following adjustments to the base salaries of the following NEOs for fiscal year 2017:

Name	2016 Base Salary	2017 Base Salary

Mr. Brandt	$1,315,000	$1,355,000
Mr. Hatfield	$620,000	$640,000
Mr. Bement	$575,000	$600,000
Mr. Falck	$565,000	$585,000
Mr. Schiavoni	$680,000	$710,000

Mr. Edington retired on March 22, 2017 and his salary remained at $1,100,000 for 2017.

Annual Cash Incentives

Our annual cash incentives are strongly performance-based and designed to both reward achievement of pre-determined annual performance objectives that are critical to our business operations and to attract and retain qualified, experienced executives. Performance for NEOs is measured based on relevant and objective earnings and business unit metrics.

•
CEO.  For fiscal year 2017, Mr. Brandt participated in the CEO Incentive Plan.

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•
Other NEOs.   Messrs. Hatfield, Falck and Schiavoni participated in the APS 2017 Annual Incentive Award Plan (the "APS Incentive Plan") and Messrs. Bement and Edington participated in the APS 2017 Annual Incentive Award Plan for Palo Verde Employees (the "Palo Verde Incentive Plan").

The APS Incentive Plan and the Palo Verde Incentive Plan are collectively referred to as the "APS Incentive Plans," and the APS Incentive Plans and the CEO Incentive Plan are collectively referred to as the "2017 Incentive Plans". In December 2016, the Committee approved the CEO Incentive Plan and the Board, on the recommendation of the Committee, approved the APS Incentive Plans.

2017 Incentive Plan Opportunities

NEO	Threshold (% of Salary)	Target (% of Salary)	Maximum (% of Salary)	2017 Actual (% of Salary)	2017 Actual ($)

Mr. Brandt	50%	125%(1)	200%	170.8%	$2,314,340
Mr. Hatfield	17.5%	70%	140%	105.3%	$673,994
Mr. Bement	18.75%	75%	150%	132.0%	$792,000
Mr. Edington	16.25%	65%	130%	25.4%	$279,264(2)
Mr. Falck	16.25%	65%	130%	98.5%	$576,155
Mr. Schiavoni	18.75%	75%	150%	114.6%	$813,633

(1)
Reflects a representative target amount under the CEO Incentive Plan — the Committee structured the CEO Incentive Plan so that if Pinnacle West earnings came in at the mid-point between threshold and maximum amounts and each business unit achieved its target performance levels, Mr. Brandt would receive an incentive award equal to 125% of his 2017 base salary.

(2)
Mr. Edington retired on March 22, 2017, and under the terms of the Palo Verde Incentive Plan, he received a pro-rated award for his service during the year.

Assessing Performance and Payouts

The Board oversees the Company's business strategy. The Company maintains a rigorous performance goal-setting process wherein goals are set based on our annual business planning process and reviewed for relevance and appropriate alignment with our business strategy. This goal-setting approach is integrated into our performance tracking and business reporting, providing a clear line of sight across the Company on an ongoing basis.

The Committee annually reviews the metrics utilized under the annual cash incentive plans to ensure that they remain relevant, with target performance goals set at levels that are intended to be challenging without incentivizing inappropriate risk taking.

Individual awards under our annual cash incentive plans are based on the achievement of relevant and objective earnings and business unit goals, which tie payouts directly to core measures of business performance and key operational business unit results and ultimately serve to enhance shareholder value.

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2017 Annual Incentive Plan Component Summary

(1)
Weightings are shown as a percentage of total incentive opportunity

Earnings Component Target Setting

In designing the annual cash incentives, the Committee sets earnings levels based on a reasonable range of expectations for the year, while taking into account prior year performance and economic conditions.

Due to the regulated nature of the utility industry, earnings growth is impacted by the base rates approved by regulators. Given that the rates we charge customers are generally fixed for several years, our revenue streams don't increase in a linear year-over-year fashion. As a result, our annual earnings are impacted by our ability to manage costs associated with our operations and investments while our revenues typically remain relatively flat in years following a rate adjustment. Furthermore, planned outages, weather patterns and varying electricity demand can lead to cyclical earnings fluctuations. These factors are considered in our annual business planning and ultimately reflected in the earnings targets that are approved by the Committee.

2017 Earnings Goals.    For fiscal year 2017, the Committee set threshold, target and maximum Pinnacle West and APS earnings goals above prior year goals, however, as discussed previously, target earnings were set relatively flat to achieved earnings for purposes of the 2017 Incentive Plans since at the time 2017 goals were set, the outcome of APS's rate review was still pending and the timing of the decision and magnitude of impact on Pinnacle West's revenues was as yet undetermined. As a result, fiscal 2017 earnings goals were set based on the expectation of earnings in the context of the business and economic conditions at that time, and did not take into account any projection of revenue and earnings in a new rate environment.

The August 2017 approval of our comprehensive rate review is reflected in earnings goals set for 2018. Given the increase in revenues enabled by the rate adjustment, 2018 earnings goals represent meaningful year-over-year increases in the earnings metrics in our annual incentive plans.

Business Unit Component Target Setting

The business unit metrics component of our annual plan ensures that our compensation program appropriately focuses our employees on core measures of overall Company health and performance. Our use of business unit metrics in our NEOs' incentive plans promotes our

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continued success as a safe, sustainable, and overall well-run vertically-integrated and regulated electric utility.

Determination Process.    The determination of business unit metrics and targets is a year-long, multi-step process guided by our strategic priorities. The Board oversees the Company's business strategy. The Company maintains a rigorous performance goal-setting process wherein goals are set based on our annual business planning process and reviewed for relevance and appropriate alignment with our business strategy. Individual business unit targets are developed using a variety of methods depending on the metric under consideration, including internal trends, external considerations, opportunities to improve performance, and use of industry benchmark data. Targets are intended to incentivize performance while still being attainable. The business unit metrics and targets are then shared and discussed with the Committee and the Board before final metrics and targets are approved by the Committee and the Board.

Under the business unit components of the 2017 Incentive Plans, the range of potential achievement for each business unit metric was zero to 200% of the target level. In addition to a target level, some of the performance measures also provided for a threshold level (equal to 50% of target) and a maximum level (equal to 200% of target). Performance above the maximum level resulted in achievement of 200% of target. If performance fell between threshold and target or between target and maximum, linear interpolation was used to determine the actual percentage of target performance achieved.

2017 Business Unit Goals.    The 2017 Incentive Plans measured NEOs on pre-established business unit performance in up to five key areas: Corporate Resources, Customer Service, Fossil Generation, Palo Verde, and Transmission and Distribution. Within each of these categories are specific metrics designed to incentivize achievements in operational excellence, customer satisfaction, safety and employee performance, and cost management, ultimately resulting in shareholder value creation.

The CEO was evaluated against metrics within each of these five categories to tie the CEO's incentive to overall operational performance of the Company, and not to emphasize any one unit's performance over the others. Other NEOs were evaluated based on performance in the business units that correlate to their responsibilities.

See "Business Unit Components Under the 2017 Incentive Plans" on page 59 for additional details regarding the metrics, targets and 2017 achievement levels for each business unit. As discussed above, we have revised our 2018 metrics in certain key business units to more closely align with our priorities and emphasize top quartile performance and/or improve on

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historical trends, with year-over-year backtesting conducted to ensure that we are maintaining or increasing the rigor of our goals.

2017 Annual Cash Incentive Outcomes

CEO Incentive Plan

Earnings Component.    For Mr. Brandt, the earnings portion of the annual cash incentive was determined based on PNW earnings. The component was weighted at 62.5% of the award, with 25% of the award (50% of base salary) earned based on achievement of threshold performance. The CEO Incentive Plan provided that if the threshold earnings number is not met, no incentive payment will be awarded, regardless of business unit performance.

Under the terms of the CEO Incentive Plan, earnings calculations are made excluding the impact of rate adjustments related to actions of the ACC within the plan year, and the Committee evaluates the impacts of unusual or non-recurring adjustments on actual earnings and may make adjustments to reflect such impacts. As such, the Committee adjusted the Pinnacle West earnings number to exclude primarily the impacts of the rate adjustment and the impact of the 2017 Tax Act. The net effect of these adjustments was to reduce Pinnacle West earnings from $488.5 million to $475.4 million.

	Performance (in millions)

Metric	Threshold	Midpoint	Maximum	2017 Actual
PNW Earnings	$390	$440(1)	$490	$475.4

(1)
Reflects a representative target amount under the CEO Incentive Plan — the Committee structured the CEO Incentive Plan so that if Pinnacle West earnings came in at the mid-point between threshold and maximum amounts and each business unit achieved its target performance levels, Mr. Brandt would receive an incentive award equal to 125% of his 2017 base salary.

Business Unit Component.    As noted above, Mr. Brandt was evaluated against metrics within each of the five business unit areas to tie his incentive to overall operational performance. The business unit component of the CEO Incentive Plan was weighted at 37.5% of the award.

See "Business Unit Components Under the 2017 Incentive Plans" for detailed goals and achievement levels for each business unit.

2017 CEO Incentive Plan Results

The metrics, weightings, and results for Mr. Brandt under the 2017 CEO Incentive Plan are outlined below:

		37.5% Business Unit Performance

NEO	62.5% PNW Earnings	Corporate Resources	Customer Service	Fossil Generation	Palo Verde	Transmission / Distribution	2017 Total

Mr. Brandt	171%(1)	142%(2)	94%	160%	190%	174%	152%

Weighting	(62.5%)	(7.5%)	(7.5%)	(7.5%)	(7.5%)	(7.5%)	(37.5%)

(1)
As a percentage of midpoint; and as noted above, midpoint reflects a representative target amount under the CEO Incentive Plan — the Committee structured the CEO Incentive Plan so that if Pinnacle West earnings came in at the mid-point between threshold and maximum amounts and each business unit achieved its target performance levels, Mr. Brandt would receive an incentive award equal to 125% of his 2017 base salary.

(2)
Reflects the average of the following Corporate Resources business units: Communications, Finance/Accounting, Human Resources, Information Technology, Legal, Public Policy, Resource Management, Supply Chain, Sustainability.

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Mr. Brandt's incentive award was determined exclusively based on the metrics set forth in the CEO Incentive Plan. Other than the earnings adjustments previously discussed that were contemplated by the terms of the CEO Incentive Plan, the Committee did not exercise any discretion to make adjustments to the award based on unanticipated events.

APS Incentive Plans

Earnings Component.    For all NEOs other than the CEO, the earnings portion of the annual cash incentive was weighted at 50% of the award and determined based on APS earnings. The APS Incentive Plan provided that if the threshold earnings number is not met, no incentive payment will be awarded, regardless of business unit performance.

The Palo Verde Incentive Plan provided that if the threshold earnings number is not met, the APS portion of the incentive payment will not be awarded. In addition, under the Palo Verde Incentive Plan, Palo Verde's overall business unit performance was required to achieve at least 100% of the target level for 2017 before Messrs. Edington and Bement could receive any payout under the APS earnings portion.

Under the terms of the APS Incentive Plans, the Committee may adjust plan targets or incentive results and may make other changes to the plan deemed necessary or appropriate due to unanticipated events that arise during the performance period or unusual or non-recurring adjustments on actual earnings that arise during the performance period, including without limitation, ACC rate-related impacts on earnings. As such, the Committee adjusted the APS earnings number to exclude primarily the impacts of the rate adjustment and the impact of the 2017 Tax Act. The net effect of these adjustments was to reduce APS earnings from $504.3 million to $483.8 million.

	Performance (in millions)

Metric	Threshold	Target	Maximum	2017 Actual

APS Earnings	$403	$453	$503	$483.8

Business Unit Component.    As indicated above, NEOs other than the CEO are evaluated based on performance in the business units that correlate to their responsibilities. The business unit component for each NEO other than the CEO was weighted at 50%, with multiple business unit results averaged for applicable NEOs. The APS Incentive Plans allow the Committee to make adjustments for individual performance, and the Committee may exercise discretion under the APS Incentive Plans due to unanticipated events that might arise during the performance period. The Committee did not make any such adjustments for the NEOs in 2017.

See "Business Unit Components Under the 2017 Incentive Plans" for detailed goals and achievement levels for each business unit.

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2017 APS Incentive Plan Results

The metrics, weightings, and results for Messrs. Hatfield, Falck, and Schiavoni under the APS Incentive Plan, and Messrs. Bement and Edington under the Palo Verde Incentive Plan, are outlined below:

	50% APS	50% Business Unit Performance

NEO	Earnings	Corporate	Customer	Fossil	Palo	Transmission /	2017
		Resources	Service	Generation	Verde	Distribution	Total

Mr. Hatfield	162%	139%(1)					139%

Weighting	(50.0%)	(50.0%)					(50.0%)

Mr. Bement	162%				190%		190%

Weighting	(50.0%)				(50.0%)		(50.0%)

Mr. Edington(2)	162%				190%		190%

Weighting	(50.0%)				(50.0%)		(50.0%)

Mr. Falck	162%	141%(3)					141%

Weighting	(50.0%)	(50.0%)					(50.0%)

Mr. Schiavoni	162%	146%(4)	94%	160%		174%	144%

Weighting	(50.0%)	(12.5%)	(12.5%)	(12.5%)		(12.5%)	(50.0%)

(1)
Reflects the average of the following Corporate Resources business units: Finance/Accounting, Human Resources, Information Technology.

(2)
Mr. Edington retired on March 22, 2017, and under the terms of the Palo Verde Incentive Plan, he received a pro-rated award for his service during the year.

(3)
Reflects the following Corporate Resources business unit: Legal.

(4)
Reflects the average of the following Corporate Resources business units: Resource Management, Supply Chain, Sustainability.

Business Unit Components under the 2017 Incentive Plans

The following table summarizes the metrics used for each business unit, in addition to individual weightings, targets, and 2017 results. The percentage of target performance achieved reflects the comparison of our actual achievement of a particular measure for 2017 to the target established for that measure.

Business Unit Measures and Weighting	Measure	Target	Actual Results	% of Target Performance Achieved

Corporate Resources
(Communications; Finance/Accounting; Human Resources; Legal; Public Policy; Supply Chain)				141%

Employees (15%)	OSHA Recordables(1) (15%)	2	5	0%

Operational Excellence (60%)	Average of All Business Unit Results(2) (60%)	100%	154.6%	155%

Shareholder Value (25%)	Total Corporate Resources O&M Budget (25%)	Budget	1.9% Under Budget	193%

Corporate Resources (Information Technology)				135%

Employees (15%)	OSHA Recordables(1) (15%)	2	5	0%

Operational Excellence (70%)	Average of All Business Unit Results(2) (60%)	100%	154.6%	155%

	Capital Project Execution (10%)	90%	91.43%	129%

Shareholder Value (15%)	Total Corporate Resources O&M Budget (15%)	Budget	1.9% Under Budget	193%

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Business Unit Measures and Weighting	Measure	Target	Actual Results	% of Target Performance Achieved

Corporate Resources (Resource Management)				155%

Employees (15%)	OSHA Recordables(1) (15%)	2	5	0%

	ERMG Violations (20%)	5	4	150%

Operational Excellence (60%)	Passing EIM T-55 Hourly Balancing Test (20%)	90%	94.2%	184%

	Transmission Unreserved Use (20%)	$150K	$65.0	200%

Shareholder Value (25%)	Total Corporate Resources O&M Budget (25%)	Budget	1.9% Under Budget	193%

Corporate Resources (Sustainability)				142%

Employees (15%)	OSHA Recordables(1) (15%)	2	5	0%

Operational Excellence (70%)	Average of All Business Unit Results(2) (60%)	100%	154.6%	155%

	Capital Project Execution (10%)	90%	96.77%	200%

Shareholder Value (15%)	Total Corporate Resources O&M Budget (15%)	Budget	1.9% Under Budget	193%

Palo Verde(3)(4)				190%

	Reactivity Management (4%)	95	97.4	200%

Employees (22.5%)	Site Safety Index(5) (5%)	5 G/W; No Red	6 of 6 G	200%

	INPO Recordable Rate (5%)	≤ 0.110	0.256	0%

	Collective Radiation Exposure (3.5%)	70	55.02	200%

	Accreditation (5%)	Split Vote	Unanimous	200%

	Site Capacity Factor (20%)	92%	93.8	200%

Operational Excellence (30%)	Spring Outage Days (5%)	≤ 31	30D 23H	200%

	Fall Outage Days (5%)	≤ 31	30D 18H	200%

	Equipment Reliability Index (5%)	93	98	200%

	Corrective Action Performance Scorecard (CAP)(5) (5%)	4 G/W; No Red	5 G/W	200%

Performance Improvement (27.5%)	Site Clock Resets (Less Safety) (5%)	1	0	200%

	Site Operational Focus Indicator(5) (of 8) (7.5%)	7 G/W; No Red	8 of 8 G/W	200%

	Continuous Improvement Process (5%)	800	1,018	200%

Shareholder Value (20%)	O&M Budget (15%)	≥ $1.25M Under Budget & 10 Months Forecast Cashflow Performance ±5%	$6.2M Under & 12 months	200%

	Capital Budget (5%)	≤ Budget & 10 Months Forecast Cashflow Performance ±10%	$8.5M Under & 12 months	200%

Customer Service				94%

Employees (15%)	OSHA Recordable Incidents (15%)	1	3	0%

	Self-Service Transactions per Customer (20%)	8.53	8.66	165%

Operational Excellence (45%)	Average Speed to Answer (in seconds) (10%)	157	234	0%

	Percentage of Billing To-Dos Completed by Day 3 (15%)	93.71%	64.95%	0%

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Business Unit Measures and Weighting	Measure	Target	Actual Results	% of Target Performance Achieved

Customer Value (15%)	Customer Outcome Satisfaction – CCT (15%)	85%	82.6%	76%

Shareholder Value (25%)	Customer Service O&M Budget (25%)	Budget	2.6% Under Budget	200%

Fossil Generation				160%

Employees (15%)	OSHA Recordable Incidents (15%)	6	4	200%

	Fleet Summertime Equivalent Availability Factor(6) (20%)	91.8%	87.44%	0%

Operational Excellence (70%)	G&O Start-up Reliability (20%)	98.0%	99.05%	200%

	Capital Project Execution (20%)	95%	98.44%	200%

	Fossil EH&S Repeat Deficiencies (10%)	16	7	200%

Shareholder Value (15%)	Net Operating Expense (15%)	Budget	2.4% Under Budget	200%

Transmission & Distribution				174%

	OSHA Recordable Incidents (15%)	18	15	175%

Employees (30%)	Human Performance Event Clock Resets (15%)	34	31	160%

	System Average Interruption Duration Index ("SAIDI") (15%)	82	74.53	200%

Operational Excellence (50%)	System Average Interruption Frequency Index ("SAIFI") – Clear Weather (15%)	0.61	0.54	200%

	Capital Project Execution (20%)	95%	97.5%	183%

Shareholder Value (20%)	Transmission & Distribution O&M Budget (20%)	Budget	0.7% Under Budget	135%

(1)
OSHA Recordable Incidents metric is a rollup of all Corporate Resources business areas.

(2)
Average includes: Transmission & Distribution, Customer Service, Fossil Generation and Palo Verde.

(3)
If APS earnings threshold is not met, there can still be a payout under the Business Unit performance component.

(4)
Incentive budget forecast metric exclusions — One-time items that can be anticipated but timing and/or impact are unknown at the time incentive goals are set and that are outside of the control of Palo Verde should be excluded from the budget forecast metric incentive results.

(5)
The Site Safety Index, CAP Scorecard and Site Operational Focus Indicator are 6-month goals that are actualized and funded on June 30th and December 31st.

(6)
Summertime Equivalent Availability Factor (EAF) calculations from June-September.

Long-Term Incentives

Our long-term equity incentive compensation is intended to align the interests of executives and our shareholders and increase long-term shareholder value while also offering an award opportunity that helps attract and retain qualified, experienced executives. The Company currently uses two types of equity awards: performance shares and RSUs. Beginning with the 2016 awards, our annual long-term equity awards have been granted 60% to performance-based measures and 40% to time-based vesting. For 2018, we have increased the grant allocation to 70% performance-based measures and 30% time-based vesting for our CEO and our Executive Vice Presidents.

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2017 Long-Term Equity Incentive Component Summary

Vehicle	% of Target Equity Pay Mix	Measurement Period	Performance Link

Performance			Relative TSR (50%)

Shares	60%(1)	3 years	Relative Operational Performance (50%)

RSUs	40%(1)	Vest ratably over 4 years	Stock Price

(1)
Long-term incentives award mix changed to 70% performance share awards and 30% RSU awards starting in 2018 for the CEO and Executive Vice Presidents.

To determine the amount of performance share and RSU awards, the Committee first establishes a target compensation value for each officer that it wants to deliver through long-term equity award opportunities. The Committee considers various factors, including the retention value of the total compensation package, the long-term equity component in light of the competitive environment, and individual performance. The Committee also considers target value in light of the Company's achievement of earnings targets and overall performance. Once the target value is established, the Committee determines the number of shares subject to the awards by reference to the then-current market value of the Company's common stock and then allocated the 2017 awards 60% to performance shares and 40% to RSUs.

The 2017 awards to the NEOs were as follows:

Name	Performance Shares – 60% (#)	RSUs – 40% (#)	Grant Date Value ($)(1)
Mr. Brandt	33,096	22,064	$4,400,113
Mr. Hatfield	6,770	4,516	$900,284
Mr. Bement	4,514	3,012	$600,349
Mr. Edington	3,010	2,008	$400,286
Mr. Falck	5,642	3,764	$750,316
Mr. Schiavoni	8,274	5,516	$1,100,028

(1)
For purposes of this table, Grant Date Value is equal to the total number of shares multiplied by the Company's closing stock price on the date of grant ($79.77).

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Performance Shares

We granted performance shares to our NEOs in February 2017 for a three-year performance period (the "2017 Performance Shares"), with two distinct elements — relative TSR and relative operational performance against five metrics.

Metrics	Weighting	Rationale & Performance Link

Relative TSR Measures the Company's TSR performance against: S&P 1500 Super Composite Electric Utility Index	50%	Links pay to key measure generating shareholder value relative to others in the industry

Relative Operational Performance Measures the Company's average percentile ranking in: -Customer reliability -Customer-to-employee improvement ratio -OSHA all-incident injury rate -Nuclear generation capacity factors -Coal generation capacity factors	50%	Metrics are direct indicators of operational performance and provide a clear barometer of performance versus external benchmarks

The Committee grants each award recipient a specified number of performance shares, which is considered the "Base Grant." Under each of the two performance elements, up to 100% of the Base Grant may be earned based on performance. The maximum award opportunity is 200% of the Base Grant, which reflects the sum of the maximum opportunities for performance against the two elements:

TSR.    TSR is the measure of a company's stock price appreciation plus dividends during the three-year performance period. We believe using TSR strengthens the link between officer performance and shareholder return. We anticipate that the common stock payout, if any, related to this element will be made in February 2020.

Operational Performance.    The Company's "Average Performance" with respect to the metrics listed below will be the average of the Company's percentile ranking for each of these metrics during each of the three years of the performance period:

•
The Company's percentile ranking based on customer reliability results relative to other companies reported in the Edison Electric Institute ("EEI") data;

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•
The Company's ranking for a customer-to-employee improvement ratio, based on data provided by SNL Financial ("SNL"), an independent third-party data system, relative to other companies reported in the SNL data;

•
The Company's percentile ranking based on the OSHA rate (All Incident Injury Rate) relative to other companies reported in the EEI data;

•
The Company's percentile ranking based on nuclear generation capacity factors relative to other companies reported in the SNL data; and

•
The Company's percentile ranking based on coal generation capacity factors relative to other companies reported in the SNL data.

For 2017 performance share awards, we determined not to use the J.D. Power Residential National Large Segment Survey benchmark as we had for prior awards. APS is undergoing an extensive technology upgrade to our customer service platform. This undertaking is focused on providing flexibility and scalability to respond to industry and customer demands. We believe that the J.D. Power benchmark is not an appropriate indicator of operational performance during this enterprise-wide project.

The metrics selected are direct indicators of key business performance success. The metrics can be readily benchmarked and provide a clear barometer of top-tier performance excellence. We believe a focus on these performance metrics over a three-year period aligns long-term compensation with key operational goals, thereby enhancing overall Company performance. We anticipate that the common stock payout, if any, related to this performance element will be made in October 2020.

The recipient must remain employed with the Company throughout the performance period, unless the recipient meets any of the exceptions described under "Potential Payments upon Termination or Change of Control."

A recipient of performance shares will receive additional shares of common stock equal to the amount of dividends that the recipient would have received had the recipient directly owned the shares from the date of grant to the date of payment, plus interest on such dividends at the rate of 5% per annum, compounded quarterly, divided by the fair market value of one share of stock on the date of the stock payout. This common stock is paid out only if the related common stock payout is made. The 2017 Performance Shares are not included in calculating pension benefits.

The 2017 Performance Shares are included in the Summary Compensation Table in the column under "Stock Awards" and in the Grants of Plan-Based Awards table.

Payouts of 2014 Plan Awards.    In 2014, the Committee granted performance shares to the NEOs, based on relative TSR and relative operational performance. For the three-year period ended December 31, 2016, our TSR percentile was 84.2% compared to the Index. For the same period, our Average Performance percentile with respect to the performance metrics was 73.5% compared to the companies included in the performance metrics. The actual payout to each NEO is identified in the Option Exercises and Stock Vested table.

RSUs

We granted RSUs to our NEOs in February 2017. RSUs vest in equal 25% installments over four years if the award recipient remains employed by the Company or one of its subsidiaries unless the recipient meets any of the exceptions described under "Potential Payments upon Termination or Change of Control."

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Each RSU represents the fair market value of one share of our common stock on the applicable vesting date, and the value rises and falls with the Company's stock price.

The 2017 RSUs are payable at the election of the participant made shortly after the date of the initial grant, either 100% in stock, 50% in cash and 50% in stock, or 100% in cash, and will vest each February 20 in an amount equal to the number of RSUs vesting on such date multiplied by the closing price of a share of our common stock on that date.

The RSUs accrue dividend rights on the vested RSUs, equal to the amount of dividends that the participant would have received had the participant directly owned stock equal to the number of vested RSUs from the date of grant to the date of payment, plus interest at the rate of 5% per annum, compounded quarterly, with such amount paid either 100% in stock, 50% in cash and 50% in stock, or 100% in cash based on the participant's election as discussed above.

The 2017 RSUs are included in the Summary Compensation Table in the column under "Stock Awards" and in the Grants of Plan-Based Awards table. RSUs granted in previous years that vested in 2017 are identified in the Option Exercises and Stock Vested table.

Supplemental Awards

2017 CEO Performance-Contingent Award.    As previously disclosed in advance of our 2017 Annual Meeting, in March 2017, the Committee granted the CEO a two-year, performance-based cash award. This award is designed to incent Mr. Brandt, a retirement eligible CEO, to remain in his current role while further emphasizing the Board's succession planning priorities. Given the specialized skill sets required of the senior management team in our industry and our Company, a major priority of the CEO is to ensure that the Company's existing succession strategy and workforce development pipeline is sufficiently robust and continues to be effective. The Committee believed that this award was critical to retaining a retirement-eligible CEO for what was perceived to be a multiple-year succession planning period.

The award is comprised of two tranches that are performance-conditioned on specific return on equity, earnings, and succession planning goals, with a maximum potential payout to Mr. Brandt of $4 million:

Structure and Performance Criteria of 2017 CEO Performance-Contingent Award

Hurdle	Tranche 1	Tranche 2	Performance Link

No portion of award payable if
Minimum 8.00% ROE condition (2017)	2017 earnings threshold(1) (2017 calendar year)	2018 earnings threshold(1) (2018 calendar year)	neither earnings thresholds are met
If only one earnings threshold is met, 50% of the award may be earned subject to additional adjustments based on succession planning & development performance

No portion of award payable if ROE condition not met	Succession planning and development — year 1 milestones	Succession planning and development goals	Full award subject to goals being satisfied

(1)
The 2017 earnings threshold and the 2018 earnings threshold are equal to the threshold earnings level in the CEO Incentive Plan in their respective years.

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The payment date of the 2017 CEO Performance-Contingent Award is February 28, 2019 (the "Award Payment Date"), provided that Mr. Brandt is still employed by Pinnacle West on that date. In the event of death or disability, retirement or termination of employment, Mr. Brandt may be entitled to receive all or a portion of the 2017 CEO Performance-Contingent Award earlier than the Award Payment Date depending on the circumstances and subject to performance goal achievements, as follows:

•
If Mr. Brandt's employment with the Company terminates by reason of death or if the Committee determines that Mr. Brandt is suffering from a Disability (as defined in the Award Agreement):

o
Prior to March 1, 2018, Mr. Brandt would have been eligible to receive at least 50% of the 2017 CEO Performance-Contingent Award as determined by the Committee in its discretion with due regard to the progress toward meeting the applicable award conditions.

o
Between March 1, 2018 and the Award Payment Date, Mr. Brandt will receive the full CEO Performance-Contingent Award.

•
If Mr. Brandt's employment with the Company terminates by reason of normal retirement (as defined in the Pinnacle West Capital Corporation Retirement Plan):

o
Prior to March 1, 2018, Mr. Brandt would have forfeited the right to receive any of the CEO Performance-Contingent Award.

o
Between March 1, 2018 and the Award Payment Date, Mr. Brandt will receive (i) 50% of the award subject to a determination by the Committee that the (A) ROE condition, (B) 2017 earnings threshold, and (C) year 1 succession milestones each have been met, plus (ii) up to an additional 50% of the award as the Committee may determine if at the time of the normal retirement, the Board has selected and elected the CEO's successor.

•
If Mr. Brandt is terminated by the Board for Cause (as defined in the Award Agreement) during the performance period, Mr. Brandt will forfeit the right to receive any of the 2017 CEO Performance-Contingent Award.

•
If Mr. Brandt's employment as CEO is terminated by the Board without Cause:

o
Prior to March 1, 2018, Mr. Brandt would have received 50% of the award subject to a determination by the Committee that the ROE condition had been met.

o
Between March 1, 2018 and the Award Payment Date, Mr. Brandt would receive the full CEO Performance-Contingent Award subject to a determination by the Committee that the ROE condition has been met.

Benefits

Pension Programs.    The NEOs participate in the Pinnacle West Capital Corporation Retirement Plan (the "Retirement Plan") and the Supplemental Excess Benefit Retirement Plan (the "Supplemental Plan"). We describe these plans in more detail under "Discussion of Pension Benefits." The Company believes that the pension programs are important recruitment and retention tools.

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Deferred Compensation Program.    The Company offers to its executive officers the ability, if the officer so chooses, to participate in a deferred compensation program. We describe our deferred compensation program in more detail under "Discussion of Nonqualified Deferred Compensation." We offer our deferred compensation program because the Committee believes that it is standard market practice to permit officers to defer some portion of their cash compensation. However, we generally consider the value in the deferred compensation plan to be the participant's own money and do not give this amount significant weight in making compensation decisions. Discretionary credits under the deferred compensation plan for Messrs. Bement and Falck are discussed under the heading "Discussion of Nonqualified Deferred Compensation" and for Mr. Edington, under the narrative disclosure to the Summary Compensation Table and Grants of Plan-Based Awards table.

Change of Control Agreements.    The Company maintains Key Executive Employment and Severance Agreements (the "Change of Control Agreements") for our officers, including the NEOs. Similar to our deferred compensation programs, Change of Control Agreements do not have a significant impact on compensation design. We discuss our Change of Control Agreements in more detail under "Potential Payments upon Termination or Change of Control." Our Change of Control Agreements are "double trigger" agreements that provide severance benefits if, during a specified period following a change of control, the Company terminates an employee without "cause" or the employee terminates employment "for good reason." We believe that the possibility of strategic transactions or unsolicited offers creates job uncertainty for executives, and that the Change of Control Agreements are effective tools to provide incentives for executives to stay with the Company in light of these uncertainties. In addition, we believe that if the agreements are appropriately structured, they do not deter takeovers or disadvantage shareholders. Each agreement is terminable on notice given six months prior to each anniversary of the agreement.

In May 2009, in connection with a review of its executive compensation practices, the Company determined that, on a going-forward basis, it would no longer provide excise tax gross-up payments in new and materially amended Change of Control Agreements with its NEOs. In unusual circumstances where the Company believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable on change of control payments may be included in executives' contracts, but even in those circumstances, the excise tax gross-ups will be limited to payments triggered by both a change of control and termination of employment and will be subject to a three-year sunset provision.

In addition to the Change of Control Agreements described above, under the terms of our 2012 Long-Term Incentive Plan, as amended (the "2012 Plan") awards are accelerated upon a change of control only if the Board chooses not to exercise its override authority. In exercising its override authority, the Board must conclude, in good faith, that participants' awards shall remain outstanding, be assumed, or be exchanged for new awards pursuant to a change of control, and that there will be no material impairment to either the value of the awards or the opportunity for future appreciation in respect of the awards.

Perquisites.    We have had a long-standing practice of providing only limited perquisites to our executive officers. We describe our perquisites paid to each of the NEOs in footnote 4 to the Summary Compensation Table.

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Setting Executive Compensation

The Human Resources Committee.    The Committee monitors executive officer compensation throughout the year and undertakes a thorough analysis of our executive officer compensation each fall. This review includes consideration of competitive positions relative to specified labor markets, the mix of compensation components, performance requirements, the portion of pay at risk and tied to performance, and individual performance evaluations. From December through February, the Committee considers and approves executive officer compensation, including salary and cash and non-cash incentives. The Committee makes all compensation decisions relating to our CEO's compensation, makes awards under the 2012 Plan, and determines the awards under the 2017 Incentive Plans. The Committee recommends other executive officer compensation decisions, which are approved by the Board for Pinnacle West officers and the Board of Directors of APS for APS officers.

Role of Executive Officers in Determining Executive Compensation.    Management works with the Committee in establishing the agenda for Committee meetings and in preparing meeting information. Management conducts evaluations and provides information on the performance of the executive officers for the Committee's consideration and provides such other information as the Committee may request. Management also assists the Committee in recommending: salary levels; annual incentive plan structure and design, including earnings and business unit performance targets or other goals; long-term incentive plan structure and design, including award levels; and the type, structure, and amount of other awards. The executive officers are available to the Committee's compensation consultant to provide information as requested by the consultant. At the request of the Chair of the Committee, the CEO or other officers may attend and participate in portions of the Committee's meetings.

Role of Compensation Consultants.    The Committee's charter gives the Committee the sole authority to retain and terminate any consulting firm used by the Committee in evaluating non-employee director and officer compensation. The Committee engaged Frederick W. Cook & Co. to assist the Committee in its evaluation of 2017 compensation for our executive officers (the "Consultant"). The Consultant does not provide any other services to the Company or its affiliates. The Committee has assessed the independence of the Consultant and has concluded that the Consultant is an independent consultant to the Committee as determined under the NYSE rules. The Committee instructed the Consultant to prepare a competitive analysis of the compensation of the executive officers of the Company and of APS, and to make recommendations for changes to the existing compensation program, if warranted.

Pay Comparisons

In evaluating compensation for the NEOs, the Committee takes into account analysis provided by the Consultant and its recommendations regarding the competitiveness and structure of compensation. The Committee considers the competitive market data presented by the Consultant as an important reference point to assure the Committee of the reasonableness of compensation levels and programs provided to executive management; however, actual compensation levels also take into account the individual executives and their responsibilities, skills, expertise, value added, as well as the competitive marketplace for executive talent.

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Consultant's Report.    The Consultant reviewed our executive compensation practices and considered the extent to which these practices support our executive compensation objectives and philosophy. As part of this study, the Consultant performed competitive pay comparisons for our executive officers based on three data sets:

(1)
Reflects weightings used for Messrs. Brandt, Hatfield, Falck, and Schiavoni. Weightings for Messrs. Bement and Edington are discussed below.

From these sources, the Consultant developed a consensus in which the competitive industry comparison for Messrs. Brandt, Hatfield, Falck, and Schiavoni reflects a weighting of one third peer group proxy statement data, one third Energy Services Industry Survey, and one third general industry surveys. Messrs. Bement and Edington did not have a general industry survey match, so the competitive industry comparison for Mr. Bement's position reflects a 100% weighting of Energy Services Industry Survey data for Top Nuclear Executives and the competitive industry comparison for Mr. Edington's position reflects a 100% weighting of peer group proxy statement data. Compensation levels were updated to July 2017 based on projected executive level market movement from major salary planning surveys selected by the Consultant.

In providing information to the Committee with respect to setting 2017 compensation, the Consultant reviewed the total compensation of the NEOs and presented its analysis in October 2016. The Consultant also reviewed the individual elements of compensation, including the type of annual incentives and long-term incentives, and evaluated the competitiveness of the individual elements of compensation of each such officer based on the survey data discussed above.

In its analysis, the Consultant looked at competitive findings for base salary, annual incentive, long-term equity incentives and target total direct compensation for the NEOs as compared with the 25th, 50th and 75th percentile (compensation data was considered at the 25th, 50th or

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the 75th percentile if it was within +/– 10%). The conclusions of the report as to competitive pay comparisons of the NEOs for these three compensation elements are as follows:

Name	Target Annual Cash (Salary + Target Annual Incentives)	Long-Term Incentives(1)	Target Total Direct Compensation(1)
Mr. Brandt	75th percentile	50th percentile	50th percentile
Mr. Hatfield	50th percentile	25th percentile	25th percentile
Mr. Bement	75th percentile	<25th percentile	50th percentile
Mr. Edington	75th percentile	<25th percentile	50th-75th percentile
Mr. Falck	75th percentile	50th percentile	50th percentile
Mr. Schiavoni	50th percentile	50th percentile	50th percentile

(1)
Long-term incentive comparison excludes the special performance-linked award of RSUs that were granted to Mr. Brandt in December 2012 and certain arrangements for Messrs. Edington and Bement under the non-qualified deferred compensation plan as described later in this Proxy Statement.

Application of the Committee's Judgment.    The analysis in the Consultant's report and its recommendations regarding the competitiveness and structure of compensation are factors that the Committee takes into account in its evaluation of compensation for the NEOs. The Committee considers the competitive market data presented by the Consultant as an important reference point to assure the Committee of the reasonableness of compensation levels and programs provided to executive management; however, actual compensation levels also take into account the individual executives and their responsibilities, skills, expertise, value added, as well as the competitive marketplace for executive talent.

Company, business unit, and individual officer performance, as well as compensation competitiveness, are the primary factors in determining the level of total direct compensation for the NEOs. While the Committee considers internal pay equity in making compensation decisions, we do not have a policy requiring any set levels of internal pay differentiation. Finally, the Committee evaluates other factors that it considers relevant, such as the financial condition of the Company and APS. The Company does not have a pre-established policy or target for allocation between cash and non-cash compensation or between short-term and long-term incentive compensation, although the Committee does allocate long-term awards between the two forms of equity grants.

Determining the Peer Group.    The Peer Group used as one input in our pay comparison process is reviewed annually for its continued appropriateness. The Committee takes into consideration the scope and complexity of the Company's management responsibility and liability needs, including the following factors:

•
Pinnacle West's operating subsidiary APS operates Palo Verde Generating Station, the largest nuclear power plant in the U.S., which has a $1B annual budget, employs one-third of APS employees, and is subject to comprehensive and complex nuclear and environmental regulation

o
The management scope of Palo Verde Generating Station operations necessitates that the Company seeks talent from larger utilities, including those with significant nuclear operations and similar regulatory and business challenges

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•
APS has full operational control and legal responsibility for Palo Verde Generating Station, Four Corners Generating Station and Cholla Power Plant. This is an important factor because APS does not have 100% ownership of these stations and this operational responsibility would not be accounted for in standard measures of Pinnacle West's or APS's size.

Given these factors, we make certain adjustments to our size measure to account for our operational responsibilities, rather than solely ownership, to allow for more appropriate comparability of Pinnacle West to potential peer companies. In determining the composition of the Peer Group, we adjust our revenues to reflect our control and responsibility for Palo Verde Generating Station, Four Corners Generating Station and Cholla Power Plant. The number used for APS revenues is adjusted to take into account the revenues that are attributable to co-owned assets over which APS maintains full operational control and legal compliance responsibility. This adjustment resulted in a number of $5.2 billion compared to its reported twelve months ended June 30, 2016 revenues of $3.5 billion.

Within the range of potential peers based on adjusted revenues, the Peer Group below is then determined based on additional factors including:

•
Scope of management complexity

•
Nuclear operations

•
Top industry talent (related to management complexity)

•
Regulated vs. non-regulated operations

•
Complexities of a challenging regulatory environment

•
CEO/senior management leadership

As a result of such review, the Committee approved the use of the same peer group that was used in setting 2016 executive compensation. The Peer Group is broadly similar to the Company in scope and complexity of operations (taking into account nuclear operations, regulatory profile, and other quantitative and qualitative considerations) and positions the Company close to the median with respect to revenues (adjusted as explained above).

As outlined previously, peer proxy data is only one third of the compensation information that is referenced for our NEOs (except for Messrs. Bement and Edington, where peer proxy statement data is weighted at 0% and 100%, respectively). For 2017, the Peer Group consisted of the following predominantly rate-regulated utilities (the "Peer Group"):

Peer Group

Alliant Energy Corporation	Ameren Corporation	Consolidated Edison, Inc.	DTE Energy Company
Edison International	Eversource Energy (formerly known as Northeast Utilities)	Hawaiian Electric Industries, Inc.	NiSource Inc.
OGE Energy Corp.	PPL Corporation	SCANA Corporation	The Southern Company
TECO Energy, Inc. (acquired by Emera, Inc. in July 2016)	WEC Energy Group, Inc.	Xcel Energy, Inc.

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Risk-Management and Assessment.    The Committee reviewed a compensation risk assessment conducted independently by the Consultant. The assessment focused on the design and application of the Company's executive compensation programs and whether such programs encourage excessive risk taking by executive officers. In addition, management advised the Committee that management has reviewed the overall compensation programs for the Company's employees and has concluded that the programs are balanced and do not encourage imprudent risk-taking. Management advised the Committee that non-executive employee compensation programs generally consist of the compensation components contained in the executive compensation programs. Based on the outcome of the Consultant assessment and the information from management, the Committee believes that the Company's compensation programs (i) do not motivate our executive officers or our non-executive employees to take excessive risks, (ii) are well designed to encourage behaviors aligned with the long-term interests of stockholders and (iii) are not reasonably likely to have a material adverse effect on the Company.

Other Considerations

Stock Ownership and Retention Guidelines

We believe that linking a significant portion of an officer's current and potential future net worth to the Company's success, as reflected in our stock price, helps to ensure that officers have a stake similar to that of our shareholders. Stock ownership guidelines also encourage the long-term management of the Company for the benefit of the shareholders.

The Company's Guidelines are based on the officer's position and his or her base salary. The ownership requirements are shown below in respect of the indicated officer position:

Officer	Multiple of Base Salary(1)
Chief Executive Officer	5 times Base Salary
APS President and all Executive and Senior Vice Presidents	2 times Base Salary
All other Vice Presidents and Officers	1 times Base Salary

(1)
Each officer was expected to meet his or her ownership requirement within five years following the later of January 2010 or such officer's election (the "Phase-in Period"). In the event of (1) a promotion or a change in the Guidelines that would cause the officer to move into a higher multiple level or (2) a base salary increase of more than 20% over the officer's previous base salary, an officer will have an additional three-years to meet his or her applicable ownership requirement. The types of ownership arrangements counted toward the Guidelines are: common stock, whether held individually, jointly, or in trust with or for the benefit of an immediate family member; shares issued upon the vesting of RSUs or the payout of performance shares; and unvested RSUs to the extent they will result in the issuance of common stock to the officer.

Officers may not sell or otherwise transfer ("Dispose") any shares of Company stock received by them pursuant to any of the Company's compensation or benefit programs (net of shares sold or surrendered to meet tax withholding or exercise requirements) until his or her ownership requirement has been met. Mr. Edington retired in March 2017 and is no longer subject to the Guidelines. All of the other NEOs are in compliance with the Guidelines.

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The following graphs illustrate how our NEOs' holdings compare to the Guidelines:

(1)
Based on the 12-month average stock price as of the Record Date.

(2)
Excluding Mr. Edington, who retired in March 2017.

Prohibition on Hedging and Pledging

Officers may not pledge, margin, hypothecate, hedge, or otherwise grant an economic interest in any shares of Company stock whether or not his or her ownership requirement has been met. This restriction extends to the purchase or creation of any short sales, zero-cost collars, forward sales contracts, puts, calls, options or other derivative securities in respect of any shares of Company stock. If the officer does not attain compliance with his or her ownership requirement by the end of the Phase-in Period, any subsequent grants of equity compensation to such officer will be payable solely in shares of stock until the ownership requirement is met. Under the Guidelines, the CEO may grant exceptions for hardship and other special circumstances.

Clawback Policy

Pinnacle West has adopted a clawback policy that applies to specified current or former executive officers, including our NEOs (an "Executive"). Under the policy, in the event of any material restatement of the consolidated financial statements of the Company and its subsidiaries within three years of the first public release or filing with the SEC, the Committee may, within 12 months after the material restatement, require forfeiture and/or return to the Company of all or a portion of the compensation vested, awarded or received under any bonus award, short-term incentive award, equity award (including any award of restricted stock, performance shares, phantom stock, deferred stock units or restricted stock units) or other award during the period subject to restatement and the 12-month period following the first public issuance or filing with the SEC of the financial statements that were restated, by any Executive that the Committee determines has personally engaged in intentional misconduct that caused or partially caused the need for such restatement. Any forfeiture and/or return of compensation by an Executive under the policy will be limited to the portion that the Executive would not have received if the consolidated financial statements had been reported properly at the time of first public release or filing with the SEC. By accepting any award as to which this policy applies, each Executive agrees to forfeit and/or return compensation to the Company as provided by the policy. The policy does not limit the ability of the Company to pursue forfeiture or reclaim payments under other legal rights.

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Taxation Considerations Regarding Executive Compensation

Pursuant to Section 162(m) of the Internal Revenue Code (the "Code"), for federal income tax purposes, publicly-traded corporations generally are not permitted to deduct annual compensation in excess of $1 million paid to any of certain top executives. The Committee and the Board may weigh the tax consequences of the total compensation program when setting the total compensation package for an officer. However, the Committee and the Board do not routinely apply the tax-deductibility rules to limit what they determine otherwise to be necessary and appropriate compensation awards or as a justification for awarding compensation below $1 million.

As a result of changes made by the 2017 Tax Act, certain "performance-based" compensation, which was excludible from the scope of 162(m) under prior law, must now be included in determining the $1 million limitation unless it qualifies under a transition rule applicable to certain compensation arrangements in place as of November 2, 2017. The Company believes that performance-based awards granted to our executive officers, and in place as of November 2, 2017, will continue to be deductible under this transition rule. However, because of current ambiguities regarding the scope of this transition rule, no assurance can be given that compensation intended to satisfy the requirements for this transition rule will in fact be deductible. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company's business needs.

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Summary Compensation Table

The following table provides information concerning the total compensation earned or paid to the Company's NEOs:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Donald E. Brandt,	2017	1,355,000	0	4,374,133	2,314,340	2,462,556	27,410	10,533,439
Chairman of the Board,	2016	1,315,000	0	5,908,828	1,910,695	2,199,029	25,675	11,359,227
President and CEO of	2015	1,277,000	0	4,400,029	2,066,186	1,567,172	27,183	9,337,570
the Company and APS

James R. Hatfield,	2017	640,000	0	894,969	673,994	599,183	28,177	2,836,323
Executive Vice	2016	620,000	0	844,845	530,695	546,693	25,901	2,568,134
President and Chief Financial Officer of the Company and APS	2015	593,000	0	750,144	548,572	458,772	30,492	2,380,980

Robert S. Bement,	2017	600,000	0	596,805	793,800	662,448	35,108	2,688,161
Executive Vice
President and Chief Nuclear Officer of APS

Randall K. Edington,(5)	2017	244,110	0	397,923	279,464	2,590,863	1,076,323	4,588,683
Executive Vice	2016	1,100,000	0	596,606	1,202,275	3,560,478	821,925	7,281,284
President and Advisor	2015	1,050,000	0	600,063	1,228,738	1,164,712	28,593	4,072,106
to the Chief Executive Officer of APS

David P. Falck,	2017	585,000	0	745,887	576,155	494,307	35,690	2,437,039
Executive Vice	2016	565,000	0	745,657	443,565	395,787	129,674	2,279,683
President, Law, PNW	2015	544,000	0	750,144	478,437	368,182	25,675	2,166,438

Mark A. Schiavoni,	2017	710,000	0	1,093,532	813,633	628,701	25,663	3,271,529
Executive Vice President	2016	680,000	0	1,093,486	623,169	491,023	23,850	2,911,528
and Chief Operating	2015	640,000	0	1,000,148	668,416	432,764	25,675	2,767,003
Officer of APS

(1)
The amounts in this column reflect the aggregate grant date fair value of performance shares and RSUs computed in accordance with FASB ASC Topic 718. For performance shares, 50% of the value reported is based on the probable outcome of the performance conditions as of the grant date using a Monte Carlo simulation model ($78.20) and 50% is based on the closing price on the date of grant ($79.77). The amounts in the column are allocated between the various equity grants as follows:

NAME	RSUs ($)	PERFORMANCE SHARES ($)

Mr. Brandt	1,760,045	2,614,088
Mr. Hatfield	360,241	534,728
Mr. Bement	240,267	356,538
Mr. Edington	160,178	237,745
Mr. Falck	300,254	445,633
Mr. Schiavoni	440,011	653,521

The aggregate grant date fair value of the performance shares grant in 2017 assuming the highest level of performance is achieved is as follows: Mr. Brandt — $5,228,175; Mr. Hatfield — $1,069,457; Mr. Bement —

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  $713,077; Mr. Edington — $475,490; Mr. Falck — $891,266; and Mr. Schiavoni — $1,307,044. There were no forfeitures in 2017.

(2)
These amounts represent the payments described under "Executive Compensation Components — Annual Cash Incentives" in the CD&A, and, with respect to Messrs. Edington and Bement, incentive payments received in connection with the outage incentive plans as follows: for Mr. Edington, $200 in connection with the 2016 Fall refueling outage for Palo Verde Unit 2, and for Mr. Bement, $1,800 for the Fall 2016, 2017 Spring and 2017 Fall refueling outages for Palo Verde Units 2, and 1 and 3, respectively (collectively, the "Refueling Outages").

(3)
The amounts in this column for 2017 consist of: (i) the estimated aggregate change in the actuarial present value from December 31, 2016 to December 31, 2017 of each of the NEO's accumulated benefits payable under all defined benefit and actuarial pension plans (including supplemental plans and employment agreements) as follows: Mr. Brandt — $2,371,770 (Mr. Brandt is currently eligible for retirement at a reduced retirement benefit; however, this amount represents the amount he would be entitled to receive at age 65, at which time he would receive the full retirement benefit); Mr. Hatfield — $591,114; Mr. Bement — $544,112; Mr. Edington — $2,223,143; Mr. Falck — $466,514; and Mr. Schiavoni — $605,180; and (ii) the above-market portion of interest accrued under the deferred compensation plan as follows: Mr. Brandt — $90,786; Mr. Hatfield — $8,069; Mr. Bement — $118,336; Mr. Edington — $367,720; Mr. Falck — $27,793; and Mr. Schiavoni — $23,521. We describe the special agreements we have with Mr. Edington regarding his benefits in the narrative disclosure accompanying this Summary Compensation Table and the Grants of Plan-Based Awards table. The actuarial present value provided in this footnote is driven by certain assumptions, including the discount rate and the mortality assumption.

(4)
The amounts in this column include the following amounts for each of the NEOs for 2017:

Mr. Brandt:
• Company's contribution under the 401(k) plan	12,150
• Perquisites and personal benefits consisting of a car allowance, executive physical and financial planning	15,260

Mr. Hatfield:
• Company's contribution under the 401(k) plan	12,150
• Perquisites and personal benefits consisting of a car allowance, executive physical and financial planning	16,027

Mr. Bement:
• Company's contribution under the 401(k) plan	12,150
• Perquisites and personal benefits consisting of a car allowance, executive physical and financial planning	22,958

Mr. Edington:
• Company's contribution under the 401(k) plan	12,150
• Perquisites and personal benefits consisting of a car allowance, executive physical and financial planning	12,874
• Vested 2014 Edington DCP Discretionary Credits discussed in the narrative disclosure to the Summary Compensation Table and Grants of Plan-Based Awards table	500,000
• Pursuant to a 2012 agreement discussed below, this amount reflects recovery of original purchase price of Arizona home ($295,000) plus associated tax liability ($256,299). No other current NEOs are eligible for similar benefits.	551,299

Mr. Falck:
• Company's contribution under the 401(k) plan	12,150
• Perquisites and personal benefits consisting of a car allowance, executive physical and financial planning	23,540

Mr. Schiavoni:
• Company's contribution under the 401(k) plan	12,150
• Perquisites and personal benefits consisting of a car allowance and executive physical	13,513
(5)
Mr. Edington retired from APS in March 2017.

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Grants of Plan-Based Awards

NAME	GRANT DATE(1)	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3) ($)

		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Donald E. Brandt		677,500	1,910,695	2,710,000
	02/21/2017(4)				16,548	33,096	66,192		2,614,088
	(PS)
	02/21/2017(5)							22,064	1,760,045
	(RSU)
	03/29/2017(6)		4,000,000
	(Performance- Contingent Award)

James R. Hatfield		2,240	448,000	896,000
	02/21/2017(4)				3,385	6,770	13,540		534,728
	(PS)
	02/21/2017(5)							4,516	360,241
	(RSU)

Robert S. Bement		2,250	450,000	900,000
	02/21/2017(4)				2,257	4,514	9,028		356,538
	(PS)
	02/21/2017(5)							3,012	240,267
	(RSU)
			1,000(7)
			1,000(7)

Randall K. Edington		793	158,672	317,343
	02/21/2017(4)				1,505	3,010	6,020		237,745
	(PS)
	02/21/2017(5)							2,008	160,178
	(RSU)		1,000(7)

David P. Falck		1,901	380,250	760,500
	02/21/2017(4)				2,821	5,642	11,284		445,633
	(PS)
	02/21/2017(5)							3,764	300,254
	(RSU)

Mark A. Schiavoni		2,663	532,500	1,065,000
	02/21/2017(4)				4,137	8,274	16,548		653,521
	(PS)
	02/21/2017(5)							5,516	440,011
	(RSU)

(1)
In this column the abbreviation "PS" means performance share awards and "RSU" means restricted stock unit awards.

(2)
As required by SEC rules, the "Estimated Possible Payouts" represent the "threshold," "target," and "maximum" payouts the NEOs were eligible to receive under the 2017 Incentive Plans. The actual awards paid to the NEOs under the 2017 Incentive Plans are disclosed in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. With respect to Messrs. Hatfield, Falck and Schiavoni, the minimum amount each officer would have been eligible to receive was calculated based on earnings achieving 1% and no achievement of the business unit performance metrics. The minimum amounts for Messrs. Edington and Bement would have been eligible to receive were calculated based on the business unit

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  performance metrics achieving 1% and no achievement of the APS earnings goals under the Palo Verde Plan. The CEO Incentive Plan does not specify a target opportunity. We calculated a representative target amount for Mr. Brandt by using the final results of the earnings and business unit components from 2016 (each of which were factors in Mr. Brandt's 2016 incentive award) to compute a hypothetical payout under the current 2017 CEO Incentive Plan. That hypothetical payout is used as a representative target amount. See "Executive Compensation Components — Annual Cash Incentives" in the CD&A for additional information about the 2017 Incentive Plans.

(3)
The amounts in this column reflect the aggregate grant date fair value of performance shares and RSUs computed in accordance with FASB ASC Topic 718.

(4)
This amount represents the 2017 Performance Shares described under "Executive Compensation Components — Long-Term Incentives — Performance Shares" in the CD&A. In accordance with FASB ASC Topic 718, 50% of the value is based on the probable outcome of the performance conditions as of the grant date using a Monte Carlo simulation model ($78.20), while the other 50% is based on the closing stock price on the date of grant ($79.77). There were no forfeitures in 2017.

(5)
This amount represents the 2017 RSU awards described under "Executive Compensation Components — Long-Term Incentives — RSUs" in the CD&A. In accordance with FASB ASC Topic 718, we valued the RSUs using the number of RSUs awarded multiplied by the closing stock price on the date of the grant ($79.77). There were no forfeitures in 2017.

(6)
This amount represents the 2017 CEO Performance-Contingent Award described under "Executive Compensation Components — Long-Term Incentives — Supplemental Awards" in the CD&A.

(7)
These amounts represent the payout opportunity under the outage incentive plans for the Refueling Outages. These incentive plans do not provide for a threshold or maximum payment.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See the CD&A for further information regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards table, and for discussions regarding the formulas or criteria to be applied in determining the amounts payable, vesting schedules, and the treatment of dividends.

The Company does not have formal employment agreements with its NEOs; however, we typically enter into offer letters with new executive officers.

Mr. Edington joined APS as Chief Nuclear Officer ("CNO") in December 2006, relocating to Arizona from Arkansas. He served as CNO through October 2016. At the time Mr. Edington joined APS, although the Palo Verde Generating Station was being operated safely, performance problems had been identified by the Company, and then later by the NRC, that needed to be corrected. Mr. Edington and his management team not only corrected those performance problems but led the plant to become one of the strongest performing plants in the United States.

Mr. Edington and APS executed an offer letter dated December 20, 2006, and entered into three supplemental agreements, one in 2008 (the "2008 Agreement"), one in 2012 (the "2012 Supplemental Agreement") and one in 2014 (the "2014 Supplemental Agreement"). The portions of these agreements that were still in effect at the time of Mr. Edington's retirement were:

•
A total pension benefit (including the benefit due under the Company's qualified plan and non-qualified plan) that increased over time pursuant to the terms of the various agreements with Mr. Edington, but which resulted in a total annual pension benefit equal to 69.3% applied to his final average wage (highest 3 years in the final 10 years of employment and includes both base salary and annual incentives) to determine his lifetime benefit. The

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  vested pension benefit is payable to Mr. Edington in two forms: one-half in a lump sum at the time of his retirement; and the second half over time in a 100% joint and survivor annuity.

•
Deferred compensation credits that Mr. Edington received and that vested as follows: (a) $350,000 as of January 1, 2012, $350,000 as of January 1, 2013, and $350,000 as of January 1, 2014, all of which vested on December 31, 2014 (the "2012 Edington DCP Discretionary Credits"); (b) $200,000 as of July 1, 2014, $300,000 as of January 1, 2015, and $300,000 as of January 1, 2016, all of which vested June 30, 2016, and $500,000 as of September 30, 2014, which vested September 30, 2017 because a requirement that certain key performance metrics for Palo Verde did not decline during the period September 30, 2014 to the date 180 days after Mr. Edington's retirement from APS was met (collectively, the "2014 Edington DCP Discretionary Credits" and together with the 2012 Edington DCP Discretionary Credits, the "Edington DCP Discretionary Credits"). All of the deferred compensation credits are interest-bearing and will be paid over a 10 year period following Mr. Edington's retirement from APS in March 2017.

•
In 2012, as part of the 2012 Supplemental Agreement, the Company entered into an agreement whereby the Company agreed to make Mr. Edington whole in the event that, following his retirement, he decided to relocate from Arizona back to Arkansas, where his family was located, and was not able to recover the original purchase price of his home upon its sale. Following retirement Mr. Edington did relocate from Arizona back to Arkansas. After an active marketing period, the home sold for $495,000, which was its fair market value based on an independent, third-party appraisal. The amount the Company paid to Mr. Edington consisted of $295,000, which was the difference between the sales price and the original purchase price of $790,000, plus $256,299 to cover the associated tax liability on this payment that would not have been incurred if Mr. Edington had been able to sell the home for its original purchase price.

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Outstanding Equity Awards at Fiscal Year-End

	STOCK AWARDS

NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Donald E. Brandt	22,064(2) (RSUs)	1,879,412		33,889(7) (PS at target)	2,886,665
	20,177(3) (RSUs)	1,718,677		82,904(8) (PS at maximum)	7,061,763
	15,907(4) (RSUs)	1,354,958		81,038(9) (PS at maximum)	6,902,817
	9,132(5) (RSUs)	777,864

James R. Hatfield	4,570(2) (RSUs)	389,273		6,932(7) (PS at target)	590,468
	3,898(3) (RSUs)	332,032		16,016(8) (PS at maximum)	1,364,243
	2,712(4) (RSUs)	231,009		13,815(9) (PS at maximum)	1,176,762
	1,724(5) (RSUs)	146,850

Robert S. Bement	3,012(2) (RSUs)	256,562		4,622(7) (PS at target)	393,702
	1,835(3) (RSUs)	156,305		7,539(8) (PS at maximum)	642,172
	1,265(4) (RSUs)	107,753		6,449(9) (PS at maximum)	549,326
	653(5) (RSUs)	55,623

Randall K. Edington	0(6)	0	(6)	3,082(7) (PS at target)	262,525
				11,306(8) (PS at maximum)	963,045
				11,052(9) (PS at maximum)	941,410

David P. Falck	3,809(2) (RSUs)	324,451		5,777(7) (PS at target)	492,085
	3,442(3) (RSUs)	293,190		14,132(8) (PS at maximum)	1,203,764
	2,712(4) (RSUs)	231,009		13,815(9) (PS at maximum)	1,176,762
	1,632(5) (RSUs)	139,014

Mark A. Schiavoni	5,516(2) (RSUs)	469,853		8,472(7) (PS at target)	721,645
	5,182(3) (RSUs)	441,402		20,729(8) (PS at maximum)	1,765,696
	3,768(4) (RSUs)	320,959		18,419(9) (PS at maximum)	1,568,931
	1,724(5) (RSUs)	146,850

(1)
The amount in this column is calculated by multiplying the closing market price of our common stock at the end of 2017 ($85.18 per share as of December 29, 2017) by the number of RSUs, performance shares ("PS") and corresponding dividend rights (and interest thereon) that will be paid in stock to the extent the underlying RSU's and PS's actually vest, listed for the specified officer.

(2)
This amount represents (i) the RSUs awarded in 2017 that are described, with their vesting and release schedule, under "Executive Compensation Components — Long-Term Incentives — RSUs" in the CD&A as follows: Mr. Brandt — 22,064;

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  Mr. Hatfield — 4,516; Mr. Bement — 3,012; Mr. Falck — 3,764; and Mr. Schiavoni — 5,516; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock to the extent the underlying RSU's actually vest, as follows: Mr. Hatfield — 54 and Mr. Falck — 45.

(3)
This amount represents (i) the remaining RSUs awarded in 2016 as follows: Mr. Brandt — 19,629; Mr. Hatfield — 3,792; Mr. Bement — 1,785; Mr. Falck — 3,348; and Mr. Schiavoni — 4,908; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock to the extent the underlying RSU's actually vest, as follows: Mr. Brandt — 548; Mr. Hatfield — 106; Mr. Bement — 50; Mr. Falck — 94; and Mr. Schiavoni — 274. The 2016 RSUs vest and are released in 25% increments beginning on February 17, 2017, so they will be fully vested on February 20, 2020.

(4)
This amount represents (i) the remaining RSUs awarded in 2015 as follows: Mr. Brandt — 15,238; Mr. Hatfield — 2,598; Mr. Bement — 1,212; Mr. Falck — 2,598; and Mr. Schiavoni — 3,464; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock to the extent the underlying RSU's actually vest, as follows: Mr. Brandt — 669; Mr. Hatfield — 114; Mr. Bement — 53; Mr. Falck — 114; and Mr. Schiavoni — 304. The 2015 RSUs vest and are released in 25% increments beginning on February 19, 2016, so they will be fully vested on February 20, 2019.

(5)
This amount represents (i) the remaining RSUs awarded in 2014 as follows: Mr. Brandt — 8,616; Mr. Hatfield — 1,540; Mr. Bement — 616; Mr. Falck — 1,540; and Mr. Schiavoni — 1,540; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock to the extent the underlying RSU's actually vest, as follows: Mr. Brandt — 516; Mr. Hatfield — 184; Mr. Bement — 37; Mr. Falck — 92; and Mr. Schiavoni — 184. The 2014 RSUs vest and are released in 25% increments beginning on February 20, 2015, so they fully vested on February 20, 2018.

(6)
Mr. Edington retired in March 2017. Upon his retirement, he became fully vested in all outstanding RSU grants.

(7)
This amount represents: (i) the 2017 Performance Shares — SEC rules require us to assume a number of shares equal to the target (100% of Base Grant) payout level of these performance shares, although the actual number of shares awarded, if any, will not be determined until after the end of the performance period, which ends on December 31, 2019; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock to the extent the underlying performance shares actually vest and are paid out, as follows: Mr. Brandt — 793; Mr. Hatfield — 162; Mr. Bement — 108; Mr. Edington — 72; Mr. Falck — 135; and Mr. Schiavoni — 198. The 2017 Performance Shares are described with their vesting schedule under "Executive Compensation Components — Long-Term Incentives — Performance Shares" in the CD&A.

(8)
This amount represents: (i) the performance shares issued in 2016 — SEC rules require us to assume a number of shares equal to the maximum (200% of the Base Grant) payout level of these performance shares, although the actual number of shares awarded, if any, will not be determined until after the end of the performance period, which ends on December 31, 2018; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock to the extent the underlying performance shares actually vest and are paid out, as follows: Mr. Brandt — 4,388; Mr. Hatfield — 848; Mr. Bement — 399; Mr. Edington — 598; Mr. Falck — 748; and Mr. Schiavoni — 1,097. If the 2016 performance share grant pays at the target (100% of Base Grant) level, including dividends and interest thereon payable in stock, the amounts would be as follows:

NAME	UNITS AT TARGET (#)	PAYOUT VALUE ($)

Donald E. Brandt	41,452	3,530,881
James R. Hatfield	8,008	682,121
Robert S. Bement	3,769	321,044
Randall K. Edington	5,653	481,523
David P. Falck	7,066	601,882
Mark A. Schiavoni	10,365	882,891

  The 2016 performance shares have a performance period beginning on January 1, 2016 and ending on December 31, 2018; however, the payout, if any, will not be determined until February 2019 for the portion tied to TSR and October 2019 for the portion tied to the six operational performance metrics. These are the dates the Company anticipates that we will have the information necessary to determine whether, and to what extent, these metrics have been met.

(9)
This amount represents the performance shares issued in 2015. The performance period for these performance shares ended December 31, 2017; however, the payout was not determined until February 2018 for the portion tied to TSR and the payout, if any, for the portion tied to the six operational performance metrics will not be determined until October 2018, which is when the Company anticipates that we will have the information necessary to determine whether, and to what extent, the six performance metrics were met. SEC rules require us to (i) assume a number of shares equal to the maximum (200% of Base Grant) payout level for the 2015 performance shares; and (ii) accrued dividend rights (and interest thereon) that will be paid in stock to the extent the underlying performance shares actually vest and are paid out, as follows: Mr. Brandt — 6,542; Mr. Hatfield — 1,115; Mr. Bement — 521; Mr. Edington — 892; Mr. Falck — 1,115; and

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  Mr. Schiavoni — 1,487. If the 2015 performance share grant pays at the target (100% of Base Grant) level, including dividends and interest thereon payable in stock, the amounts would be as follows:

NAME	UNITS AT TARGET (#)	PAYOUT VALUE ($)

Donald E. Brandt	40,519	3,451,409
James R. Hatfield	6,908	588,423
Robert S. Bement	3,224	274,621
Randall K. Edington	5,526	470,704
David P. Falck	6,908	588,423
Mark A. Schiavoni	9,209	784,423

Option Exercises and Stock Vested

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)

Donald E. Brandt	109,970	9,020,587

James R. Hatfield	19,757	1,620,485

Robert S. Bement	8,200	672,897

Randall K. Edington	21,493	1,774,574

David P. Falck	19,435	1,595,145

Mark A. Schiavoni	20,640	1,689,979

(1)
The amount in this column consists of: (i) RSUs that were granted to all of the NEOs in February 2016 that vested and were released in part on February 17, 2017 as follows: Mr. Brandt — 6,543; Mr. Hatfield — 1,264; Mr. Bement — 595; Mr. Edington — 893; Mr. Falck — 1,116; and Mr. Schiavoni — 1,636; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2016 and released in part on February 17, 2017 as follows: Mr. Brandt — 108; Mr. Hatfield — 21; Mr. Bement — 10; Mr. Edington — 15; Mr. Falck — 19; and Mr. Schiavoni — 27; (ii) RSUs that were granted to all of the NEOs in February 2015 that vested and were released in part on February 17, 2017 as follows: Mr. Brandt — 7,619; Mr. Hatfield — 1,299; Mr. Bement — 606; Mr. Edington — 1,039; Mr. Falck — 1,299; and Mr. Schiavoni — 1,732; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2015 and released in part on February 17, 2017 as follows: Mr. Brandt — 253; Mr. Hatfield — 43; Mr. Bement — 20; Mr. Edington — 34; Mr. Falck — 43; and Mr. Schiavoni — 115; (iii) RSUs that were granted to all of the NEOs in February 2014 that vested and were released in part on February 17, 2017 as follows: Mr. Brandt — 8,616; Mr. Hatfield — 1,540; Mr. Bement — 616; Mr. Edington — 1,026; Mr. Falck — 1,540; and Mr. Schiavoni — 1,540; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2014 and released in part on February 17, 2017 as follows: Mr. Brandt — 429; Mr. Hatfield — 153; Mr. Bement — 31; Mr. Edington — 51; Mr. Falck — 77; and Mr. Schiavoni — 153; (iv) RSUs that were granted to all of the NEOs in February 2013 that vested and were released in part on February 17, 2017 as follows: Mr. Brandt — 8,186; Mr. Hatfield — 1,432; Mr. Bement — 614; Mr. Edington — 1,024; Mr. Falck — 1,432; and Mr. Schiavoni — 1,432; dividend rights (and interest thereon) payable in stock earned on RSUs granted in February 2013 and released on February 17, 2017 as follows: Mr. Brandt — 545; Mr. Hatfield — 191; Mr. Bement — 41; Mr. Edington — 136; Mr. Falck — 95; and Mr. Schiavoni — 191; (v) 2,008 RSUs granted to Mr. Edington in February 2017; 2,679 RSUs granted to Mr. Edington in February 2016; 2,078 RSUs granted to Mr. Edington in February 2015; 1,026 RSUs granted to Mr. Edington in February 2014; dividend rights (and interest thereon) payable in stock earned on those RSUs consisting of 84 on the 2016 RSUs, 130 on the 2015 RSUs; and 97 on the 2014 RSUs, in all cases that vested (but were not released) on March 22, 2017 (vi) additional RSUs resulting from notional dividends on the one-time award of supplemental grants of RSUs that were granted in February 2011 for performance prior to

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  2011 and further described below (the "Supplemental RSUs"), that vested, but were not released, on the following dates in 2017:

NAME	MARCH 1	JUNE 1	SEPTEMBER 1	DECEMBER 1

Donald E. Brandt	216	201	201	212
James R. Hatfield	60	56	56	60
Robert S. Bement	60	56	56	60
Randall K. Edington	120	—	—	—
David P. Falck	60	56	56	60
Mark A. Schiavoni	60	56	56	60

  (The Supplemental RSUs vested 50% on February 15, 2013, 25% on February 14, 2014, and 25% on February 13, 2015. The Supplemental RSUs are not released to the recipient until the recipient's retirement, death, disability or separation of employment from the Company. Mr. Edington's vested Supplemental RSUs were released in March 2017 when he retired); (vii) performance shares that were granted to all of the NEOs in February 2014, which were based on a performance period of January 1, 2014 to December 31, 2016, and which were released in 2017 when the Company had the information needed to determine whether, and to what extent, the applicable performance criteria were met, as follows: performance shares related to TSR were released on February 21, 2017 as follows: Mr. Brandt — 38,036; Mr. Hatfield — 6,792; Mr. Bement — 2,718; Mr. Edington — 4,527; Mr. Falck — 6,792; and Mr. Schiavoni — 6,792; dividend rights (and interest thereon) payable in stock on the performance shares released on February 21, 2017 as follows: Mr. Brandt — 3,738; Mr. Hatfield — 668; Mr. Bement — 267; Mr. Edington — 445; Mr. Falck — 668; and Mr. Schiavoni — 668; and performance shares related to the six operational performance metrics were released on October 17, 2017 as follows: Mr. Brandt — 30,959; Mr. Hatfield — 5,528; Mr. Bement — 2,212; Mr. Edington — 3,685; Mr. Falck — 5,528; and Mr. Schiavoni — 5,528; and dividend rights (and interest thereon) payable in stock on the performance shares released on October 17, 2017 as follows: Mr. Brandt — 3,327; Mr. Hatfield — 594; Mr. Bement — 238; Mr. Edington — 396; Mr. Falck — 594; and Mr. Schiavoni — 594; and (vii) accrued notional dividends on the 2012 special performance-linked retention grant of RSUs granted to Mr. Brandt (the "2012 Brandt RSU Award") — 781 in respect of the February 1, 2017 record date that were paid on March 1, 2017.

(2)
The values realized for the RSUs, Supplemental RSUs and the performance shares are calculated by multiplying the number of shares of stock or units released or vested by the market value of the common stock on the release or vesting date, which: (i) for the RSUs released on February 17, 2017 was $78.70; (ii) for the Supplemental RSUs vested on March 1, 2017 was $82.40; (iii) for the RSUs vested on March 22, 2017 was $83.66; (iv) for the Supplemental RSUs vested on June 1, 2017 was $89.03; (v) for the Supplemental RSUs vested on September 1, 2017 was $89.86; (vi) for the Supplemental RSUs vested on December 1, 2017 was $91.01; (vii) for the performance shares released on February 21, 2017 was $79.77; (viii) for the performance shares released on October 17, 2017 was $87.76; and (ix) for the accrued notional dividends on the 2012 Brandt RSU Award paid on March 1, 2017 was $82.40.

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Pension Benefits

The Pension Benefits table below includes estimates of the potential future pension benefits for each NEO based on the actuarial assumptions used for financial reporting purposes, such as the life expectancy of each NEO and his spouse and "discount rates."

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)

Donald E. Brandt(2)	Retirement Plan	15	474,551	0
	Supplemental Plan	15	13,546,465	0

James R. Hatfield(3)	Retirement Plan	10	202,464	0
	Supplemental Plan	10	3,256,497	0

Robert S. Bement(4)	Retirement Plan	11	234,206	0
	Supplemental Plan	11	2,517,943	0

Randall K. Edington(5)	Retirement Plan	10	0	249,490	(8)
	Supplemental Plan	10	2,864,789	2,904,156	(8)
	Employment Agreements	N/A	6,688,835	8,017,441	(8)

David P. Falck(6)	Retirement Plan	9	194,941	0
	Supplemental Plan	9	2,431,914	0

Mark A. Schiavoni(7)	Retirement Plan	9	192,388	0
	Supplemental Plan	9	2,651,678	0

(1)
See Note 7 of the Notes to Consolidated Financial Statements in the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for additional information about the assumptions used by the Company in calculating pension obligations.

(2)
The amounts shown are the present values of Mr. Brandt's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan, both at age 65, which is the earliest Mr. Brandt could retire with no reduction in benefits. See the following "Discussion of Pension Benefits."

(3)
The amounts shown are the present values of Mr. Hatfield's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan.

(4)
The amounts shown are the present values of Mr. Bement's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan.

(5)
The amounts shown are the present values of Mr. Edington's accumulated benefits to be paid as an annuity for the Retirement Plan, his employment agreements, and for the Supplemental Plan. Mr. Edington's employment agreements are described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

(6)
The amounts shown are the present values of Mr. Falck's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan.

(7)
The amounts shown are the present values of Mr. Schiavoni's accumulated benefits to be paid as an annuity and lump sum for the Retirement Plan and as an annuity to be paid under the Supplemental Plan.

(8)
The amounts shown reflect the following payments made to Mr. Edington during 2017: (i) a lump sum payment of $249,490 for the Retirement Plan on April 1, 2017; (ii) an annuity payment of $129,003 for the Supplemental Plan on October 1, 2017; (iii) a lump sum payment of $2,775,153 for the Supplemental Plan on October 1, 2017; (iv) an annuity payment of $301,202 for his employment agreements on October 1, 2017 and (v) a lump sum payment of $7,716,239 for his employment agreements on October 1, 2017. Mr. Edington's employment agreements are described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

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Discussion of Pension Benefits

Retirement Plan and Supplemental Plan.    The Company's Retirement Plan is a tax-qualified, non-contributory retirement plan for salaried and hourly employees. The Supplemental Plan provides retirement benefits for key salaried employees, in addition to those provided under the Retirement Plan. The Supplemental Plan pays only the difference between the total benefit payable under the Supplemental Plan and the benefit payable under the Retirement Plan. As a result, an executive who participates in the Supplemental Plan does not receive duplicative benefits.

Prior to April 1, 2003, benefits under the Retirement Plan and the Supplemental Plan (the "Traditional Formula Benefit") accrued in accordance with a traditional retirement plan formula based on average annual compensation and years of service (the "Traditional Formula"). Effective April 1, 2003, the Company changed the benefit accrual formula for both the Retirement Plan and the Supplemental Plan (the "Account Balance Benefit") to a retirement account balance formula (the "Account Balance Formula"). As part of the modification, all then current participants were able to elect to either (1) continue to earn benefits calculated under the Traditional Formula, or (2) earn benefits calculated (a) under the Traditional Formula for service through March 31, 2003, and (b) under the Account Balance Formula for service after that date. Mr. Brandt's benefits are calculated under the combined Traditional Formula/Account Balance Formula. Messrs. Hatfield's, Bement's, Edington's, Falck's and Schiavoni's benefits are calculated under the Account Balance Formula. Mr. Edington's benefits under the Supplemental Plan are calculated in accordance with his employment agreements with the Company, which are described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

Under the Traditional Formula of the Supplemental Plan, a participant's monthly benefit for life beginning at normal retirement age (age 65 or age 60 with 20 years of service) is equal to the following:

•
3% of the participant's average monthly compensation multiplied by the participant's first 10 years of service, plus

•
2% of the participant's average monthly compensation multiplied by the participant's next 15 years of service, minus

•
benefits payable under the Retirement Plan.

A participant's Traditional Formula Benefit under the Retirement Plan is a monthly benefit for life beginning at normal retirement age and is equal to the participant's average monthly compensation multiplied by 1.65% for the first 33 years of service, plus 1% of average monthly compensation for each year of service credited in excess of 33 years. A participant's Traditional Formula Benefit begins when the participant reaches age 65 with 5 years of service or age 60 with 33 years of service. The maximum Traditional Formula Benefit a participant may receive under both the Retirement Plan and the Supplemental Plan is a monthly benefit of 60% of the participant's average monthly compensation.

Under both the Supplemental Plan and the Retirement Plan, a participant may elect to begin receiving the Traditional Formula Benefit after attaining early retirement age, which is defined as age 55 with 10 years of service. The Traditional Formula Benefit of an individual who makes this election is reduced to reflect the early commencement of benefits. Under the Supplemental Plan, the reduction equals 3% per year for each year for which the individual receives benefits prior to normal retirement and under the Retirement Plan, if the individual has more than

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20 years of service, the reduction equals 3% per year for each year for which the individual receives benefits prior to normal retirement, and if the individual has less than 20 years of service, the benefit is actuarially reduced for each year for which the individual receives benefits prior to normal retirement. Messrs. Brandt, Hatfield and Bement currently qualify for early retirement, but not normal retirement, under the Retirement Plan and the Supplemental Plan. Mr. Falck currently qualifies for normal retirement under the Retirement Plan and the Supplemental Plan. Mr. Schiavoni does not currently qualify for early or normal retirement under either the Supplemental Plan or the Retirement Plan.

Under the Account Balance Formula, a notional account is established for each eligible participant and benefits are generally payable at termination of employment. The Company credits monthly amounts to a participant's account.

Under the Supplemental Plan, Company credits are based on the following formula:

AGE AT END OF PLAN YEAR	PERCENT OF MONTHLY COMPENSATION CONTRIBUTION RATE (%)

Less than 35	12
35-39	14
40-44	16
45-49	20
50-54	24
55 and over	28

Company credits under the Supplemental Plan stop at the end of the year in which a participant attains 25 years of service (the "25-Year Cap").

Under the Retirement Plan, Company credits are based on the following formula:

AGE PLUS WHOLE YEARS OF SERVICE AT END OF PLAN YEAR	PERCENT OF MONTHLY COMPENSATION CONTRIBUTION RATE (%)

Less than 40	4
40-49	5
50-59	6
60-69	7
70-79	9
80 and over	11

In addition, participants in the Retirement Plan on December 31, 2002 are eligible for up to 10 years of transition credits based on age and years of service (with the maximum transition credit being equal to 2.75% of average monthly compensation).

For purposes of calculating the Traditional Formula Benefit and the Account Balance Benefit under the Retirement Plan, compensation consists solely of base salary up to $270,000, including any employee contributions under the Company's 401(k) plan, flexible benefits plan and qualified transportation arrangement under Section 132(f) of the Code. Amounts voluntarily

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deferred under other deferred compensation plans, bonuses, incentive pay and long-term equity awards are not taken into account under the Retirement Plan. The Supplemental Plan takes these amounts into account (with certain exceptions) plus base salary beyond the $270,000 limit.

For purposes of the Traditional Formula under the Retirement Plan, the average monthly compensation is the average of the highest 36 consecutive months of compensation in the final 10 years of employment; under the Supplemental Plan, the average monthly compensation is the average of the highest 36 consecutive months of compensation during employment. For purposes of the Account Balance Formula, contributions are based on the participant's then current monthly compensation calculated as described above.

A participant's years of service begin accruing on the date of employment. However, benefits do not vest until the completion of three-years of service. Under both the Retirement Plan and the Supplemental Plan, benefits are generally payable, as the participant elects, in the form of a level annuity, with or without survivorship, or a lump sum. However, Traditional Formula Benefits generally are not available as a lump sum, but are paid in the form of an annuity. Optional benefit forms are of relatively equal actuarial value under the Retirement Plan. Under the Supplemental Plan, the 50% joint and survivor benefit form is fully subsidized, and the other benefit forms are partially subsidized. The Supplemental Plan offers an optional five-year certain form of payment (payable in 60 monthly installments).

Effective January 1, 2011, the Supplemental Plan was amended to reduce the Company credits for individuals who became participants on or after January 1, 2011 to the levels listed in the following table:

AGE AT END OF PLAN YEAR	PERCENT OF MONTHLY COMPENSATION CONTRIBUTION RATE (%)

Less than 35	8
35-39	9
40-44	10
45-49	12
50-54	15
55 and over	18

In addition, individuals who became participants in the Supplemental Plan on or after January 1, 2011 are no longer entitled to receive a fully subsidized 50% joint and survivor annuity form of benefit, but the 25-Year Cap has been eliminated. Prior to the amendment, participants who were promoted to officer status were entitled to retroactive treatment as an officer for their entire period of employment. This feature has been eliminated for individuals promoted to officer status on or after January 1, 2011.

The 2008 Agreement, the 2012 Supplemental Agreement and the 2014 Supplemental Agreement resulted in a total pension benefit (including the benefit due under the Company's qualified plan and non-qualified plan) equal to 69.3% applied to Mr. Edington's final average wage to determine his lifetime benefit. These agreements are discussed in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

Benefits under the Retirement Plan are paid from a tax-exempt trust. Benefits under the Supplemental Plan are paid from the general assets of the Company.

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Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(3)

Donald E. Brandt:
DCP & 2005 Plan	326,416	0	158,628	0	2,305,512
Supplemental RSUs(4)	0	0	0	0	2,386,403

James R. Hatfield:
2005 Plan	31,962	0	14,475	0	217,194
Supplemental RSUs(4)	0	0	0	0	663,467

Robert S. Bement:
2005 Plan	140,622	0	119,353	0	1,682,375
Supplemental RSUs(4)	0	0	0	0	663,467
Bement DCP Discretionary Credits(5)	0	75,000	81,623	0	1,133,799

Randall K. Edington:
2005 Plan	269,019	0	327,022	1,393,638	3,476,770
Supplemental RSUs(4)	0	0	0	1,322,031	0
Edington DCP Discretionary Credits(6)	0	0	219,589	398,065	2,730,943
RSUs(7)	0	0	0	0	677,812

David P. Falck:
Supplemental RSUs(4)	0	0	0	0	663,467
Falck DCP Discretionary Credits(8)	0	0	46,877	0	650,794

Mark A. Schiavoni:
2005 Plan	93,475	0	40,572	0	580,148
Supplemental RSUs(4)	0	0	0	0	663,467

(1)
The amount of the executive contribution is solely from the voluntary deferral by the executive of the executive's designated compensation and does not include any separate Company contribution. These deferred amounts are included in the "Salary" and "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table.

(2)
A portion of the amounts reported in this column is the above-market portion of interest accrued under the deferred compensation plan (also reported as compensation in the Summary Compensation Table), including: Mr. Brandt — $90,786; Mr. Hatfield — $8,069; Mr. Bement — $118,336; Mr. Edington — $367,720; Mr. Falck — $27,793; and Mr. Schiavoni — $23,521.

(3)
The historical contributions of each NEO to his aggregate balance at December 31, 2017, including "market rate" interest (as defined by the SEC) from the date of each contribution, is as follows: Mr. Brandt — $1,711,974; Mr. Hatfield — $178,706; Mr. Bement — $1,334,579; Mr. Edington — $2,502,104; Mr. Falck — $0; and Mr. Schiavoni — $484,114. Of the totals in this column, the following amounts have been reported in the Summary Compensation Table in this Proxy Statement or in the Company's prior Proxy Statements: Mr. Brandt — $1,787,539; Mr. Hatfield — $188,408; Mr. Bement — $258,958; Mr. Edington — $4,681,860; Mr. Falck — $168,746; and Mr. Schiavoni — $386,315.

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(4)
Supplemental RSUs were granted to each of the NEOs in 2011 and vested over a four-year period and earned additional Supplemental RSU's resulting from notional dividends on the vested underlying awards. The amount in the "Aggregate Balance at Last Fiscal Year End" column is calculated by multiplying the closing market price of our common stock at the end of 2017 ($85.18 per share as of December 29, 2017) by the number of vested Supplemental RSUs. Mr. Edington's vested Supplemental RSUs were released in 2017, the year he retired. The amount in the "Aggregate Withdrawals/Distributions "column is the number of vested Supplemental RSUs released multiplied by the closing price of our common stock on the date of release ($86.85 per share as of September 25, 2017).The following table shows historical vesting by year:

	SUPPLEMENTAL RSUs			NOTIONAL SUPPLEMENTAL RSUs
	2013	2014	2015	2013	2014	2015	2016	2017

Donald E. Brandt	10,790	5,395	5,395	1,339	1,412	1,926	929	830
James R. Hatfield	2,998	1,499	1,499	372	393	536	260	232
Robert S. Bement	2,998	1,499	1,499	372	393	536	260	232
Randall K. Edington	5,994	5,994	0	745	1,290	561	518	120
David P. Falck	2,998	1,499	1,499	372	393	536	260	232
Mark A. Schiavoni	2,998	1,499	1,499	372	393	536	260	232

(5)
The terms of the Bement DCP Discretionary Credits are discussed under "Discussion of Nonqualified Deferred Compensation — DCP and 2005 Plan" below.

(6)
The terms of the 2012 Edington DCP Discretionary Credits are also discussed under the narrative disclosure accompanying the Summary Compensation Table and Grants of Plan-Based Awards table. Pursuant to the 2014 Supplemental Agreement, the Company granted the 2014 Edington DCP Discretionary Credits to Mr. Edington. The $500,000 of the 2014 Edington DCP Discretionary Credits that vested 180 days after Mr. Edington's retirement from APS in March 2017 have been included in the Summary Compensation Table since the performance condition was met. The terms of the 2014 Edington DCP Discretionary Credits are also discussed in the narrative disclosure accompanying the Summary Compensation Table and Grants of Plan-Based Awards table.

(7)
Mr. Edington's RSUs vested in March 2017 when he retired. These RSUs will be released in accordance with the vesting schedule associated with each RSU grant. The amount in the "Aggregate Balance at Last Fiscal Year End" column is calculated by multiplying the closing market price of our common stock on March 22, 2017 ($83.66 per share) by the number of vested RSUs.

(8)
Pursuant to Mr. Falck's offer letter, the terms of which are described under "Discussion of Nonqualified Deferred Compensation — DCP and 2005 Plan" below, the Company granted the Falck DCP Discretionary Credits to Mr. Falck.

Discussion of Nonqualified Deferred Compensation

DCP and 2005 Plan.    Effective January 1, 1992, the Company established The Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company, and El Dorado Investment Company Deferred Compensation Plan (the "DCP"). Under the DCP, a participant who is an employee is allowed to defer up to 50% of annual base salary and up to 100% of year-end bonus, which would include awards under regular annual incentive plans, but not special incentive payments. A participant who is a member of the Board is allowed to defer up to 100% of the annual cash fees payable to the participant. Amounts deferred by participants are credited with interest at various rates in substantially the same manner as interest is credited pursuant to the 2005 Plan, as described below. Distributions may be made (1) within 60 days after the fifth year an amount was deferred, (2) on account of an unforeseen emergency, (3) on account of retirement after attaining age 65 with five years of service or after attaining age 55 with 10 years of service ("Retirement Benefit"), (4) on account of termination prior to retirement ("Termination Benefit"), (5) on account of disability, or (6) on account of death before termination of employment.

The Retirement Benefit and Termination Benefit are payable in a lump sum or in 5, 10, or 15 equal annual installments, as elected by the participant. Other benefits are generally paid in a lump sum. The method of crediting interest on lump sum and installment payments under the DCP is substantially the same as the method used in the 2005 Plan, as described below.

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On December 15, 2004, the Board authorized the adoption of a new nonqualified deferred compensation plan for post-2004 deferrals (the "2005 Plan"). No future deferrals will be permitted under the DCP. The 2005 Plan, effective as of January 1, 2005, is based in large part on the DCP as described above. The 2005 Plan was adopted to comply with the requirements of Section 409A of the Code.

Under the 2005 Plan, a participant who is an employee is allowed to defer up to 50% of the participant's base salary and up to 100% of the participant's bonus, including regular awards under annual incentive plans, but not special awards. A participant who is a member of the Board is allowed to defer up to 100% of the annual cash fees payable to the participant. Amounts deferred by participants are credited with interest at various rates, as described below. Deferral elections of base salary and director's fees must be made prior to the calendar year in which such base salary or director's fees will be paid. A deferral election with respect to a bonus must be made before the first day of the calendar year in which the bonus is earned. When making a deferral election, a participant also makes an election regarding the time and form of the participant's distributions from the 2005 Plan. Distributions from the 2005 Plan must be made in accordance with Section 409A of the Code. Distributions may be made (1) in January of the fifth year following the year in which an amount was deferred, (2) on account of an unforeseeable financial emergency, (3) either (i) termination of employment or (ii) the later of termination of employment or attainment of age 55, or (4) on account of death before termination of employment.

In the event of termination of employment, attainment of age 55 or death, the benefit is payable in a lump sum or in 5, 10 or 15 equal annual installments, as elected by the participant. Benefits in the other circumstances are generally paid in a lump sum.

The 2005 Plan provides for a single rate of interest that will be determined by the plan committee, but which rate shall in no event be less than the rate of interest equal to the 10-year U.S. Treasury Note rate as published on the last business day of the first week of October preceding a plan year. The plan committee set the rate at 7.5% for 2017.

Effective January 1, 2009, the Company amended the 2005 Plan to permit the Company, in its discretion, to award discretionary credits to participants. Discretionary credits generally will be paid at the time and in the form provided in the written award agreement.

The Company agreed in Mr. Falck's offer letter to make a $350,000 discretionary credit award to Mr. Falck in 2009, pursuant to the 2005 Plan (the "Falck DCP Discretionary Credits"). The first $250,000 vested on July 29, 2014 and the remaining $100,000 vested on July 29, 2016. The discretionary credit award earns interest in accordance with the 2005 Plan.

The Edington DCP Discretionary Credits are described in the narrative disclosure accompanying the Summary Compensation Table and the Grants of Plan-Based Awards table.

The Company made a discretionary credit award to Mr. Bement in 2008 pursuant to the 2005 Plan consisting of $350,000 as of December 17, 2008, $70,000 as of January 1, 2010 and an additional $70,000 on January 1 of each of the next four years thereafter (the "2008 Bement DCP Discretionary Credits"). The 2008 Bement DCP Discretionary Credits earn interest in accordance with the 2005 Plan. The 2008 Bement DCP Discretionary Credits vested on December 31, 2014 and will be payable to Mr. Bement following his termination from the Company in such form as elected by Mr. Bement.

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Additionally, the Company made a discretionary credit award to Mr. Bement in 2014 pursuant to the 2005 Plan consisting of $75,000 as of January 1, 2015 and an additional $75,000 on January 1 of each of the next four years thereafter (the "2014 Bement DCP Discretionary Credits" and together with the 2008 Bement DCP Discretionary Credits, the "Bement DCP Discretionary Credits"). The 2014 Bement DCP Discretionary Credits earn interest in accordance with the 2005 Plan. The full amount of the 2014 Bement DCP Discretionary Credits vest and become payable if, prior to December 31, 2018, the Company terminates Mr. Bement's employment without cause, or in the event of his death or disability. If Mr. Bement terminates employment, for any reason other than those discussed above, prior to December 31, 2018, he forfeits the 2014 Bement DCP Discretionary Credits.

Participation in both the DCP and the 2005 Plan is limited to officers, the Company's senior management group and directors of the Company and participating affiliates. The Company's obligations under the DCP and the 2005 Plan are unfunded (except in the limited change of control circumstance discussed below) and unsecured.

Potential Payments upon Termination or Change of Control

This section describes the potential payments that each of the NEOs could receive following termination of employment, including through death, disability, retirement, resignation, involuntary termination (with or without cause) or a change of control of the Company (each, a "Termination Event"). We describe plans, agreements, or arrangements under which each NEO could receive payments following a Termination Event, excluding those that do not discriminate in favor of our executive officers and that are available generally to all salaried employees and awards that are already vested ("Termination Plans"). The description of payments to the NEOs under the various Termination Event scenarios described in this section are not intended to affect the Company's obligations to the NEOs. Those obligations are subject to, and qualified by, the contracts or arrangements giving rise to such obligations. Unless we note otherwise, the discussion below assumes that any Termination Event took place on December 31, 2017 for each NEO.

The Company does not have a severance plan that covers the NEOs. We also do not have traditional severance agreements or arrangements with our NEOs. We do have Change of Control Agreements, which are discussed below.

In addition to the termination payments set forth below, the NEOs would also receive a full distribution under the 2005 Plan and pension benefits. Amounts payable to Messrs. Brandt, Hatfield, Bement, Edington, Falck and Schiavoni under the 2005 Plan are set forth in the Nonqualified Deferred Compensation table, which also shows which part of the payment is interest paid by the Company and which part is the executive's contribution.

With respect to pension benefits, the amounts that each of the NEOs would receive under the Supplemental Plan in the event of a Termination Event are set forth in the Pension Benefits table; however, assuming that the NEO (excluding Mr. Edington who retired in March 2017) had died on December 31, 2017, the amounts payable under the Supplemental Plan, would have been as follows: Mr. Brandt — $11,379,622; Mr. Hatfield — $2,662,223; Mr. Bement — $2,056,350; Mr. Falck — $2,258,009; and Mr. Schiavoni — $2,379,438. These amounts are based on the following assumptions: (1) the Traditional Formula Benefit is paid in the form of a monthly annuity to the NEO's spouse for life following his death and benefit payments commence immediately and (2) the Account Balance Benefit is paid in the form of an

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immediate lump sum to his spouse. Messrs. Brandt, Hatfield and Bement would have received $13,988,527, $3,256,497 and $2,517,943, respectively, in the event of a Termination Event other than death due to their qualification for early retirement on December 31, 2017, and these amounts are based on the assumption that the benefit would be payable as a monthly annuity beginning on January 1, 2018.

The unvested 2014 Bement DCP Discretionary Credits would trigger a payment in connection with certain Termination Events, which are identified below. The agreement is discussed in the Discussion of Nonqualified Deferred Compensation.

With respect to the performance share awards, the recipient must remain employed with the Company throughout the performance period, unless the recipient meets any of the following exceptions, which would trigger a payment in connection with those certain Termination Events. In the case of the recipient's retirement while qualifying for Early Retirement or Normal Retirement (the "Retirement Qualified Employee") under the Retirement Plan, the employee is deemed to have been employed through the end of the performance period (with payout based on actual performance results). In the case of the recipient's retirement after reaching age 60 with five years of service, but not otherwise qualifying for Early Retirement or Normal Retirement under the Retirement Plan (a "Late Career Employee"), any performance share payout will vest pro-rata based on the number of days the recipient was employed during the performance period compared to the total number of days in the period. In the event the recipient is terminated for cause (regardless of the recipient's retirement date), the recipient shall not be deemed to have been employed through the end of the performance period and will forfeit the right to receive any payout. In the event of the death or disability of a Retirement Qualified Employee or a Late Career Employee, the employee is deemed to have been employed through the end of the performance period (with payout based on actual performance results). In the event the recipient's employment is terminated without cause during the performance period, the CEO in his discretion and with the Committee's approval may determine if, to what extent, and when, any unvested portion of the grant may vest. The 2017 Performance Shares contain confidentiality protections that apply during employment and survive termination, and non-competition and employee solicitation restrictions that survive for a period of one year following termination of employment.

With respect to RSUs, the recipient must remain employed with the Company through the applicable vesting date, unless the recipient meets any of the following exceptions, which would trigger a payment in connection with those certain Termination Events. If a Retirement Qualified Employee retires, the RSUs will fully vest and will be payable on the dates and in the percentages specified in the vesting schedule. If a Retirement Qualified Employee or a Late Career Employee dies or becomes disabled before the end of the vesting period, any outstanding RSUs will fully vest and will be payable no later than March 15 of the year following the year in which the event occurs. If a Late Career Employee retires, the recipient will receive a pro-rata payout of the portion that would have released on the next vesting date based on the number of days the recipient was employed from the last vesting date. In the event a recipient is terminated for cause, any award the recipient would otherwise be entitled to receive following the date of termination is forfeited. In the event a recipient is terminated without cause, the CEO in his discretion and with the Committee's approval may determine if, and to what extent, any unvested portion of the grant will vest. The RSUs contain confidentiality protections that apply during employment and survive termination, and non-competition and employee solicitation restrictions that survive for a period of one year following termination of employment.

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As described in the next paragraph, if a recipient's rights are adequately protected, a change of control will not result in any acceleration of a recipient's performance shares or RSUs. However, if a change of control occurs and the conditions of the following paragraph are not met, immediately prior to the change of control, the RSUs and performance shares will convert to either cash or stock, at the election of the recipient, and shall immediately vest. In converting the performance shares, the recipient will receive the number of shares of stock or the cash equivalent that would have been earned at the target level of performance, unless the Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction. The dividend equivalent awards will be paid in cash or stock as determined in accordance with the applicable award agreement.

Prior to a change of control, the Board may determine that no change of control shall be deemed to have occurred or that some or all of the enhancements to the rights of the recipient shall not apply to specified awards. The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a change of control, the Board reasonably concludes in good faith, that: (1) recipients holding awards affected by action of the Board override shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such change of control, (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (2) changes in the terms of the award resulting from such transactions will not materially impair the value of the awards to the participants or their opportunity for future appreciation in respect of such awards.

The Company has entered into identical Change of Control Agreements with each of its executive officers, including each of the NEOs. The Company believes that these agreements provide stability for its key management in the event the Company experiences a change of control. The agreements contain a "double-trigger" that provides for certain payments if, during the two-year period following a change of control of the Company (the "first trigger"), the Company terminates the officer's employment for any reason other than death, disability or cause or the executive terminates his or her own employment following a significant and detrimental change in the executive's employment (the "second trigger"). In case of an officer's retirement, death or disability, no payments are made under the officer's Change of Control Agreement, except for the payment of accrued benefits; however, if the officer dies following the officer's receipt of a second trigger termination notice, the officer's estate will receive the change of control payments the officer would have received if the officer had survived. Pursuant to the Change of Control Agreement, each of the NEOs is obligated to hold in confidence any and all information in his possession as a result of his employment, during and after the NEO's employment with the Company is terminated.

The termination payment, if required, is an amount equal to 2.99 times the sum of the executive's annual salary at the time of the change of control plus the annual bonus (including incentive plan payments), as determined by an average over the last four-years preceding termination. In addition, the executive is entitled to continued medical, dental, and group life insurance benefits at a shared cost until the end of the second year following the calendar year of termination. Outplacement services are also provided. The executive officer may also be entitled to the acceleration of benefits as set forth in the 2012 Plan, the 2007 Long-Term Incentive Plan, or any related award agreement. If the limitations described in Section 280G of

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the Code are exceeded, the Company will not be able to deduct a portion of its payments. In addition, if these limitations are exceeded, Section 4999 of the Code imposes an excise tax on all or part of the total payments. In certain of the agreements, an additional gross-up payment equal to the excise tax (plus any penalties and interest) imposed on or with respect to the total payments is provided.

In May 2009, the Company determined that, on a going-forward basis, it would no longer provide excise tax gross-up payments in new and materially amended agreements with its NEOs. In unusual circumstances where the Company believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable may be included in an executive's contract; but even in those circumstances, the excise tax gross-ups will be subject to a three-year sunset provision.

A change of control under the Change of Control Agreement includes: (1) an unrelated third-party's acquisition of 20% or more of the Company's or APS's voting stock; (2) a merger or consolidation where either the Company or APS combines with any other corporation such that the Company's or APS's outstanding voting stock immediately prior to merger or consolidation represents less than 60% of the voting stock of the Company or APS immediately after the merger or consolidation, but excluding a merger or consolidation effected to implement a recapitalization in which no unrelated third-party acquires more than 20% of the voting stock of the Company or APS; (3) a sale, transfer, or other disposition of all or substantially all of the assets of the Company or APS to an unrelated third-party; or (4) the case where the composition of either the Board of the Company or of APS changes such that the members of the Board of the Company (the "Company Incumbent Board") or of APS (the "APS Incumbent Board"), as of July 31, 2007 (and with respect to Messrs. Hatfield, Falck, and Schiavoni as of July 31, 2008) no longer comprises at least two-thirds of the Company's or APS's Board of Directors. For purposes of this later provision, a person elected to either Board is treated as a member of the Company Incumbent Board or APS Incumbent Board if his or her nomination or election by shareholders was approved by a two-thirds vote of the members then comprising the Company Incumbent Board or APS Incumbent Board, and it does not include anyone who became a director in an actual or threatened election contest relating to the election of directors.

Each of the agreements terminates on December 31st of each year upon six months advance notice by the Company to the executive officer; if the six months advance notice is not given, the agreements will continue for successive one-year periods until the notice is given. The Company is required to deposit into a trust sufficient funds to pay obligations under the DCP, 2005 Plan and the Supplemental Plan in the case of an actual or potential change of control.

The following tables quantify the amounts that would have been payable to each NEO if the indicated Termination Event had taken place on December 31, 2017, and with respect to Mr. Edington, the table reflects amounts resulting from his retirement in March 2017. In the tables:

•
We assume full vesting of outstanding performance shares (at the target level), RSUs and the 2017 CEO Performance-Contingent Award upon a change of control. The performance shares, RSUs and the 2017 CEO Performance-Contingent Award for the NEOs vest upon a change of control whether or not there is a subsequent termination of employment (subject however, to the Board's ability to override the vesting), plus, where applicable, dividend equivalents.

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•
Retirement benefits payable to Messrs. Brandt, Hatfield and Bement include full vesting of outstanding performance shares (at the target level) and RSUs, retirement benefits payable to Mr. Falck and Mr. Schiavoni include a pro-rata vesting of outstanding performance shares (at the target level) and RSUs, plus, in all cases where applicable, dividend equivalents. Mr. Edington retired in March 2017 so this reflects actual amounts that were triggered upon his retirement.

•
Death or disability benefits payable to Messrs. Brandt, Hatfield, Bement, Falck and Schiavoni include full vesting of outstanding performance shares (at the target level) and RSUs, $300,000 of the 2014 Bement DCP Discretionary Credits plus interest and the 2017 CEO Performance-Contingent Award for Mr. Brandt.

•
The amounts in the "All Other Termination Events" columns consist of (i) a payment upon termination without cause of $300,000 of the 2014 Bement DCP Discretionary Credits plus interest for Mr. Bement because the remaining unvested $300,000 of the 2014 Bement DCP Discretionary Credits vests and become payable if the Company terminates Mr. Bement's employment without cause; and (ii) a payment upon termination without cause of $2,000,000 of the 2017 CEO Performance-Contingent Award for Mr. Brandt because $2,000,000 of the performance cash award becomes payable if the Company terminates Mr. Brandt's employment without cause prior to March 1, 2018, subject to the Committee determining that the ROE condition was met.

Subject to the foregoing, the following tables describe the amounts that would have been payable to each NEO if a Termination Event had taken place on December 31, 2017:

Donald E. Brandt:

COMPONENT OF PAY	QUALIFYING TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE OF CONTROL ($)		DEATH OR DISABILITY ($)		RETIREMENT ($)		ALL OTHER TERMINATION EVENTS ($)

Performance Shares	9,868,897	(1)	6,855,299		6,855,299		0
RSUs	5,923,602	(1)	5,923,602		6,160,522		0
2017 CEO Performance-Contingent Award	4,000,000	(1)	4,000,000	(2)	0	(2)	2,000,000	(2)
Severance Benefits	9,824,718		0		0		0
Present Value of Medical, Dental, and Life Insurance Benefits	34,444		0		0		0
Outplacement Services	10,000		0		0		0
TOTAL:	29,661,661		16,778,901		13,015,821		2,000,000

(1)
The Performance Shares, RSUs and the 2017 CEO Performance-Contingent Award are accelerated upon a change of control only if the Board does not exercise its override authority.

(2)
The terms of the 2017 CEO Performance-Contingent Award are discussed under "Executive Compensation Components — Long-Term Incentives — Supplemental Awards" in the CD&A.

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James R. Hatfield:

COMPONENT OF PAY	QUALIFYING TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE OF CONTROL ($)		DEATH OR DISABILITY ($)	RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,860,975	(1)	1,360,045	1,360,045	0
RSUs	1,122,554	(1)	1,122,554	1,168,751	0
Severance Benefits	3,459,042		0	0	0
Present Value of Medical, Dental, and Life Insurance Benefits	38,380		0	0	0
Outplacement Services	10,000		0	0	0
Excise Tax Gross-Up	2,219,089		0	0	0
TOTAL:	8,710,040		2,482,599	2,528,796	0

(1)
The Performance Shares and RSUs are accelerated upon a change of control only if the Board does not exercise its override authority.

Robert S. Bement:

COMPONENT OF PAY	QUALIFYING TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE OF CONTROL ($)		DEATH OR DISABILITY ($)	RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	989,441	(1)	766,140	766,140	0
RSUs	594,308	(1)	594,308	620,660	0
Severance Benefits	3,020,242		0	0	0
Present Value of Medical, Dental, and Life Insurance Benefits	38,156		0	0	0
Outplacement Services	10,000		0	0	0
Bement DCP Discretionary Credits	0		93,172	0	93,172
Excise Tax Gross-Up	1,831,273		0	0	0
TOTAL:	6,483,420		1,453,620	1,386,800	93,172

(1)
The Performance Shares and RSUs are accelerated upon a change of control only if the Board does not exercise its override authority.

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Randall K. Edington:

COMPONENT OF PAY	RETIREMENT ($)

Performance Shares	792,253
RSUs	677,812
Severance Benefits	0
Present Value of Medical, Dental, and Life Insurance Benefits	0
Retiree Medical Benefits	0
Outplacement Services	0
Edington DCP Discretionary Credits	0
TOTAL:	1,470,065

David P. Falck:

COMPONENT OF PAY	QUALIFYING TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE OF CONTROL ($)		DEATH OR DISABILITY ($)	RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	1,682,365	(1)	1,168,605	600,623	0
RSUs	1,017,031	(1)	1,017,031	390,411	0
Severance Benefits	3,094,469		0	0	0
Present Value of Medical, Dental, and Life Insurance Benefits	27,175		0	0	0
Outplacement Services	10,000		0	0	0
TOTAL:	5,831,040		2,185,636	991,034	0

(1)
The Performance Shares and RSUs are accelerated upon a change of control only if the Board does not exercise its override authority.

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Mark A. Schiavoni:

COMPONENT OF PAY	QUALIFYING TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE OF CONTROL ($)		DEATH OR DISABILITY ($)	RETIREMENT ($)	ALL OTHER TERMINATION EVENTS ($)

Performance Shares	2,388,969	(1)	1,713,967	881,141	0
RSUs	1,390,390	(1)	1,390,390	499,026	0
Severance Benefits	3,839,037		0	0	0
Present Value of Medical, Dental, and Life Insurance Benefits	36,922		0	0	0
Outplacement Services	10,000		0	0	0
Excise Tax Gross-Up	2,848,361		0	0	0
TOTAL:	10,513,679		3,104,357	1,380,167	0

(1)
The Performance Shares and RSUs are accelerated upon a change of control only if the Board does not exercise its override authority.

Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the annual disclosure of the ratio of the median employee's annual total compensation to the total annual compensation of Mr. Brandt, our CEO. For 2017 the median of the annual total compensation of all employees of our Company (other than our CEO) was $128,140 and the annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $10,533,439. Based on this information and using the required calculation methodology defined in Item 402(u) of Regulation S-K, for 2017, the ratio of the annual total compensation of our CEO to our median employee's annual total compensation was 82 to 1.

To identify the median employee from our employee population, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•
We determined that, as of December 31, 2017, our employee population consisted of approximately 6,303 individuals, all of which were located in the United States. This population consisted of our full-time, part-time, temporary and seasonal employees.

•
To identify the median employee from our employee population, we compared the total amount of salary, wages, overtime and premium pay, and an estimated cash incentive assuming a target payout under the APS Incentive Plans of our employees as reflected in our payroll records on December 31, 2017.

•
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of living adjustments in identifying the median employee.

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•
Once we identified our median employee, we combined all of the elements of such employee's compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $128,140. The difference between such employee's salary, wages, overtime and premium pay, and an estimated cash incentive assuming a target payout under the APS Incentive Plan and the employee's annual total compensation includes the amount the Company contributed under the 401(k) plan for the employee, the actual amount paid under the APS Incentive Plans and the estimated aggregate change in the actuarial present value from December 31, 2016 to December 31, 2017 of the employee's accumulated benefits payable under all defined pension plans.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2017 Summary Compensation Table included in this Proxy Statement.

Human Resources Committee Interlocks and Insider Participation

The members of the Human Resources Committee in 2017 were Ms. Munro, Drs. Cortese and Herberger and Messrs. Fox and Lopez. None of the members of the Human Resources Committee is or has been an officer or employee of the Company or any of its subsidiaries and no executive officer of the Company served on the compensation committee or board of any company that employed, or had as an officer, any member of the Human Resources Committee or the Board.

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Directors' Compensation

Compensation of the directors for 2017 was as follows:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Donald E. Brandt(3)	0	0	0	0	0

Denis A. Cortese, M.D.	100,000	110,255	0	0	210,255

Richard P. Fox	100,000	110,255	5,455	0	215,710

Michael L. Gallagher	112,500	110,255	97,384	0	320,139

Roy A. Herberger, Jr., Ph.D.	112,500	110,255	47,626	0	270,381

Dale E. Klein, Ph.D.	100,000	110,255	0	0	210,255

Humberto S. Lopez	112,500	110,255	112,137	0	334,892

Kathryn L. Munro	125,000	110,255	19,667	0	254,922

Bruce J. Nordstrom	112,500	110,255	54,134	0	276,889

Paula J. Sims	100,000	110,255	0	0	210,255

David P. Wagener	100,000	110,255	0	0	210,255

(1)
In accordance with FASB ASC Topic 718, this amount reflects the aggregate grant date fair value of the stock awards. On May 17, 2017, all of the directors at that time received a grant of either common stock or stock units ("SUs"), based on an election previously delivered to the Company. All directors received common stock except for Messrs. Fox and Gallagher, Drs. Herberger and Klein, and Ms. Munro, who each received SUs. Under the terms of the SUs, Dr. Klein will receive 100% of the SUs in cash and the other directors will receive 50% of the SUs in cash and 50% of the SUs in common stock on the last business day of the month following the month in which they separate from service on the Board. The number of shares of common stock or SUs granted was 1,311, and the grant date fair value of each share of common stock or SU is $84.10, which was the closing stock price on May 16, 2017. As of December 31, 2017, the following directors had the following outstanding RSU or SU awards: Mr. Fox — 2,820; Mr. Gallagher — 13,238; Dr. Herberger — 9,888; Dr. Klein — 13,289; and Ms. Munro — 11,244.

(2)
The Company does not have a pension plan for directors. The amount in this column consists solely of the above-market portion of annual interest accrued under a deferred compensation plan pursuant to which directors may defer all or a portion of their Board fees. See the discussion of the rates of interest applicable to the deferred compensation program under "Discussion of Nonqualified Deferred Compensation".

(3)
Mr. Brandt is a NEO and his compensation is set forth in the Summary Compensation Table. Only non-management directors are compensated for Board service.

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Discussion of Directors' Compensation

The Human Resources Committee makes recommendations to the Board for compensation, equity participation, and other benefits for directors. The director compensation program consists of the following components:

COMPENSATION COMPONENT	AMOUNT ($)

Annual Retainer	100,000
Audit Committee, Human Resources Committee, Finance Committee, and Nuclear and Operating Committee Chairs Annual Retainers	12,500
Lead Director Annual Retainer (Lead Director serves as Chair of Corporate Governance Committee for no additional compensation)	25,000
Annual Equity Grant	Shares with a value of approximately $110,000 on the grant date

Directors had an option to either receive the stock grant on May 17, 2017 or defer the receipt until a later date. A director who elected to defer his or her receipt of stock received SUs in lieu of the stock grant. Those directors who elected to receive SUs were able to elect to receive payment for the SUs in either (1) stock or (2) 50% in stock and 50% in cash. The directors also elected whether to receive these payments either (1) as of the last business day of the month following the month in which the director separates from service on the Board, or (2) as of a date specified by the director, which date must be after December 31 of the year in which the grant was received. The SUs accrue dividend rights equal to the amount of dividends the director would have received if the director had directly owned one share of our common stock for each SU held, plus interest at the rate of 5% per annum, compounded quarterly. The manner of payment for the dividends and interest will be based on the director's election for payment of the SUs.

Directors of Pinnacle West also serve on the APS Board of Directors for no additional compensation. The Company reimburses Board members for expenses associated with Board meetings and director education programs.

The 2012 Plan was amended in 2017 to add an overall limit to non-employee directors' compensation. The value of equity grants (based on the grant date value) plus the aggregate amount of cash fees earned or paid is limited to $500,000 per calendar year.

A comparison against the compensation programs of a peer group is generally performed every two years, and a study was last performed in December 2017 using the peer group that we used in setting 2018 executive compensation, at which time the Board approved increasing the value of the annual retainer from $100,000 to $105,000, the annual equity grant from $110,000 to $120,000, the committee chair retainers from $12,500 to $15,000 including instituting a committee chair retainer for the chair of the Corporate Governance Committee, and the Lead Director annual retainer from $25,000 to $30,000. These changes will go into effect in May 2018. The Consultant reviewed the study, validated the methodology, and concluded that the new amounts were within the competitive range.

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Directors' Compensation

Director Stock Ownership Policy

The Company believes that directors should have a meaningful financial stake in the Company to align their personal financial interests with those of the Company's shareholders.

In January 2010, the Board adopted a revised stock ownership policy for non-management directors. Each director is required to hold or control Company common stock, RSUs, or SUs with a value of at least three times the annual cash retainer fee paid to directors. Directors will have until the later of January 2013 or three-years following the date they become a director to reach the required ownership level. A director may not pledge, margin, hypothecate, hedge, or otherwise grant an economic interest in any shares of Company stock while serving as a director whether or not his or her ownership requirement is met. This restriction shall extend to the purchase or creation of any short sales, zero-cost collars, forward sales contracts, puts, calls, options or other derivative securities in respect of any shares of Company stock. The Corporate Governance Committee may grant exceptions to this policy for hardship or other special circumstances.

All of the directors are in compliance with the Director Stock Ownership Policy.

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Proposal 2 — Advisory Vote on Executive Compensation

Section 14A of the Exchange Act requires U.S. public corporations to provide for an advisory (non-binding) vote on executive compensation. As discussed in more detail in our CD&A and the accompanying tables and narrative, the Company has designed its executive compensation program to align executives' interests with those of our shareholders, make executives accountable for business and individual performance by putting pay at risk, and attract, retain and reward the executive talent required to achieve our corporate objectives and to increase long-term shareholder value. We believe that our compensation policies and practices promote a pay at risk philosophy and, as such, are aligned with the interests of our shareholders.

In deciding how to vote on this say-on-pay proposal, the Board points out the following factors, many of which are more fully discussed in the CD&A:

•
Our Human Resources Committee has designed the compensation packages for our NEOs to depend significantly on putting pay at risk by tying pay to the achievement of goals that the Human Resources Committee believes drive long-term shareholder value;

•
The Company had a highly successful year in 2017, as discussed in the Proxy Statement Summary;

•
Our pay practices are designed to encourage management to not take unacceptable risks;

•
We engage in periodic structural reviews of our compensation programs and policies; and

•
We believe that the Company's executive compensation program is well suited to promote the Company's objectives in both the short- and long-term.

The Board endorses the Company's executive compensation program and recommends that the shareholders vote in favor of the following resolution:

    RESOLVED, that the compensation paid to the Company's Named Executive Officers as disclosed in this Proxy Statement in the CD&A, the compensation tables and the narrative discussion, is hereby approved.

Because your vote is advisory, it will not be binding upon the Human Resources Committee or the Board. However, we value our shareholders' opinions, and we will consider the outcome of the vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

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PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY

The Audit Committee has appointed D&T as the Company's independent accountants for the year ending December 31, 2018 and, as a matter of good corporate governance, has directed management to submit such appointment for ratification by the shareholders at the Annual Meeting. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the shareholders' best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
FOR THE YEAR ENDING DECEMBER 31, 2018

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Accounting and Auditing Matters

The Independent Accountants

The Audit Committee evaluates the selection of the independent accountants each year, and has appointed D&T, independent accountants, to examine the Company's financial statements for the year ending December 31, 2018, and, pursuant to Proposal 3, has requested shareholder ratification of this appointment. The Audit Committee has discussed the qualifications and performance of D&T and believes that the continued retention of D&T to serve as the Company's independent accountants is in the best interest of the Company and its shareholders.

In making the determination to retain D&T for 2018, the Audit Committee considered, among other things:

•
D&T's technical expertise, particularly with respect to the complex area of utility regulatory accounting;

•
Management's and D&T's review of D&T's historical and recent performance;

•
The quality and candor of D&T's communications with the Audit Committee and management;

•
D&T's independence and tenure as our auditor, including the benefits and independence risks of having a long-tenured auditor and controls and processes that help ensure D&T's independence (see the additional information below);

•
How effectively D&T demonstrated its independent judgment, objectivity, and professional skepticism;

•
External data on audit quality and performance, including the annual Public Company Accounting Oversight Board ("PCAOB") report on D&T, which is reported on by D&T, and reviewed by the Audit Committee; and

•
The fees paid to D&T, which are reviewed and approved by the Audit Committee and then monitored by the Audit Committee throughout the year.

D&T served as the Company's independent accountants for the year ended December 31, 2017. Representatives of that firm are expected to participate in the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Benefits of a Long-Tenured Independent Accountant

D&T has served as the independent accountant for Pinnacle West since its inception in 1985, and APS since 1932. The Committee carefully considered the tenure of D&T as our

2018 Proxy Statement      |           105

Accounting and Auditing Matters

independent accountants in making its decision to select D&T as the independent accountant for 2018, including the following benefits that come with long-tenure:

•
Through more than 80 years of experience with the Company and APS, Deloitte has gained institutional knowledge of and deep expertise regarding our business operations, including the complexities of a business that is highly regulated at both the state and federal level, our accounting policies and practices and our internal controls over financial reporting; and

•
Bringing on a new auditor requires a significant time commitment that could result in additional costs to the Company as well as distract management's focus on financial reporting and internal controls.

Accountant's Independence Controls

In further making its selection of D&T as the independent accountant for 2018, the Committee took into account the following controls over D&T:

•
The Audit Committee's oversight of D&T, which included meeting with D&T at every regular in-person meeting in 2017, private meetings from time to time as requested by the Audit Committee members, and a committee-directed process for selecting the lead partner;

•
Pre-approval policies of all services performed by D&T for the Company, and allowing the engagement of D&T only when the Audit Committee or its Chair believes D&T is best suited for the job;

•
D&T conducts periodic internal quality reviews of its audit work and rotates lead partners every five years; and

•
As an independent public accounting firm, D&T is subject to PCAOB inspections, independent peer reviews, and PCAOB and SEC oversight.

Pre-Approval Policies

As part of its oversight responsibility with respect to the independent accountants and in order to assure that the services provided by the independent accountants do not impair the independent accountants' independence, the Audit Committee has established pre-approval policies with respect to work performed by D&T for the Company. Under that policy, the Audit Committee pre-approves each audit service and non-audit service to be provided by D&T. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and non-audit services to be performed by D&T if the services are not expected to cost more than $50,000. Each audit and non-audit service presented to the Chair for pre-approval must be described in sufficient detail so that the Chair knows precisely what services the Chair is being asked to pre-approve so that he can make a well-reasoned assessment of the impact of the service on the independent accountants' independence. The Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services performed by D&T in 2017 for the Company were pre-approved by either the Audit Committee or the Chair of the Audit Committee consistent with the pre-approval policy.

106            |      2018 Proxy Statement

Accounting and Auditing Matters

Audit Fees

The following fees were paid to D&T for the last two fiscal years:

TYPE OF SERVICE	2016 ($)	2017 ($)

Audit Fees(1)	2,687,407	2,813,182
Audit-Related Fees(2)	351,121	366,083
Tax Fees	0	0
All Other Fees	0	0

(1)
The aggregate fees billed for services rendered for the audit of annual financial statements and for review of financial statements included in Reports on Form 10-Q.

(2)
The aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not included in Audit Fees reported above, which primarily consist of fees for employee benefit plan audits performed in 2017 and 2016.

2018 Proxy Statement      |           107

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors. Each member meets the NYSE financial literacy requirements, and Messrs. Fox and Nordstrom are "audit committee financial experts" under the SEC rules.

In accordance with its written charter adopted by the Board, the primary function of the Audit Committee is to assist Board oversight of: (a) the integrity of the Company's financial statements; (b) the independent accountants' qualifications and independence; (c) the performance of the Company's internal audit function and independent accountants; and (d) compliance by the Company with legal and regulatory requirements.

The Audit Committee reports as follows:

1.
The Audit Committee has discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2017, with the Company's management and the independent accountants, D&T. The Audit Committee is directly responsible for the oversight of the Company's independent accountants. Management is responsible for the Company's financial reporting process, including the Company's system of internal controls and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for auditing and rendering an opinion on those financial statements, as well as auditing certain aspects of the Company's internal controls. The Audit Committee's responsibility is to monitor these processes.

2.
The Audit Committee has discussed with D&T the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as amended, and as adopted by the PCAOB.

3.
The Audit Committee has obtained from D&T and reviewed the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence. The Committee discussed with D&T any relationships that may impact D&T's objectivity and independence and satisfied itself as to the accountants' independence.

4.
Based on the foregoing, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

AUDIT COMMITTEE CHAIR Bruce J. Nordstrom	AUDIT COMMITTEE MEMBERS Denis A. Cortese, M.D. Richard P. Fox Dale E. Klein, Ph.D. Humberto S. Lopez David P. Wagener

108            |      2018 Proxy Statement

HELPFUL RESOURCES
Our Company

Pinnacle West Capital Corporation:
http://www.pinnaclewest.com
APS:
http://www.APS.com
Annual Meeting

Annual meeting online:
http://www.virtualshareholdermeeting.com/PNW
Proxy materials:
http://www.proxyvote.com
Board of Directors

Pinnacle West Board:
http://www.pinnaclewest.com/about-us/corporate-governance/board-of-directors/
Board Committees:
Audit Committee Charter:
http://www.pinnaclewest.com/about-us/corporate-governance/committee-summary/audit-committee/
Corporate Governance Committee Charter:
http://www.pinnaclewest.com/about-us/corporate-governance/committee-summary/corporate-governance-committee
Finance Committee Charter:
http://www.pinnaclewest.com/about-us/corporate-governance/committee-summary/finance-committee
Human Resources Committee Charter:
http://www.pinnaclewest.com/about-us/corporate-governance/committee-summary/human-resources-committee/
Nuclear and Operating Committee Charter:
http://www.pinnaclewest.com/about-us/corporate-governance/committee-summary/nuclear-and-operating-committee/
Governance Documents

Code of Ethics and Business Practices:
http://www.pinnaclewest.com/about-us/corporate-governance/code-of-ethics-and-business-practices/
Code of Ethics for Financial Executives:
http://www.pinnaclewest.com/about-us/corporate-governance/code-of-ethics-for-financial-executives/
Corporate Governance Guidelines:
http://www.pinnaclewest.com/about-us/corporate-governance/corporate-governance-guidelines/
Other

Corporate Responsibility Report:
http://www.pinnaclewest.com/corporate-responsibility/
Political Participation Policy:
http://www.pinnaclewest.com/about-us/corporate-governance/Political-Participation-Policy

The information contained in these documents and websites are not incorporated by reference.

2018 Proxy Statement      |           109

This Proxy Statement contains forward-looking statements based on current expectations. These forward-looking statements are often identified by words such as "estimate," "predict," "may," "believe," "plan," "expect," "require," "intend," "assume" and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and is available on our website at pinnaclewest.com, which you should review carefully before placing any reliance on our forward-looking statements or disclosures. We assume no obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

110            |      2018 Proxy Statement

VIEW MATERIALS & VOTE SCAN TO PINNACLE WEST CAPITAL CORPORATION ATTN: JACQUE PATTERSON 400 NORTH FIFTH STREET, STA 8602 PHOENIX, AZ 85004 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PNW You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36330-P01184-Z71649 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PINNACLE WEST CAPITAL CORPORATION The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) Donald E. Brandt Denis A. Cortese, M.D. Richard P. Fox Michael L. Gallagher Dale E. Klein, Ph.D. 06) 07) 08) 09) 10) Humberto S. Lopez Kathryn L. Munro Bruce J. Nordstrom Paula J. Sims David P. Wagener For Against Abstain The Board of Directors recommends you vote FOR proposal 2: ! For ! Against ! Abstain 2. Advisory vote to approve executive compensation as disclosed in the 2018 Proxy Statement. The Board of Directors recommends you vote FOR proposal 3: ! ! ! 3. Ratify the appointment of the independent accountants for the year ending December 31, 2018. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Dear Shareholders, The 2018 Annual Meeting of Shareholders of Pinnacle West Capital Corporation will be held on May 16, 2018, at 10:30 a.m., Mountain Standard Time. Shareholders may participate in the Annual Meeting by logging into the following web site www.virtualshareholdermeeting.com/PNW. At the meeting, shareholders will be asked to: (i) elect ten (10) directors to serve on the Board until the 2019 Annual Meeting; (ii) vote on an advisory resolution to approve executive compensation as disclosed in the 2018 Proxy Statement; and (iii) ratify the appointment of the independent accountants for the year ending December 31, 2018. Your vote is important and you may vote this proxy in one of three ways - by Internet, by telephone, or by mail. The reverse side of this letter provides voting information for all three methods. Sincerely, Diane Wood Corporate Secretary IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. E36331-P01184-Z71649 P_R_O_X_Y — P_in_n_a_cl_e_W_e_s_t_C_a_p_it_al_C_o_r_p_o_ra_t_io_n Notice of the 2018 Annual Meeting of Shareholders Proxy Solicited on behalf of the Board of Directors for the Annual Meeting on May 16, 2018 The undersigned hereby appoints Donald E. Brandt and Jeffrey B. Guldner, individually and together, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the "Company") to be held on May 16, 2018 at ten-thirty a.m. (10:30 a.m.), Mountain Standard Time, and at any adjournment or postponement thereof, and to vote as specified in this proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting. If the undersigned has voting rights with respect to shares of Company common stock under the Pinnacle West Capital Corporation Savings Plan (the "Plan"), then the undersigned hereby directs the trustee of the Plan to vote the shares equal to the number of share equivalents allocated to the undersigned's account under the Plan on all matters properly coming before the Annual Meeting, and at any adjournment or postponement thereof, in accordance with the instructions given herein. Shares under the Plan for which instructions are not received by midnight on May 13, 2018, will be voted by the trustee in accordance with the plan and trust documents. This proxy will be considered to be confidential voting instructions to the Plan trustee and to any entity acting as tabulating agent for the Plan trustee. ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THOSE SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Items to be voted appear on reverse side.) Address Changes/Comments: